                                    AGREEMENT


                              Dated 16th April, 1999


                               U.S.$10,500,000,000

                       TERM AND REVOLVING CREDIT FACILITY

                                       for

                               VODAFONE GROUP Plc

                                       and

                          AIRTOUCH COMMUNICATIONS, INC.

                                   arranged by

                      BANK OF AMERICA INTERNATIONAL LIMITED
                            BANQUE NATIONALE DE PARIS
                                BARCLAYS CAPITAL
                                 CITIBANK, N.A.
                             DEUTSCHE BANK AG LONDON
                           GOLDMAN SACHS INTERNATIONAL
                            GREENWICH NATWEST LIMITED
                            HSBC INVESTMENT BANK plc
                                   ING BARINGS
                         NATIONAL AUSTRALIA BANK LIMITED


                                       and

                      WESTDEUTSCHE LANDESBANK GIROZENTRALE

                                      with

                          NATIONAL WESTMINSTER BANK Plc
                                  as Agent and
                              U.S. Swingline Agent






                                  ALLEN & OVERY
                                     London

                                      INDEX

CLAUSE                                                                                                     PAGE
                                                                                                           ----
1.       Interpretation.......................................................................................1
2.       The Facilities......................................................................................21
3.       Purpose.............................................................................................25
4.       Conditions Precedent................................................................................25
5.       Advances............................................................................................27
6.       Repayment...........................................................................................30
7.       Prepayment and Cancellation.........................................................................32
8.       Interest............................................................................................36
9.       Payments............................................................................................42
10.      Taxes...............................................................................................44
11.      Market Disruption...................................................................................48
12.      Increased Costs.....................................................................................49
13.      Illegality and Mitigation...........................................................................51
14.      Guarantee...........................................................................................51
15.      Representations and Warranties......................................................................54
16.      Undertakings........................................................................................58
17.      Financial Covenants.................................................................................62
18.      Default.............................................................................................66
19.      The Agents and the Arrangers........................................................................69
20.      Fees................................................................................................74
21.      Expenses............................................................................................76
22.      Stamp Duties........................................................................................76
23.      Indemnities.........................................................................................77
24.      Evidence and Calculations...........................................................................79
25.      Amendments and Waivers..............................................................................80
26.      Changes to the Parties..............................................................................81
27.      Disclosure of Information...........................................................................85
28.      Set-off.............................................................................................85
29.      Pro Rata Sharing....................................................................................86
30.      Severability........................................................................................87
31.      Counterparts........................................................................................87
32.      Notices.............................................................................................87
33.      Language............................................................................................88
34.      Jurisdiction........................................................................................89
35.      Governing Law.......................................................................................90

SCHEDULE                                                                                                    PAGE
                                                                                                            ----
1.       Part I -Lenders and Commitments.....................................................................91
         Part II -Swingline Lenders and Swingline Commitments................................................92
2.       Conditions Precedent Documents......................................................................93
         Part I -To be Delivered before the First Advance....................................................93
         Part II -To be Delivered by AirTouch if it becomes an Additional Guarantor..........................95
         Part III -To be Delivered by an Additional Guarantor (other than AirTouch)..........................97
3.       Calculation of the Mandatory Cost...................................................................99
4.       Form of Request....................................................................................101
5.       Forms of Accession Documents.......................................................................103
         Part I -Novation Certificate.......................................................................103
         Part II -Guarantor Accession Agreement.............................................................105
         Part III -Form of Borrower Novation Agreement......................................................106
6.       Form of Confidentiality Undertaking from New Lender................................................108

SIGNATORIES.................................................................................................111

THIS AGREEMENT is dated [ ]April, 1999 and made BETWEEN:

(1) VODAFONE GROUP Plc (Registered number 1833679) and AIRTOUCH COMMUNICATIONS, INC. as borrowers (the "BORROWERS");

(2) BANK OF AMERICA INTERNATIONAL LIMITED, BANQUE NATIONALE DE PARIS, BARCLAYS CAPITAL, CITIBANK, N.A., DEUTSCHE BANK AG LONDON, GOLDMAN SACHS INTERNATIONAL, GREENWICH NATWEST LIMITED, HSBC INVESTMENT BANK plc, ING BARINGS, NATIONAL AUSTRALIA BANK LIMITED (ACN OO4 044 937), and WESTDEUTSCHE LANDESBANK GIROZENTRALE as arrangers (in this capacity the "ARRANGERS");

(3)      THE FINANCIAL INSTITUTIONS listed in Part I of Schedule 1 as Lenders;

(4)      NATIONAL WESTMINSTER BANK Plc as agent (in this capacity the "AGENT");
         and

(5) NATIONAL WESTMINSTER BANK Plc as U.S. swingline agent (in this capacity the "U.S. SWINGLINE AGENT").

IT IS AGREED as follows:

1.       INTERPRETATION

1.1      DEFINITIONS

         In this Agreement:

         "ACQUISITION"

         means the acquisition of any interest in the share capital (or equivalent) or in the business or undertaking of any company or other person (including, without limitation, any partnership or joint venture).

         "ADDITIONAL GUARANTOR"

         means AirTouch or any member of the Group if AirTouch or such member of the Group at such time has become a Guarantor in accordance with Clause
         26.4 (Additional Guarantors) and has not been released in accordance with Clause 14.9 (Removal of Guarantors).

         "ADVANCE"

         means a Tranche A Advance, a Tranche B Advance, a Tranche C Advance or a Swingline Advance.

         "AFFILIATE"

         (a) means a Subsidiary or a holding company (as defined in Section 736 of the Companies Act 1985) of a person and any other Subsidiary of that holding company; and

         (b) for the purposes of this Agreement Goldman Sachs International Bank and Goldman Sachs Credit Partners, L.P. will be treated as Affiliates of each other.

         "AGENT'S SPOT RATE OF EXCHANGE"

         means the spot rate of exchange as determined by the Agent for the purchase of the relevant Optional Currency in the London foreign exchange market with U.S. Dollars at or about 9:00 a.m. on a particular day.

         "AGREED PERCENTAGE"

         means in relation to a Lender and a Swingline Advance, the amount of its Tranche C Commitment expressed as a percentage of the Tranche C Total Commitments.

         "AIRTOUCH"

         means AirTouch Communications, Inc.

         "AIRTOUCH GROUP"

         means AirTouch and its Subsidiaries.

         "ANNIVERSARY"

         means an anniversary of the Signing Date.

         "ASSET DISPOSAL"

         means any sale, transfer, grant, lease or other disposal of an asset (including, but not limited to, a disposal of any interest in any Subsidiary or Affiliate) by any member of the Group to a person outside the Group made after the Signing Date.

         "BACK TO BACK LOAN"

         means any Financial Indebtedness made available to a member of the Restricted Group to the extent that the economic exposure of the creditor in respect of that Financial Indebtedness (taking any related transactions together) is reduced by reason of that creditor:

         (a) having recourse directly or indirectly to a deposit of cash or cash equivalent investments beneficially owned by any member of the Restricted Group placed, as part of a related transaction, with that creditor (or an affiliate of that creditor) or a financial institution approved by that creditor; or

         (b) having granted a funded sub-participation or similar arrangement to a member of the Restricted Group.

         "BORROWERS' AGENT"

         means Vodafone.

         "BUSINESS DAY"

         means a day (other than a Saturday or Sunday) on which banks and the interbank and foreign exchange markets are open for business in:

(a)      London; and

(b)      if a payment is required in U.S. Dollars, New York,

         but, in relation to a rate fixing for euros, means a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer System (TARGET) is operating.

         "COMMITMENT"

         means, in respect of a Lender, the aggregate of its Tranche A Commitment, its Tranche B Commitment and its Tranche C Commitment (including its Swingline Commitment, if applicable, but without double counting), in each case to the extent not transferred, cancelled or reduced under or in accordance with this Agreement.

         "CONTROLLED GROUP"

         means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with any Obligor, are treated as a single employer under
         Section 414(b) or (c) of the U.S. Code.

         "DEFAULT"

         means an Event of Default or an event which, with the expiry of any grace period or giving of any notice specified in Clause 18.2, 18.3, 18.5, 18.6, 18.8 or 18.10 would constitute an Event of Default.

         "DRAWDOWN DATE"

         means the date for the making of an Advance.

         "EMU"

         means Economic and Monetary Union as contemplated by the Treaty.

         "EMU LEGISLATION"

         means legislative measures of the European Council for the introduction of, changeover to, or operation of, a single or unified European currency.

         "ERISA"

         means the U.S. Employee Retirement Income Security Act of 1974, as amended, and any rule or regulation issued thereunder from time to time in effect.

         "EURO" OR "EUROS"

         means the single currency introduced on 1st January, 1999 as contemplated by the Treaty.

         "EURO UNIT"

         means a unit of the euro as defined in EMU legislation.

         "EVENT OF DEFAULT"

         means an event specified as such in Clause 18 (Default).

         "FACILITY"

         means any of the facilities to draw Tranche A Advances, Tranche B Advances, Tranche C Advances or Swingline Advances referred to in Clause 2.1 (Facilities).

         "FACILITY OFFICE"

         means the office(s) notified by a Lender to the Agent:

         (a)      on or before the date it becomes a Lender; or

         (b)      by not less than five Business Days' notice,

         as the office(s) through which it will perform all or any of its obligations under this Agreement.

         "FEDERAL FUNDS RATE"

         means, on any day:

         (a) the rate per annum determined by the U.S. Swingline Agent to be the Federal Funds Rate (as published by the Federal Reserve Bank of New York) at or about 1.00 p.m. (New York City time) on that day; or

         (b) if such rate is not published at such time, the rate for such day will be the arithmetic mean as determined by the Swingline Agent of the rates for the last transaction in overnight Federal funds arranged prior to noon (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Swingline Agent.

         "FEE LETTERS"

         means each letter dated on or about the Signing Date:

         (a)      between the Agent and Vodafone; and

         (b)      between the Arrangers and Vodafone,

         in each case setting out the amount of various fees referred to in Clause 20 (Fees).

         "FINAL MATURITY DATE"

         means the fifth Anniversary.

         "FINANCE DOCUMENT"

         means this Agreement, each Fee Letter, Novation Certificate, and Guarantor Accession Agreement, a Borrower Novation Agreement (as defined in Clause 26.5(b)(iv) (Novation of

         AirTouch's obligations)) and any other document agreed in writing as such by the Agent and the Borrowers' Agent.

         "FINANCE PARTY"

         means an Arranger, a Lender, the Agent or the U.S. Swingline Agent.

         "FINANCIAL INDEBTEDNESS"

         means any indebtedness in respect of:

         (a) moneys borrowed or raised;

         (b) any debenture, bond, note, loan stock, commercial paper or similar instrument;

         (c) any acceptance credit, bill-discounting, note purchase or documentary credit facility;

         (d) any finance lease;

         (e) any receivables purchase, factoring or discounting arrangement under which there is recourse in whole or in part to any member of the Group;

         (f) any other transaction having the commercial effect of a borrowing or other raising of money entered into by a person to finance its business or operations or capital requirements; or

         (g) any guarantees or other legally binding assurance against financial loss in respect of the indebtedness of any person arising under an obligation falling within (a) to (f) above,

         but without double counting and excluding preference shares redeemable only after the Final Maturity Date.

         "GROUP"

         means Vodafone and its Subsidiaries.

         "GUARANTOR"

         means each of:

         (a)      Vodafone; and

         (b)      each Additional Guarantor.

         "GUARANTOR ACCESSION AGREEMENT"

         means a deed substantially in the form of Part II of Schedule 5 or with such amendments as the Agent may approve (such approval not to be unreasonably withheld or delayed) or may reasonably require.

         "HOLDING COMPANY"

         means in relation to a person, an entity of which that person is a Subsidiary.

         "INFORMATION MEMORANDUM"

         means the Information Memorandum dated 1st March, 1999 prepared by Vodafone and delivered to the Arrangers in connection with this Agreement.

         "INTEREST DATE"

         means the last day of an Interest Period.

         "INTEREST PERIOD"

         in respect of a Tranche B Advance or a Term-out Advance, has the meaning given to it in Clause 8.1 (Selection of Interest Periods for Tranche B and Term-out Advances).

         "LENDER"

         means a financial institution or other entity listed in Part I or Part II of Schedule 1 or a transferee, successor or assign of such financial institution or other entity which is for the time being participating in the Facilities.

         "LIBOR"

         means in relation to any Advance or unpaid sum:

         (a) the rate per annum of the offered quotation for deposits in the currency of the relevant Advance or unpaid sum for a period equal or comparable to the required period which appears on Telerate Page 3750 or Telerate Page 3740 (as appropriate) at or about 11.00 a.m. on the applicable Rate Fixing Day; or

         (b) if the rate cannot be determined under paragraph (a) above, or in the case of an Advance (or Advances drawn down or rolled over on the same day) exceeding U.S.$5,000,000,000 or equivalent during the Primary Syndication Period and U.S.$4,000,000,000 or equivalent thereafter, the rate expressed as a percentage determined by the Agent to be the arithmetic mean (rounded upwards, if necessary, to the nearest five decimal places) of the respective rates notified to the Agent by each of the Reference Banks quoting (provided that at least two Reference Banks are quoting) as the rate at which it is offered deposits in the required currency and for the required period by prime banks in the London interbank market at or about 11.00 a.m. on the Rate Fixing Day for such period, and for the purposes of this definition:

         (i) "REQUIRED PERIOD" means the applicable Interest Period for a Tranche B Advance or Term-out Advance, the Term of such Advance for Tranche A Advances (except Term-out Advances) and Tranche C Advances, or the period in respect of which LIBOR falls to be determined in relation to any unpaid sum; and

         (ii) "TELERATE PAGE 3750" means the display designated as Page 3750, and "TELERATE PAGE 3740" means the display designated as Page 3740, in each case on the Telerate Service (or such other pages as may replace page 3750 or Page 3740 on that service or such other service as may be nominated by the British Bankers' Association (including the Reuters Screen) as the information vendor for the purposes of displaying British Bankers' Association Interest Settlement Rates for deposits in the currency concerned).

         "MAJORITY LENDERS"

         means, at any time:

         (a) Lenders whose Commitments aggregate more than 66 2/3 per cent. of the Total Commitments; or

         (b) if the Total Commitments have been reduced to zero, Lenders whose Commitments aggregated more than 66 2/3 per cent. of the Total Commitments immediately before the reduction.

         "MANDATORY COST"

         means in relation to an Advance (other than a Swingline Advance), the cost (if any) of compliance with the cash ratio deposit requirements of the Bank of England and the amount (if any) of fees payable to the Financial Services Authority during its Term or Interest Period, determined in accordance with Schedule 3.

         "MARGIN"

         in relation to a Tranche at any time means the percentage rate per annum determined to be the Margin applicable to that Tranche in accordance with Clause 8.6 (Margin and commitment fee).

         "MATURITY DATE"

         means the last day of the Term of:

         (a)      a Tranche A Advance (except a Term-out Advance);

         (b)      a Tranche C Advance; or

         (c)      a Swingline Advance,

         and, in the case of a Term-out Advance, means the date specified as such in the Request for that Advance.

         "MERGER"

         means the merger of Apollo Merger Sub, Inc. (a wholly owned Subsidiary of Vodafone) with AirTouch in accordance with the Merger Agreement.

         "MERGER AGREEMENT"

         means the agreement and plan of merger between Vodafone, AirTouch and Apollo Merger Sub, Inc. (a wholly owned Subsidiary of Vodafone) dated 15th January, 1999, providing for the merger of Apollo Merger Sub, Inc. with and into AirTouch.

         "MERGER DATE"

         means the date the Merger becomes effective in accordance with Section
         1.2.2 of the Merger Agreement.

         "MOODY'S"

         means Moody's Investors' Services, Inc.

         "MULTIEMPLOYER PLAN"

         means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA to which any Obligor or any member of the Controlled Group has an obligation to contribute.

         "NATIONAL CURRENCY UNIT"

         means the unit of currency (other than a euro unit) of a Treaty
         Country.

         "NET AVAILABLE PROCEEDS"

         means, in relation to any Asset Disposal, such part of the Net Cash Proceeds as any Borrower is able lawfully to apply in prepayment of Advances and, in the case of any such disposal effected by any Subsidiary of Vodafone other than a Borrower, such part of the Net Cash Proceeds as:

         (a) such Subsidiary would be able lawfully to make available, directly or indirectly, to any Borrower to enable it to make such application;

         (b)      that Borrower is able lawfully to so apply;

         (c) in the case of a disposal outside the United Kingdom or United States, Vodafone has reasonably determined can be repatriated to a Borrower in order to apply the same in prepayment of Advances without breaching any relevant exchange control or similar restrictions in the country where the Net Cash Proceeds are received or receivable by the relevant member of the Group, provided that in each case the relevant member of the Group takes all steps that are reasonably open to it to obtain any exchange control clearance or other consents, permits, authorisations or licences which are required to enable the Net Cash Proceeds to be repatriated to, and applied by, a Borrower in order to effect such a prepayment.

         "NET BOND PROCEEDS"

         means any proceeds (net of fees and expenses) received by or for the account of Vodafone from any bond or capital market debt issue made by or guaranteed by Vodafone or any other member of the Restricted Group which, in the case of a Subsidiary of Vodafone, such

         Subsidiary would be able lawfully to make available to a Borrower to enable it to apply the same in prepayment of Advances and such Borrower is able lawfully so to apply.

         "NET CASH PROCEEDS"

         means, in relation to any Asset Disposal, (i) the cash proceeds of such disposal actually received by the member of the Group concerned from a person outside the Group and (ii) as at the date of actual receipt thereof by the relevant member of the Group, any deferred cash consideration relating to such disposal from a person outside the Group, LESS:

         (a) all legal, title, registration and recording and other taxes and expenses, commissions, costs, fees and expenses incidental to, incurred on and fairly attributable to, that Asset Disposal;

         (b) such amount as Vodafone shall reasonably consider necessary as provision against the liability of any member of the Group to pay any tax arising as a result of that Asset Disposal;

         (c) in the case of a disposal effected by a Subsidiary of Vodafone, such provision as Vodafone shall reasonably consider necessary for all costs and taxes incurred by the Group and fairly attributable to up-streaming the cash or cash equivalent proceeds or making any distribution to enable them to reach a Borrower (including, without limitation, the repayment of Financial Indebtedness related to the assets the subject of the Asset Disposal which are required to be repaid in order to complete the Asset Disposal);

         (d) in the case of a disposal by a Subsidiary that is not a wholly owned Subsidiary of Vodafone, the pro rata share of such cash proceeds attributable to the minority interests in that Subsidiary; and

         (e) in the case of a disposal comprising a finance lease as described in Clause 16.8(f) (Priority borrowings), future rental payments (and any other amounts deducted under paragraphs (a) to (d) above).

         "NEW YORK BUSINESS DAY"

         means a day (other than a Saturday or Sunday) on which banks are open for business in New York.

         "NOVATION CERTIFICATE"

         has the meaning given to it in Clause 26.3(a)(i) (Procedure for novations).

         "OBLIGOR"

         means each Borrower and each Guarantor.

         "OPTIONAL CURRENCY"

         means, in relation to any Advance or proposed Advance, Sterling or euros.

         "ORIGINAL DOLLAR AMOUNT"

         means:

         (a)      the principal amount of an Advance denominated in U.S.
                  Dollars; or

         (b) the principal amount of an Advance denominated in any other currency, translated into U.S. Dollars on the basis of the Agent's Spot Rate of Exchange on the date of receipt by the Agent of the Request for that Advance.

         "ORIGINAL GROUP ACCOUNTS"

         means the audited consolidated accounts of the Group for the year ended 31st March, 1998.

         "PARTY"

         means a party to this Agreement.

         "PBGC"

         means the Pension Benefit Guaranty Corporation referred to and defined in ERISA, or any successor.

         "PERMITTED SECURITY INTEREST"

         means:

         (a) Security Interests arising out of retention of title provisions or created or subsisting over documents of title, insurance policies (including any export credit agencies' agreements) and sale contracts in relation to commercial goods in each case created or made in the ordinary course of business to secure the purchase price of such goods or loans to finance such purchase price; or

         (b) any Security Interests over any assets acquired by a member of the Restricted Group after the date of this Agreement (or over the assets of any person, except AirTouch and its existing Subsidiaries, that is acquired by and becomes a member of the Restricted Group after the date of this Agreement) provided that:

                  (i) any such Security Interest is in existence before the acquisition and is not created in contemplation of the acquisition; and

                  (ii) to the extent that the aggregate principal amount secured by such Security Interests upon the acquisition is thereafter exceeded (measured in the same currency) such Security Interest shall not fall within this paragraph (b); or

         (c) any Security Interest created for the purpose of securing obligations of Vodafone or any member of the Restricted Group under any agreement (including, without limitation, any agreement under Section 106 of the Town and County Planning Act 1990 or Section 111 of the Local Government Act 1972) entered into with a local or other public authority and related to the development or maintenance of property owned by Vodafone or any member of the Restricted Group; or

         (d) any Security Interest created on or subsisting over any asset held in the Euro-Clear System, Cedelbank or any other securities depository or any clearing house pursuant to the standard terms and procedures of the relevant clearing house applicable in the normal course of trading; or

         (e) any Security Interest which arises in connection with any cash management, set-off or netting arrangements made between banks or financial institutions and any member(s) of the Restricted Group in the ordinary course of business; or

         (f) any Security Interest created in favour of a plaintiff or defendant in any action of the court or tribunal before whom such action is brought as pre-judgement security for costs or expenses where any member of the Restricted Group is prosecuting or defending such action in the bona fide interest of the Group; or

         (g) any Security Interest created pursuant to any order of attachment, distraint, garnishee order, arrestment, adjudication or injunction or interdict restraining disposal of assets or similar legal process arising in connection with pre-judgement court proceedings; or

         (h) any Security Interest which arises by operation of law in the ordinary course of trading and securing an amount not more than 45 days overdue or which is being contested in good faith on the basis of favourable legal advice; or

         (i) any Security Interests over shares in entities which are not members of the Restricted Group which do not secure Financial Indebtedness of the Restricted Group; or

         (j) to the extent they constitute Security Interests (or to the extent that the relevant transaction includes the creation of any Security Interest over the assets which are the subject of the finance lease), finance leases in respect of existing or future assets as contemplated by paragraph (f) of Clause 16.8 (Priority borrowing); or

         (k) any Security Interest comprising a right of set-off which arises by operation of law or by agreement having substantially the same effect; or

         (l) any Security Interest for taxes, assessments or charges not yet due or that are being contested in good faith by appropriate proceedings and (unless the amount thereof is not material to the Group's consolidated financial condition) for which adequate reserves are being maintained (in accordance with generally accepted accounting principles); or

         (m) deposits or pledges to secure obligations under workers' compensation, social security or similar laws, or under unemployment insurance; or

         (n) any Security Interests created with the prior written consent of the Majority Lenders; or

         (o) any Security Interests over deposits of cash or cash equivalent investments securing (directly or indirectly) Financial Indebtedness under (i) finance or structured tax lease arrangements as described in paragraph (b) of Clause
                  16.8 (Priority borrowing) or (ii) Back to Back Loans; or

         (p) any Security Interest (a "SUBSTITUTE SECURITY INTEREST") which replaces any other Security Interest permitted under (a) to
                  (o) above inclusive and which secures an amount not exceeding the principal amount secured by such permitted Security Interest at the time it is replaced together with any interest accruing on such amounts from the date such substitute Security Interest is created or arises and any related fees or expenses provided that the existing Security Interest to be replaced is released and all amounts secured thereby are paid or otherwise discharged in full at or prior to the time of such substitute Security Interest being created or arising; or

         (q) any other Security Interests (in addition to those listed in (a) to (p) above) where the aggregate principal amount secured by all such Security Interests does not exceed
                  (pound)500,000,000 or its equivalent.

         "PLAN"

         means an "employee benefit plan" (as defined in section 3(3) of ERISA).

         "PRIMARY SYNDICATION PERIOD"

         means the period ending on the earlier of:

         (a) the date the Arrangers notify the Borrowers' Agent that general syndication of the Facilities is completed (which the Arrangers shall do as soon as reasonably practicable after completion of general syndication); and

         (b) three months after launch of sub-underwriting of the Facilities.

         "PRIME RATE"

         means the prime commercial lending rate for U.S. Dollars from time to time announced by the U.S. Swingline Agent; each change in the interest rate on a Swingline Advance which results from a change in the Prime Rate becomes effective on the day on which the change in the Prime Rate becomes effective.

         "PRINCIPAL SUBSIDIARY"

         means AirTouch and any Subsidiary of Vodafone which is a member of the Restricted Group whose unconsolidated profits before interest, amortisation and tax exceed 10 per cent. of Consolidated Profits Before Interest, Amortisation and Tax, as determined by reference to the most recent annual audited financial statements of such Subsidiary and the most recent annual audited financial statements of the Group. For the purposes of this definition:

         (a) profits before interest, amortisation and tax of the relevant Subsidiary will be calculated in the same manner as Consolidated Profits Before Interest, Amortisation and Tax in Clause 17.1 (Financial Definitions), but as if references in the definition of Consolidated Profits Before Interest, Amortisation and Tax to the "GROUP" were references to that Subsidiary;

         (b) any Subsidiary of AirTouch which will become a Principal Subsidiary after the Merger Date will be deemed to be a Principal Subsidiary prior to the Merger Date;

         (c) if any Principal Subsidiary sells, transfers or otherwise disposes of the majority of its undertaking or assets (whether by a single transaction or a number of related transactions) to any member of the Restricted Group:

                  (i) that member of the Restricted Group shall be deemed to become a Principal Subsidiary on the date of the relevant sale, transfer or disposal; and

                  (ii) any Principal Subsidiary which sells, transfers or otherwise disposes of the majority of its undertaking or assets (whether by a single transaction or a number of related transactions) shall no longer be a Principal Subsidiary on the date of the relevant sale, transfer or disposal, until the Principal Subsidiaries are next determined from the annual audited financial statements referred to above;

         (d) any Subsidiary of Vodafone which will cease to be a Principal Subsidiary after the Merger Date will, in the period before the Merger Date, be deemed not to be a Principal Subsidiary; and

         (e) during the period from the Merger Date until the first annual audited accounts of the Group (consolidated to include the AirTouch Group) are published, the consolidated profits before interest, amortisation and tax of the AirTouch Group (calculated in the same manner as Consolidated Profits before Interest, Amortisation and Tax in Clause 17.1 (Financial Definitions), but as if references in the definition of Consolidated Profits before Interest, Amortisation and Tax to the "GROUP" were references to the AirTouch Group, and determined by reference to the most recent annual audited accounts of the AirTouch Group) will be added to Consolidated Profits before Interest, Amortisation and Tax (calculated as described in the first paragraph of this definition).

         "QUALIFYING LENDER"

         means a bank or financial institution which is:

         (a) a bank as defined in Section 840A of the Income and Corporation Taxes Act 1988 which is within the charge to corporation tax as regards each payment of interest received by it under this Agreement and which is beneficially entitled to that interest; or

         (b) a person (a "TREATY LENDER") which is (i) resident (as such term is defined in the appropriate double taxation treaty) in a country with which the United Kingdom has an appropriate double taxation treaty under which residents of that country are entitled to complete exemption from United Kingdom tax on interest and is entitled to apply under the Double Taxation Relief (Taxes on Income) (General) Regulations 1970 to have interest paid to its Facility Office without withholding or deduction for or on account of United Kingdom taxation and
                  (ii) does not carry on business in the United Kingdom through a permanent establishment with which the investments under this Agreement in respect of which the interest is paid are effectively connected; and for this purpose "DOUBLE TAXATION TREATY" means any convention or agreement between the government of the United Kingdom and any other government for the avoidance of double taxation and the prevention of fiscal evasion with respect to taxes on income and capital gains.

         "RATE FIXING DAY"

         means:

         (a) the Drawdown Date for an Advance denominated in Sterling (or, in the case of a Tranche B Advance or Term-out Advance denominated in Sterling, the first day of each applicable Interest Period); or

         (b) the second Business Day before the Drawdown Date for an Advance denominated in a currency other than Sterling (or, in the case of a Tranche B Advance or Term-out Advance denominated in a currency other than Sterling, the second Business Day before the first day of each applicable Interest Period), or such other day as the Agent, after consultation with Vodafone and the Lenders, may designate as market practice in the relevant interbank market for leading banks to give quotations in the relevant currency for delivery on the relevant Drawdown Date (or on the first day of the relevant Interest Period).

         "REFERENCE BANKS"

         means, subject to Clause 26.6 (Reference Banks), the principal London offices of National Westminster Bank Plc, Citibank, N.A., Deutsche Bank AG London and HSBC Investment Bank plc.

         "REGULATIONS D, T, U AND X"

         means, respectively, regulations D, T, U and X of the Board of Governors of the Federal Reserve System of the United States (or any successor).

         "RELEVANT TAX"

         means a tax imposed or levied by or in (or by any political sub-division or taxing authority of any of the following):

         (a)      the UK;

         (b) (until AirTouch ceases to be a Borrower in accordance with Clause 26.5 (Novation of AirTouch's obligations)), the United States; or

         (c) any jurisdiction in or through which any payment under the Finance Documents is made.

         "REPORTABLE EVENT"

         means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section with respect to a Plan, excluding, however, such events as to which the PBGC by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided, however, that a failure to meet the minimum funding standard of Section 412 of the U.S. Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the U.S. Code.

         "REQUEST"

         means a request made by a Borrower to utilise a Facility, substantially in the form of Schedule 4 (or in such other form as may be agreed by the Agent and the Borrowers' Agent).

         "REQUESTED AMOUNT"

         means the amount requested in a Request.

         "RESERVE ASSET COSTS"

         means:

         (a) in relation to any Advance for any period, Mandatory Cost (to the extent notified by any Lender in accordance with Clause 8.2(c) (Interest rate for all Advances) as applicable to that Advance);

         (b) in relation to any Advance denominated in U.S. Dollars to AirTouch made available by a United States incorporated Lender or a United States branch of a non-United States incorporated Lender, the cost, if any, notified by that Lender to the Agent as the cost to it of complying with Regulation D attributable to such Advance; and

         (c) in relation to any Advance for any period, the cost, if any, notified by any Lender to the Agent as the cost to it of complying with the reserve asset and other regulatory requirements of the European Central Bank in relation to that Advance or any class of loans of which that Advance forms part, but no Lender is entitled to receive an amount under more than one of the above paragraphs in respect of the same Advance for the same period unless there is a change in, or introduction of, any relevant law or regulation after the Signing Date.

         "RESTRICTED GROUP"

         means Vodafone, AirTouch and any Subsidiary of AirTouch and/or
         Vodafone:

         (a) whose principal operations or assets are located in a Core Jurisdiction; and/or

         (b) whose revenues are primarily generated by operations licensed by telecommunications authorities in Core Jurisdictions,

         but excludes any Subsidiary whose principal business is satellite telecommunications. "CORE JURISDICTIONS" are member states of the European Union as at 31st December, 1998 (being Austria, Belgium, Denmark, Finland, France, Germany, Greece, Ireland, Italy, Luxembourg, Netherlands, Portugal, Spain, Sweden and the UK), Japan, United States, Australia, New Zealand, Canada and Switzerland.

         "ROLLOVER ADVANCE"

         means any Tranche A Advance made during the Tranche A Availability Period or any Tranche C Advance which in either case is drawn down to refinance in whole or in part any outstanding Tranche A Advance or Tranche C Advance where, after making and applying the proceeds of that Advance, no Lender will have an aggregate principal amount outstanding and owed to it under Tranche A or, as the case may be, Tranche C which is greater than the aggregate amount owed to it under that Tranche immediately prior to that Advance being made.

         "S&P"

         means Standard & Poor's Corporation.

         "SECURITY INTEREST"

         means any mortgage, charge, assignment by way of security, pledge, lien or other security interest securing any obligation of any person.

         "SIGNING DATE"

         means the date of this Agreement.

         "SINGLE EMPLOYER PLAN"

         means a Plan which is maintained by any Obligor or any member of the Controlled Group for employees of Vodafone or any member of the Controlled Group.

         "SUBSIDIARY"

         means:

         (a) a subsidiary within the meaning of Section 736 of the Companies Act 1985, as amended by Section 144 of the Companies Act 1989; and

         (b) unless the context otherwise requires, a subsidiary undertaking within the meaning of Section 258 of the Companies Act 1985 (as inserted by Section 21 of the Companies Act
                  1989).

         "SWINGLINE ADVANCE"

         means an advance made to a Borrower by the Swingline Lenders under the Swingline Facility.

         "SWINGLINE AFFILIATE"

         means, in relation to a Lender, any Swingline Lender that is an Affiliate of that Lender and which is notified to the Agent and the U.S. Swingline Agent by that Lender in writing to be its Swingline Affiliate.

         "SWINGLINE COMMITMENT"

         means in respect of a Swingline Lender, the amount in U.S. Dollars set opposite its name in Part II of Schedule 1 to the extent not transferred, cancelled or reduced under or in accordance with this Agreement.

         "SWINGLINE FACILITY"

         means the committed U.S. Dollar swingline facility, forming part of Tranche C, referred to in Clause 2.1(d) (Facilities).

         "SWINGLINE LENDER"

         means, subject to Clause 26.2 (Transfers by Lenders), a Lender listed in Part II of Schedule 1.

         "SWINGLINE RATE"

         means, on any day, the higher of:

         (a)      the Prime Rate; and

         (b) the aggregate of the Federal Funds Rate and 0.50 per cent. per annum,

         on that day.

         "SWINGLINE TOTAL COMMITMENTS"

         means the aggregate for the time being of the Swingline Commitments, being U.S.$750,000,000 at the date of this Agreement.

         "TAX ON OVERALL NET INCOME"

         in relation to a Finance Party, means any tax on the overall net income, profits or gains of that Finance Party or any of its Holding Companies (or the overall net income, profits or gains of a division or branch of that Finance Party or any of its Holding Companies).

         "TERM"

         means the period selected by a Borrower in a Request for which the relevant Tranche A Advance (except a Term-out Advance), Tranche C Advance or Swingline Advance is to be outstanding.

         "TERM-OUT ADVANCES"

         means the Tranche A Advances, if any, drawn under Clause 6.1(b) (Repayment of Tranche A Advances).

         "TOTAL COMMITMENTS"

         means the aggregate of the Tranche A Total Commitments, Tranche B Total Commitments and Tranche C Total Commitments (including the Swingline Total Commitments, but without double counting) from time to time.

         "TRANCHE A ADVANCE"

         means an advance made to a Borrower under Tranche A of the Facilities.

         "TRANCHE A AVAILABILITY PERIOD"

         means the period from the Signing Date up to and including 15th April, 2000 (being the date which is one year less one day after the Signing
         Date).

         "TRANCHE A COMMITMENT"

         means, in respect of a Lender, the amount in U.S. Dollars set opposite the name of that Lender in Column 1 of Part I of Schedule 1 to the extent not transferred, cancelled or reduced under or in accordance with this Agreement.

         "TRANCHE A TERM DATE"

         means the last day of the Tranche A Availability Period or, if that day is not a Business Day, the preceding Business Day.

         "TRANCHE A TERM-OUT OPTION"

         means the option available to the Borrowers to draw Term-out Advances under Tranche A pursuant to Clause 6.1(b) (Repayment of Tranche A Advances).

         "TRANCHE A TOTAL COMMITMENTS"

         means the aggregate for the time being of the Tranche A Commitments, being U.S.$4,000,000,000 at the date of this Agreement.

         "TRANCHE B ADVANCE"

         means an advance made to a Borrower under Tranche B of the Facilities.

         "TRANCHE B COMMITMENT"

         means, in respect of a Lender, the amount in U.S. Dollars set opposite the name of that Lender in Column 2 of Part I of Schedule 1 to the extent not transferred, cancelled or reduced under or in accordance with this Agreement.

         "TRANCHE B COMMITMENT PERIOD"

         means the period from and including the Signing Date to and including 15th April, 2000 (being the date which is one year less one day after the Signing Date).

         "TRANCHE B TERM DATE"

         means:

         (a)      the last day of the Tranche B Commitment Period; or

         (b) if an extension notice has been given by the Borrowers' Agent under Clause 6.2(b) (Repayment of Tranche B Advances), the date specified in such notice for repayment of the Tranche B Advances, or, in either case, if that day is not a Business Day, the preceding Business Day.

         "TRANCHE B TOTAL COMMITMENTS"

         means the aggregate for the time being of the Tranche B Commitments, being U.S.$3,000,000,000 at the date of this Agreement.

         "TRANCHE C ADVANCE"

         means an advance made to a Borrower under Tranche C of the Facilities.

         "TRANCHE C AVAILABILITY PERIOD"

         means the period from and including the Signing Date to the Final Maturity Date.

         "TRANCHE C COMMITMENT"

         means, in respect of a Lender, the amount in U.S. Dollars set opposite the name of that Lender in Column 3 of Part I of Schedule 1 to the extent not transferred, cancelled or reduced under or in accordance with this Agreement.

         "TRANCHE C TOTAL COMMITMENTS"

         means the aggregate for the time being of the Tranche C Commitments, being U.S.$3,500,000,000 at the date of this Agreement (up to U.S.$750,000,000 of which is available under the Swingline Facility).

         "TREATY"

         means the Treaty Establishing the European Community being the Treaty of Rome of 25th March, 1957, as amended by the Single European Act 1986 and the Maastricht Treaty (which was signed at Maastricht on 7th February, 1992 and came into force on 1st November, 1993), as amended from time to time.

         "TREATY COUNTRY"

         means each state described as a participating Member State in any EMU legislation, whether in the first wave or subsequently.

         "UK" or "UNITED KINGDOM"

         means the United Kingdom of Great Britain and Northern Ireland.

         "UNITED STATES"

         means the United States of America.

         "U.S. CODE"

         means the United States Internal Revenue Code of 1986.

         "VODAFONE"

         means Vodafone Group Plc (Registered number 1833679).

1.2      CONSTRUCTION

(a) In this Agreement, unless the contrary intention appears, a reference to:

         (i) "ASSETS" of any person includes all or any part of that person's business, operations, undertaking, property, assets, revenues (including any right to receive revenues) and uncalled capital;

                  an "AUTHORISATION" includes an authorisation, consent, approval, resolution, licence, exemption, filing, registration and notarisation;

                  "BARCLAYS CAPITAL" means Barclays Capital, the investment banking division of Barclays Bank PLC;

                  a "FINANCE LEASE" has the meaning given to it in SSAP 21 as in effect at the Signing Date;

                  "INDEBTEDNESS" is a reference to any obligation for the payment or repayment of money, whether as principal or surety and whether present or future, actual or contingent;

                  "ING BARINGS" means ING Bank N.V.;

                  a "MONTH" is a reference to a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that, if there is no numerically corresponding day in the month in which that period ends, that period shall end on the last Business Day in that month;

                  a "REGULATION" includes any regulation, rule, official directive, request or guideline (in each case, whether or not having the force of law, but if not having the force of law, is generally complied with by the persons to whom it is addressed) of any governmental or supranational body, agency, department or regulatory, self-regulatory authority or organisation; and

                  a reference to the currency of a country is to the lawful currency of that country for the time being, "(POUND)" and "STERLING" is a reference to the lawful currency of the United Kingdom for the time being and "U.S.$" and "U.S. DOLLARS" is a reference to the lawful currency of the United States for the time being;

         (ii) a provision of a law is a reference to that provision as amended or re-enacted;

         (iii) a Clause or a Schedule is a reference to a clause of or a schedule to this Agreement;

         (iv) a person includes its successors, transferees and assigns;

         (v) a Finance Document or another document is a reference to that Finance Document or that other document as novated or, with the approval of the Borrowers'
                  Agent, amended or supplemented; and

         (vi)     a time of day is a reference to London time.

(b) Where an amount is to be applied to "REDUCE THE FACILITIES" then, with effect on or before the date the Facilities are to be reduced,

         Commitments must be cancelled by that amount and, to the extent the outstanding amount of Advances under the relevant Commitments would otherwise exceed the Commitments as so reduced, Advances must be permanently repaid or prepaid.

(c) Unless the contrary intention appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

(d) The index to and the headings in this Agreement are for convenience only and are to be ignored in construing this Agreement.

(e) Greenwich NatWest Limited, in its capacity as an Arranger, is a Party as agent for National Westminster Bank Plc. All references to Greenwich NatWest Limited as an Arranger include National Westminster Bank Plc unless the context otherwise requires. This paragraph does not affect the rights or obligations of National Westminster Bank Plc under this Agreement.

2.       THE FACILITIES

2.1      FACILITIES

         The Lenders grant to the Borrowers the following facilities:

         (a) a committed multicurrency revolving 364 day facility, with an option to draw Term-out Advances, to be designated as TRANCHE A, under which the Lenders will, when requested by a Borrower, make cash advances in U.S. Dollars or Optional Currencies to that Borrower on a revolving basis during the Tranche A Availability Period;

         (b) a committed multicurrency 364 day term loan facility (with one year extension option as provided in Clause 6.2(b) (Repayment of Tranche B Advances)), to be designated as TRANCHE B, under which the Lenders will, when requested by a Borrower, make cash advances in U.S. Dollars or Optional Currencies to that Borrower during the Tranche B Commitment Period;

         (c) a committed multicurrency revolving credit facility, to be designated as TRANCHE C, under which the Lenders will, when requested by a Borrower, make cash advances in U.S. Dollars or Optional Currencies to that Borrower on a revolving basis during the Tranche C Availability Period; and

         (d) a committed U.S. Dollar swingline advance facility (which is a sub-division of Tranche C) under which the Swingline Lenders will, when requested by a Borrower, make to that Borrower Swingline Advances during the Tranche C Availability Period, in all cases subject to the terms of this Agreement.

2.2      OVERALL FACILITY LIMITS

(a)      The aggregate Original Dollar Amount of all outstanding Advances under:

         (i) Tranche A, shall not at any time exceed the Tranche A Total Commitments at that time;

         (ii) Tranche B, shall not at any time exceed the Tranche B Total Commitments at that time;

         (iii) Tranche C and the Swingline Facility, shall not at any time exceed the Tranche C Total Commitments, at that time;

         (iv) the Swingline Facility, shall not at any time exceed the Swingline Total Commitments at that time; and

         (v) all the Facilities, shall not at any time exceed the Total Commitments.

(b)      The aggregate Original Dollar Amount of:

         (i) the participations of a Lender in Tranche A Advances, shall not at any time exceed that Lender's Tranche A Commitment at that time;

         (ii) the participations of a Lender in Tranche B Advances, shall not at any time exceed that Lender's Tranche B Commitment at that time;

         (iii) the participations of a Lender in Tranche C Advances plus that Lender's and, if applicable, that Lender's Swingline Affiliate's (if any), participations in outstanding Swingline Advances, shall not at any time exceed that Lender's Tranche C Commitment at that time; and

         (iv) the participations of a Swingline Lender in Swingline Advances shall not at any time exceed that Swingline Lender's Swingline Commitment at that time.

(c) If, in respect of any Tranche C Advance, the operation of Clause 5.5 (Amount of each Lender's participation in an Advance) would otherwise have caused a Lender (the "AFFECTED LENDER") to breach sub-paragraph
         (b)(iii) above then:

         (i) each affected Lender will participate in the relevant Tranche C Advance only to the extent that its participation in that Advance (when aggregated with its and, if applicable, that Lender's Swingline Affiliate's (if any), participations in other outstanding Tranche C Advances and Swingline Advances) will not exceed its Tranche C Commitment; and

         (ii) each other non-affected Lender's participation in that Advance will be recalculated in accordance with such Clause 5.5, but, for the purpose of the recalculation, the affected Lenders' Tranche C Commitments will be deducted from the Tranche C Total Commitments and the amount of the affected Lenders' participations in that Advance (if any) will be deducted from the requested amount of the Advance.

2.3      NUMBER OF REQUESTS AND ADVANCES

(a) Unless the Agent agrees otherwise, no more than one Request (other than Requests for Swingline Advances only) may be delivered on any one day but that Request may specify any number and type of Advances from Tranche A, Tranche B, Tranche C, the Swingline Facility or all of them.

(b) Unless the Agent agrees otherwise, no more than 30 Advances (not including Swingline Advances) may be outstanding at any one time.

2.4      PRIMARY SYNDICATION PERIOD

(a) Subject to paragraph (b) below, but otherwise notwithstanding any provision of this Agreement, no Borrower will deliver a Request or Interest Period selection notice during the Primary Syndication Period specifying a Term or an Interest Period other than up to five Business Days for Swingline Advances or, in any other case, 7, 14, or 21 days or one month (unless all the Lenders agree otherwise).

(b) The Agent may (after consultation with the Borrowers' Agent and the Arrangers) specify a separate date for each Tranche during the Primary Syndication Period for each of:

         (i)      completion of sub-underwriting; and

         (ii)     completion of general syndication,

         and no Interest Period or Term may be selected under (a) above for any Advance in that Tranche which would overrun either of the dates specified for that Tranche. The Borrowers' Agent and the Agent may agree to Interest Periods or Terms of such duration as may be appropriate to comply with this paragraph (b).

2.5      NATURE OF RIGHTS AND OBLIGATIONS

(a) The obligations of a Finance Party and each Obligor under the Finance Documents are several. Failure of a Finance Party or an Obligor to carry out those obligations does not relieve any other Party of its obligations under the Finance Documents. No Finance Party or Obligor is responsible for the obligations of any other Finance Party or Obligor under the Finance Documents save and to the extent that the relevant obligations are guaranteed by another Obligor.

(b) The rights of a Finance Party under the Finance Documents are divided rights. A Finance Party may, except as otherwise stated in the Finance Documents, separately enforce those rights.

2.6      BORROWERS' AGENT

         Each Obligor which is or becomes a Subsidiary of Vodafone:

         (a) irrevocably authorises and instructs the Borrowers' Agent to give and receive as agent on its behalf all notices (including Requests) and sign all documents in connection with the Finance Documents on its behalf (including but not limited to amendments and variations and execution of any new Finance Documents) and take such other action as may be necessary or desirable under or in connection with the Finance Documents; and

         (b) confirms that it will be bound by any action taken by the Borrowers' Agent under or in connection with the Finance Documents.

2.7      ACTIONS OF BORROWERS' AGENT

         The respective liabilities of each of the Obligors under the Finance Documents shall not be in any way affected by:

         (a) any irregularity (or purported irregularity) in any act done by or any failure (or purported failure) by the Borrowers' Agent;

         (b) the Borrowers' Agent acting (or purporting to act) in any respect outside any authority conferred upon it by any Obligor; or

         (c) the failure (or purported failure) by or inability (or purported inability) of the Borrowers' Agent to inform any Obligor of receipt by it of any notification under this Agreement.

3.       PURPOSE

3.1      BY TRANCHE

         Each Advance will be applied:

         (a) in the case of Tranche A, in or towards financing in connection with the Merger:

                  (i)      the payment of cash to shareholders of AirTouch; and

                  (ii)     the costs and expenses of the Merger,

                  and to refinance borrowings under the Swingline Facility and to back up other short term debt facilities or financing arrangements;

         (b) in the case of Tranche B, in or towards financing in connection with the Merger:

                  (i)      the payment of cash to shareholders of AirTouch; and

                  (ii)     the costs and expenses of the Merger; and

         (c) in the case of Tranche C, in or towards providing support for the Group's continuing commercial paper programmes, core liquidity needs of the Group, for general corporate purposes and refinancing existing Vodafone and AirTouch debt (provided that a Swingline Advance may not be applied in or towards refinancing another Swingline Advance).

3.2      NO MONITORING

         Without affecting the obligations of any Borrower in any way, no Finance Party is bound to monitor or verify the application of the proceeds of any Advance.

4.       CONDITIONS PRECEDENT

4.1      DOCUMENTARY CONDITIONS PRECEDENT

         The obligations of each Finance Party to any Borrower under this Agreement are subject to the condition precedent that the Agent has notified Vodafone and the Lenders that it has received all of the documents set out in Part I of Schedule 2 in the agreed form or such other form and substance satisfactory to the Agent. The Agent will give such notice of receipt within two Business Days after receiving the relevant documents (other than in respect of those specified in paragraph 4(d) of Schedule 2, Part I which will be given as soon as practicable after receipt) and finding them in form and substance satisfactory to it.

4.2      CONDITIONS TO FIRST DRAWDOWN

         Subject to Clause 4.4 (Certain Funds Period), the obligations of each Lender to participate in the first Advance are subject to the further conditions precedent that on the date of the Request for that first Advance and on the Drawdown Date for that first Advance:

         (a) the representations and warranties in Clause 15 (Representations and Warranties) (other than Clauses 15.11 (Information) and 15.14 (Year 2000)) are correct and will be correct immediately after the Advance is made (and the representations and warranties in Clauses 15.11 (Information) and 15.14 (Year 2000) were correct on the Signing Date) in each case in all material respects; and

         (b) no Default has occurred and is continuing or would result from the making of the Advance.

4.3      CONDITIONS TO FURTHER DRAWDOWNS AND ROLLOVERS

         Subject to Clause 4.4 (Certain Funds Period), the obligations of each Lender to participate in any subsequent Advance (other than a Rollover Advance) or to make any amount available under Clause 8.8(b)(ii) (Same Optional Currency) are subject to the further conditions precedent that on the date of the Request for the Advance (if applicable) and on the date on which the relevant amount is to be drawn down:

         (a) the representations and warranties in Clause 15 (Representations and Warranties) (other than Clauses 15.11 (Information) and 15.14 (Year 2000)) are correct and will be correct immediately after the relevant Advance or amount is drawn down (and the representations and warranties in Clauses
                  15.11 (Information) and 15.14 (Year 2000) were correct on the Signing Date) in each case in all material respects; and

         (b) no Default has occurred and is continuing or would result from drawdown of the relevant Advance or amount.

4.4      CERTAIN FUNDS PERIOD

         In order to provide certainty of funding for closing of the Merger the following provisions will be suspended for a period starting on the date Vodafone gives notice to the Agent that such period is to begin and ending on the earlier of (a) two months after the date the notice is given, and (b) five Business Days after the Merger Date:

         (i)      Clause 15.7 (No default);

         (ii)     Clause 15.10 (Financial condition);

         (iii)    Clause 18.5 (Cross default);

         (iv) Clause 18.7 (Insolvency process) and Clause 18.10 (Similar proceedings) in respect of anything having a substantially similar effect to Clause 18.7, to the extent that either such provision applies to a Principal Subsidiary outside the United States or the United Kingdom;

         (v)      Clause 18.8 (Enforcement proceedings); and

         (vi)     Clause 18.14 (Litigation),
         and references to "Events of Default", "Default" and repetition of warranties shall be construed accordingly.

5.       ADVANCES

5.1      RECEIPT OF REQUESTS

(a) A Borrower may borrow Advances under Tranche A, Tranche B or Tranche C (other than Swingline Advances) if the Agent receives, not later than
         5.00 p.m. on the third Business Day before the proposed Drawdown Date, or, in the case of an Advance in Sterling, not later than 5.00 p.m. on the Business Day before the proposed Drawdown Date, a duly completed Request, copied, in the case of a Request for a Tranche C Advance, to the U.S. Swingline Agent.

(b) A Borrower may borrow Swingline Advances if the U.S. Swingline Agent receives, not later than noon (New York City time) on the proposed Drawdown Date, a duly completed Request, copied to the Agent.

5.2      COMPLETION OF REQUESTS FOR TRANCHE A AND TRANCHE C ADVANCES

         A Request for a Tranche A and/or Tranche C Advance (other than Swingline Advances) will not be regarded as having been duly completed unless:

         (a) the Drawdown Date is a Business Day falling during the Tranche A Availability Period (in respect of a Tranche A Advance) or Tranche C Availability Period (in respect of a Tranche C Advance);

         (b) only one currency is specified for each separate Advance and the Requested Amount for each separate Advance is in a minimum amount:

                  (i)      if in U.S. Dollars, of U.S.$25,000,000;

                  (ii)     if in Sterling, of (pound)20,000,000; or

                  (iii)    in euros, of (euro)25,000,000,

                  or, in any such case:

                  (1) if less, is in an amount equal to the unutilised portion of the Tranche A Total Commitments or (as the case may be) the Tranche C Total Commitments; or

                  (2) such other amount as the Borrowers' Agent and the Agent may agree;

         (c) only one Term or, in the case of Term-out Advances, Interest Period for each separate Advance is specified which:

                  (i) does not overrun the Tranche A Term Date (in respect of a Tranche A Advance (other than a Term-out Advance)) or the Final Maturity Date (in respect of a Tranche C Advance); and

                  (ii) subject to Clause 2.4 (Primary Syndication Period), is a period of 7 days, one month, two, three or six months (or such other period not exceeding six months as the Borrowers' Agent and the Agent may agree for the purposes of such Advance);

         (d) the payment instructions comply with Clause 9.1 (Place of Payment); and

         (e) in the case of a Request for a Term-out Advance, the Maturity Date for that Advance is specified which cannot be later than the second Anniversary.

5.3      COMPLETION OF REQUESTS FOR SWINGLINE ADVANCES

         A Request for a Swingline Advance will not be regarded as having been duly completed unless:

         (a) the Drawdown Date is a New York Business Day falling before the Final Maturity Date;

         (b) it is specified that the Swingline Advance is to be made in U.S. Dollars under the Swingline Facility;

         (c) the Requested Amount is a minimum of U.S.$20,000,000 or such other amount as the U.S. Swingline Agent and the relevant Borrower may agree;

         (d)      only one Term is specified, which:

                  (i)      does not overrun the Final Maturity Date; and

                  (ii)     is a period not exceeding five Business Days; and

         (e) the payment instructions comply with Clause 9.1 (Place of Payment).

5.4      COMPLETION OF REQUESTS FOR TRANCHE B ADVANCES

         A Request for a Tranche B Advance will not be regarded as having been duly completed unless:

         (a) the Drawdown Date is a Business Day during the Tranche B Commitment Period;

         (b) only one currency is specified for each separate Advance and the Requested Amount for each separate Advance is in a minimum amount:

                  (i)      if in U.S. Dollars, of U.S.$100,000,000; or

                  (ii)     if in Sterling, of (pound)50,000,000; or

                  (iii)    if in euros, of (euro)100,000,000,

                  or, in any such case:

                  (1) if less, is in an amount equal to the unutilised portion of the Tranche B Total Commitments; or

                  (2) such other amount as the Borrowers' Agent and the Agent may agree;

         (c) only one Interest Period for each separate Advance is specified which:

                  (i)      does not overrun the Tranche B Term Date; and

                  (ii) (subject to Clause 2.4 (Primary Syndication Period)) is a period of 7 days, one month, two, three or six months (or, in any case, such other period not exceeding six months as the Borrowers' Agent and the Agent may agree for the purposes of such Advance); and

         (d) the payment instructions comply with Clause 9.1 (Place of Payment).

5.5      AMOUNT OF EACH LENDER'S PARTICIPATION IN AN ADVANCE

         The amount of a Lender's participation in an Advance will be the proportion of the Requested Amount which:

         (a) in the case of a Tranche A Advance, its Tranche A Commitment bears to the Tranche A Total Commitments;

         (b) in the case of a Tranche B Advance, its Tranche B Commitment bears to the Tranche B Total Commitments;

         (c) in the case of a Tranche C Advance, its Tranche C Commitment bears to the Tranche C Total Commitments; and

         (d) in the case of a Swingline Advance, its Swingline Commitment bears to the Swingline Total Commitments,

         in each case on the date of receipt of the relevant Request, adjusted in the case of paragraph (c) (if necessary) to reflect the operation of Clause 2.2(c) (Overall facility limits).

5.6      NOTIFICATION OF THE LENDERS

         The Agent (or, in the case of Swingline Advances, the U.S. Swingline Agent) shall promptly notify each Lender (or, as the case may be, Swingline Lender) of the details of the requested Advance and the amount of its participation in such Advance.

5.7      PAYMENT OF PROCEEDS

         Subject to the terms of this Agreement, each Lender (or, as the case may be, Swingline Lender) shall make its participation in an Advance available to the Agent (or, in the case of a participation in a Swingline Advance, the U.S. Swingline Agent) for the Borrower concerned for value on the relevant Drawdown Date.

6.       REPAYMENT

6.1      REPAYMENT OF TRANCHE A ADVANCES

(a) Each Borrower shall repay each Tranche A Advance made to it in full on its Maturity Date to the Agent for the Lenders, but since Tranche A is available on a revolving basis during the Tranche A Availability Period amounts repaid may be reborrowed subject to the terms of this Agreement.

(b) The Borrowers' Agent may on one occasion only, prior to the Tranche A Term Date, by delivery of a duly completed Request to the Agent under and in accordance with Clause 5 (Advances) (who shall send a copy to the Lenders), elect to draw Advance(s) under Tranche A (each a "TERM-OUT ADVANCE") each with the same Maturity Date (being a date after the Tranche A Term Date, but no later than the second Anniversary). No Term-out Advance, once repaid or prepaid, may be reborrowed.

(c) No Tranche A Advance, other than a Term-out Advance, may be outstanding after the Tranche A Term Date. No Term-out Advance may be outstanding after the second Anniversary.

6.2      REPAYMENT OF TRANCHE B ADVANCES

(a) Each Borrower shall repay each Tranche B Advance made to it in full on the Tranche B Term Date.

(b) The Borrowers' Agent may, not later than three Business Days' prior to the last day of the Tranche B Commitment Period, send an election notice to the Agent (who shall send a copy of the same to the Lenders) electing to extend the maturity of the Tranche B Advances to a date specified in the election notice (which may not be later than the second Anniversary). On the date of receipt of that notice by the Agent the Tranche B Term Date (but not the Tranche B Commitment Period) will be extended to the date specified.

(c) No Tranche B Advance may be outstanding after the Tranche B Commitment Period unless a valid election is made under (b) above in which case no Tranche B Advance may be outstanding after the date specified in the election notice.

6.3      REPAYMENT OF TRANCHE C ADVANCES

         Each Borrower shall repay each Tranche C Advance made to it in full on its Maturity Date to the Agent for the relevant Lenders, but since Tranche C is available on a revolving basis amounts repaid may be reborrowed subject to the terms of this Agreement and, in particular, to Clause 7.1 (Automatic Cancellation of the Tranche A and Tranche C Total Commitments). No Tranche C Advance may be outstanding after the Final Maturity Date.

6.4      REPAYMENT OF SWINGLINE ADVANCES

(a) Each Borrower shall repay each Swingline Advance made to it on its Maturity Date to the U.S. Swingline Agent for the Swingline Lenders. No Swingline Advance may be outstanding after the Final Maturity Date.

(b) Each Swingline Advance shall be repaid on its Maturity Date in accordance with paragraph (a) above. In the event that a Swingline Advance is not so repaid each Lender will within four Business Days of a demand to that effect from the U.S. Swingline Agent pay to the U.S. Swingline Agent on behalf of the Swingline Lenders (which shall be deemed to be a drawing of that Bank's Tranche C Commitment) an amount equal to its Agreed Percentage of the principal of such Swingline Advance and accrued interest (including default interest) thereon to the date of actual payment by such Lender (provided that no Lender shall be obliged to exceed its Tranche C Commitment as a result of any such payment). The relevant Borrower shall forthwith reimburse the Lenders (through the Agent) in full for each payment made by the Lenders under this paragraph (b). Each amount the relevant Borrower is required to reimburse to the Lenders under this paragraph (b) shall be deemed to be an overdue amount (as defined in Clause 8.4(a) (Default interest)) which fell due for payment by the relevant Borrower on the day on which the payment by the Lenders giving rise to the reimbursement obligation was made and shall accrue default interest under Clause 8.4 (Default interest) accordingly.

7.       PREPAYMENT AND CANCELLATION

7.1      AUTOMATIC CANCELLATION OF THE TRANCHE A AND TRANCHE C TOTAL COMMITMENTS

(a) The Tranche A Commitment of each Lender (less the aggregate Original Dollar Amount of that Lender's participations in Term-out Advances) shall be automatically cancelled at the close of business in New York on the last day of the Tranche A Availability Period.

(b) The Tranche C Commitment of each Lender (including the Swingline Commitments of the Swingline Lenders) shall be automatically cancelled at the close of business in New York on the Final Maturity Date.

7.2      AUTOMATIC CANCELLATION OF THE TRANCHE B TOTAL COMMITMENTS

         The undrawn Tranche B Commitment of each Lender shall be automatically cancelled on the last day of the Tranche B Commitment Period.

7.3      VOLUNTARY CANCELLATION

(a) The Borrowers' Agent may by giving not less than five Business Days' prior written notice to the Agent, cancel the unutilised portion of the Tranche A Total Commitments and/or Tranche B Total Commitments and/or Tranche C Total Commitments in whole or in part (but, if in part, in an aggregate minimum amount of U.S.$100,000,000). Any cancellation in part shall be applied against the Tranche A Commitment, Tranche B Commitment or, as the case may be, Tranche C Commitment of each Lender pro rata.

(b) Whenever part of the Tranche C Total Commitments is cancelled, the Swingline Commitments shall not be cancelled unless (i) the amount of the Swingline Total Commitments would exceed the Tranche C Total Commitments after such cancellation or (ii) the Swingline Commitment of any Swingline Lender would exceed its Tranche C Commitment after such cancellation. In any such case, the Swingline Total Commitments shall, at the same time as the cancellation of the Tranche C Total Commitments takes effect, be cancelled by such amount as is necessary to ensure that after the relevant cancellation of the Tranche C Total Commitments the Swingline Total Commitments do not exceed the Tranche C Total Commitments and the Swingline Commitment of each Swingline Lender does not exceed its Tranche C Commitment.

7.4      VOLUNTARY PREPAYMENT

(a) Any Borrower may by giving not less than five Business Days' prior written notice to the Agent, prepay the whole or any part of the Advances made to it under Tranches A, B or C (but if in part in an aggregate minimum Original Dollar Amount, taking all prepayments made by all the Borrowers on the same day together, of U.S.$100,000,000).

(b) Any voluntary prepayment made under paragraph (a) above will:

         (i) be applied against Tranche A, Tranche B or Tranche C in such proportions as may be specified by the Borrowers' Agent in the notice of prepayment or, if not specified, in the order specified in Clause 7.6(b) (Mandatory prepayment from Asset Disposals and Bond Issues); and

         (ii) be applied against all the Advances in the relevant Tranche(s) pro rata (or against such Advances in the relevant Tranche(s) as the Borrowers' Agent may designate in the notice of prepayment).

7.5      MANDATORY PREPAYMENT BY BORROWERS

(a) If the Merger Date has not occurred by the day five Business Days after the Drawdown Date of the first Advance, the Agent may, and on the instructions of the Majority Lenders will, by notice to Vodafone:

         (i)      forthwith cancel the Total Commitments; and

         (ii) request that each Borrower prepay all Advances made to it by a specified date (being no earlier than 30 days after the date the notice is given to Vodafone) together with all accrued interest and other amounts accrued under this Agreement whereupon each Borrower will prepay all the Advances, interest and other amounts on or before that specified date.

(b) If, after the Merger Date, AirTouch ceases to be a Subsidiary of Vodafone it will forthwith prepay all Advances made to it and thereupon cease to be a Borrower.

7.6      MANDATORY PREPAYMENT FROM ASSET DISPOSALS AND BOND ISSUES

(a) Until the date on which the Total Commitments are less than or equal to U.S.$10,000,000,000, Vodafone will notify the Agent not later than ten Business Days after the date of receipt (a "RECEIPT DATE") by any member of the Group of

         (i)      any Net Available Proceeds of an Asset Disposal; and

         (ii)     any Net Bond Proceeds,

         specifying the amount (the "DOLLAR EQUIVALENT PROCEEDS") of the relevant Net Available Proceeds or Net Bond Proceeds, as the case may be, (notionally converted into U.S. Dollars at the Agent's Conversion Rate on the date of that notice) whereupon such Dollar Equivalent Proceeds shall be applied by the Borrowers to reduce the Facilities in the manner set out in paragraph (b) below except to the extent that, after such application, the Total Commitments would be less than U.S.$10,000,000,000. For the purposes of this Clause 7.6, "AGENT'S CONVERSION RATE" means the spot rate of exchange as determined by the Agent for the purchase in the London foreign exchange market of U.S. Dollars with the currency of the relevant Net Available Proceeds or Net Bond Proceeds at or about 9.00 a.m. on the relevant calculation date.

(b) Any application to reduce the Facilities required under paragraph (a) above will be made no later than the eleventh Business Day after the Receipt Date by application of amounts which together are equal to the Dollar Equivalent Proceeds (when notionally converted into U.S. Dollars using the Agent's Conversion Rate on the day the Dollar Equivalent Proceeds were calculated) to reduce the Facilities in the following order:

         (i)      Tranche B;

         (ii)     Tranche A; and

         (iii)    Tranche C.

(c) The following Asset Disposals shall be excluded from the operation of paragraphs (a)(i) and (b) above:

         (i) any Asset Disposal where the Net Cash Proceeds from that Asset Disposal and any related series of Asset Disposals are less than U.S.$100,000,000 (or its equivalent in other currencies);

         (ii)     disposals of cash;

         (iii) disposals of assets by way of enforcement of security by a member of the Group;

         (iv)     payments of dividends;

         (v) any creation of a Security Interest not prohibited by this Agreement;

         (vi) any disposal being or representing consideration for an acquisition permitted by Clause 16.10 (Restriction on acquisitions);

         (vii) disposals of assets acquired as part of cash management or treasury operations in the ordinary course of business;

         (viii) payments under any guarantee not prohibited by this Agreement in accordance with the terms of that guarantee or payments of or in respect of any indebtedness not prohibited under this Agreement;

         (ix) consideration given to AirTouch shareholders in connection with the Merger; and

         (x)      any Asset Disposal in the ordinary course of trading.

(d) In addition, up to U.S.$1,000,000,000 in aggregate of Net Available Proceeds of Asset Disposals and/or Net Bond Proceeds shall be excluded from the operation of paragraph (a) above, if, prior to the Receipt Date in respect of such proceeds, Vodafone gives written notice to the Agent specifying that it requires such proceeds in order to finance the acquisition cost of any Acquisition or any licence (which cost was not contemplated in the financial model in the Information Memorandum) and specifying the purpose to which such proceeds are to be applied.

7.7      MANDATORY PREPAYMENT/CANCELLATION BY VODAFONE

         If control of Vodafone passes to any person acting either individually or in concert (a "CHANGE OF CONTROL"):

         (a) Vodafone shall, promptly upon becoming aware thereof, notify the Agent which shall inform the Lenders;

         (b) any Lender may (through the Agent) then propose to Vodafone the revised terms, if any, it requires to continue to participate in the Facilities;

         (c) if those revised terms have not been agreed with that Lender (or that Lender is not prepared to continue on any terms) within 30 days of the date of notification in paragraph (a) above (or such longer period as that Lender may agree in writing) then that Lender may by notice to the Agent (which shall promptly inform Vodafone) cancel the whole (but not part only) of such Lender's Commitments and following service of such notice;

                  (i) such Lender's Commitments shall be cancelled on the date of service of the notice or as specified in it; and

                  (ii) all such Lender's outstanding Advances shall be repaid or prepaid on the last day of the then current Interest Period or Term applicable thereto, and no amount may be outstanding to such Lender thereafter.

         For the purposes of this Clause 7.7, "CONTROL" has the meaning given to it in relation to a body corporate by Section 840 of the Income and Corporation Taxes Act 1988.

7.8      RIGHT OF PREPAYMENT AND CANCELLATION

         If any Borrower is required to pay or is notified by any Lender in writing that it will be required to pay any amount to a Lender under Clause 10 (Taxes) or Clause 12 (Increased Costs), or if circumstances exist such that a Borrower will be required to pay any amount to a Lender under Clause 10 (Taxes), the Borrowers' Agent may, whilst the circumstances giving rise or which will give rise to the requirement continue, serve a notice of prepayment and cancellation on that Lender through the Agent. On the date falling five Business Days after the date of service of the notice:

         (a) each Borrower will prepay the participations of that Lender in all outstanding Advances made to that Borrower; and

         (b) the Lender's Tranche A Commitment, Tranche B Commitment and Tranche C Commitment (including its Swingline Commitment (if any)) shall be permanently cancelled on the date of service of the notice.

7.9      MISCELLANEOUS PROVISIONS

(a) Any notice of prepayment and/or cancellation under this Agreement is irrevocable. The Agent shall notify the Lenders promptly of receipt of any such notice.

(b) All prepayments under this Agreement shall be made together with accrued interest on the amount prepaid and any other amounts due under this Agreement in respect of that prepayment (including, but not limited to, any amounts payable under Clause 23.2(d) (other indemnities) if not made on an Interest Date for the relevant Tranche B Advance or Term-out Advance or on the Maturity Date of the relevant Tranche A Advance, Tranche C Advance or Swingline Advance).

(c) No prepayment or cancellation is permitted except in accordance with the express terms of this Agreement.

(d) Subject to Clause 8.7 (Change of currency), no amount repaid in respect of Tranche B or a Term-out Advance may subsequently be re-borrowed. Subject to the provisions of this Agreement, any amount prepaid in respect of Tranche A during the Tranche A Availability Period or in respect of Tranche C may be reborrowed. No amount of the Tranche A Total Commitments, Tranche B Total Commitments or Tranche C Total Commitments (including the Swingline Total Commitments) cancelled under this Agreement may subsequently be reinstated.

8.       INTEREST

8.1      SELECTION OF INTEREST PERIODS FOR TRANCHE B AND TERM-OUT ADVANCES

(a) The life of each Tranche B Advance and each Term-out Advance is divided into successive periods (each an "INTEREST PERIOD") for the calculation of interest. The first Interest Period of each Advance will be the period selected in the Request for that Tranche B Advance or Term-out Advance (as the case may be) and each subsequent Interest Period will be the period selected by the relevant Borrower by notice to the Agent received not later than 5.00 p.m. on the third Business Day (or, in the case of an Advance to be denominated in Sterling for its subsequent Interest Period, 5.00 p.m. one Business Day) before the end of the then current Interest Period (being, subject to Clause 2.4 (Primary Syndication Period), 7 days, one month, two, three or six months or in any case such other period not exceeding six months as the Borrowers' Agent and the Agent may agree from time to time). Each Interest Period for a Tranche B Advance or Term-out Advance will commence on its Drawdown Date or the expiry of its preceding Interest Period.

(b) Each such selection notice will specify in which currency the Tranche B Advance or Term-out Advance is to be continued during its next Interest Period. If no such selection notice is received by the time specified in paragraph (a) above, the Tranche B Advance or Term-out Advance will be continued in the same currency and the Interest Period concerned will be one week during the Primary Syndication Period and one month thereafter or, in the case of a Term-out Advance, the Interest Period will be subject to Clause 6.1(c) (Repayment of Tranche A Advances) and, in any case will be such shorter period as is required to ensure that it does not overrun the second Anniversary.

8.2      INTEREST RATE FOR ALL ADVANCES

(a) The rate of interest on each Tranche A Advance (except a Term-out Advance) and Tranche C Advance for its Term and for each Tranche B Advance and Term-out Advance for each of its Interest Periods is the rate per annum determined by the Agent to be the aggregate of:

         (i)      the applicable Margin;

         (ii)     LIBOR; and

         (iii)    Reserve Asset Costs.

(b) The rate of interest on each Swingline Advance for each day during its Term is the rate per annum determined by the U.S. Swingline Agent to be the Swingline Rate for that day plus any applicable Reserve Asset Costs.

(c)      In this Agreement:

         (i) Reserve Asset Costs for an Advance for any Interest Period or Term will be calculated only on that portion of that Advance owed to Lenders who have notified the Agent that they incur the relevant Reserve Asset Costs in relation to Advances;

         (ii) a Lender will only be entitled to Reserve Asset Costs if it has given a notification to the Agent as contemplated in sub paragraph (i) above; and

         (iii) any amounts payable pursuant to paragraph (b) or (c) of the definition of Reserve Asset Costs shall be expressed as a percentage rate per annum for the relevant Term or Interest Period.

8.3      DUE DATES

         Except as otherwise provided in this Agreement, accrued interest on each Advance is payable by the relevant Borrower:

         (a) in the case of a Tranche A Advance (other than a Term-out Advance), a Tranche C Advance or a Swingline Advance, on its Maturity Date; and

         (b) in the case of a Tranche B Advance or Term-out Advance, on each Interest Date applicable to that Tranche B Advance or Term-out Advance,

         and also, in the case of any Advance with an Interest Period or a Term longer than six months, at six monthly intervals after its Drawdown Date for so long as the Interest Period or Term is outstanding.

8.4      DEFAULT INTEREST

(a) If a Borrower fails to pay any amount payable by it under this Agreement when due (an "OVERDUE AMOUNT"), it shall forthwith on demand by the Agent or, as the case may be, the U.S. Swingline Agent pay interest on the overdue amount from the due date up to the date of actual payment, both before and after judgment, at a rate (the "DEFAULT RATE") determined by the Agent or, as the case may be, the U.S. Swingline Agent to be one per cent. per annum (the "DEFAULT MARGIN") above the higher of:

         (i) the rate on the overdue amount under Clause 8.2 (Interest rate for all Advances) immediately before the due date (in the case of principal); and

         (ii) the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Tranche C Advance at the Margin applicable to a new Tranche C Advance if it had been drawn down at such time in the currency of the overdue amount for such successive Interest Periods or Terms of such duration as the Agent may determine (each a "DESIGNATED TERM"), except that during any grace period specified in Clause 18.2 (Non-payment) the Default Margin portion of the default rate will only apply to overdue payments of principal.

(b) The default rate will be determined on each Business Day or the first day of, or two Business Days before the first day of, the relevant Designated Term, as appropriate.

(c) If the Agent or, as the case may be, the U.S. Swingline Agent determines that deposits in the currency of the overdue amount are not at the relevant time being made available by the Reference Banks to leading banks in the London interbank market, the default rate will be determined by reference to the cost of funds to the Agent or, as the case may be, the U.S. Swingline Agent from whatever sources it selects, acting reasonably at all times, after consultation with the Reference Banks.

(d)      Default interest will be compounded at the end of each Designated Term.

(e) The Agent shall notify the Borrowers' Agent of the duration of each Designated Term.

8.5      NOTIFICATION OF RATES OF INTEREST

         The Agent or, as the case may be, the U.S. Swingline Agent will promptly notify each relevant Party of the determination of a rate of interest under this Agreement.

8.6      MARGIN AND COMMITMENT FEE

(a)      Subject to the following provisions of this Clause, the Margin will be
         0.55 per cent. per annum in respect of Tranches A and C and 0.65 per cent. per annum in respect of Tranche B.

(b) The Margin for all Advances in a Tranche will be adjusted in accordance with paragraph (d) below to the percentage rate specified below the reference to that Tranche in the table below and set opposite the long term credit rating assigned by either Moody's or S&P at such time to Vodafone.

         ----------------------------------------- --------------------------- ---------------------------------
                  Moody's or S&P Rating                 Tranches A and C                  Tranche B
                                                            (% p.a.)                       (% p.a.)
         ----------------------------------------- --------------------------- ---------------------------------
                      A2/A or higher                          0.45                           0.55
         ----------------------------------------- --------------------------- ---------------------------------
                          A3/A-                               0.50                           0.60
         ----------------------------------------- --------------------------- ---------------------------------
                        Baa1/BBB+                             0.55                           0.65
         ----------------------------------------- --------------------------- ---------------------------------
                    Baa2/BBB or lower                         0.70                           0.80
         ----------------------------------------- --------------------------- ---------------------------------

(c) If at any time after a Margin has been determined in accordance with paragraph (b), no long term credit rating is assigned to Vodafone by either Moody's or S&P, the Margin for all Advances in a Tranche will be the Margin for that Tranche shown in the table in paragraph (b) above which applied immediately prior to the date Vodafone ceased to have a long term credit rating assigned to it.

(d) Any adjustment to the Margin (whether upwards or downwards) in accordance with paragraph (b) or (c) above or (g)(iv) below will only apply to the Term of any Advance, or any Interest Period of an Advance, which starts on or after:

         (i) the date of publication of any relevant change to the long term credit rating assigned to Vodafone; or

         (ii) the date on which no long term credit rating is assigned to Vodafone by either Moody's or S&P as provided in paragraph (c) above; and/or

         (iii) the date on which the requirements of sub-paragraph (g)(iv) below are satisfied (or cease to be satisfied).

(e) The commitment fee referred to in Clause 20.1 (Commitment fee) shall be on each day:

         (i) (in respect of Tranche A and Tranche B) 0.125 per cent. per annum; and

         (ii) (in respect of Tranche C) 0.20 per cent. per annum until the long term credit rating assigned to Vodafone (after the Merger has completed or on the assumption that it will complete) has been published by Moody's or S&P and thereafter, 40 per cent. of the Margin which would be applicable to a Tranche C Advance, if such Advance were drawn on such day.

(f) Promptly after becoming aware of the same, Vodafone shall inform the Agent in writing if any change in the long term credit rating assigned to Vodafone occurs or the circumstances contemplated by paragraph (c) above or sub-paragraph (g)(iii) below arise.

(g)      For the purpose of this Clause 8.6:

         (i) the "LONG TERM CREDIT RATING ASSIGNED TO VODAFONE" means the solicited long term credit rating of Vodafone, or an issue of or guarantee by Vodafone, after the Merger has completed (or assigned on the assumption that the Merger will complete) where the rating is based primarily on the unsecured credit risk of Vodafone in a manner comparable to the credit structure of the Vodafone Group Plc(pound)250 million 7.5 per cent. bonds due 2004 and does not include any issue where that credit risk is enhanced or collateralised (except if such credit risk is enhanced by an AirTouch guarantee and AirTouch is then a Guarantor, in which case, if there is a difference in the relevant long term credit ratings, the Margin will be determined on the basis of the higher of such ratings);

         (ii) if at any time there is a difference in the long term credit rating assigned to Vodafone by each of Moody's and S&P (or only one such agency assigns to Vodafone a long term credit rating), the Margin will be determined on the basis of the higher (or the only) such rating, unless any such rating is Baa3 or BBB- or lower, in which case the highest Margins for the relevant Tranche shown in the table in paragraph (b) above shall apply;

         (iii) if at any time the long term credit rating assigned to Vodafone by either or both Moody's and S&P is placed on credit watch with negative implications and there is then a difference in the long term credit rating assigned to Vodafone by each of Moody's and S&P, the Margin will be determined on the basis of the lower of the two ratings (and, for the purposes of sub-paragraph (d)(i) above, such long term credit rating shall be deemed to have changed on the later of the date of publication of the placing on credit watch and the date on which there is first a difference in the long term credit rating assigned to Vodafone by each of Moody's and S&P);

         (iv) if and for so long as AirTouch is an Additional Guarantor, each of the percentage rates per annum specified in this Clause 8.6 shall be reduced by 0.05 per cent. per annum.

8.7      CHANGE OF CURRENCY

(a) If a Tranche B Advance or Term-out Advance is to be continued during its next Interest Period in a different currency (the "NEW CURRENCY") from that in which it is currently denominated, the Tranche B Advance or Term-out Advance shall be repaid by the relevant Borrower in full at the end of its current Interest Period in the currency in which it is then denominated and shall be forthwith re-advanced by the Lenders in the new currency.

(b) If the new currency is U.S. Dollars, the amount of each Lender's participation in that Tranche B Advance or Term-out Advance will be its participation in the Original Dollar Amount of that Tranche B Advance or Term-out Advance for that Interest Period.

(c) If the new currency is an Optional Currency, the amount of each Lender's participation in that Tranche B Advance or Term-out Advance will be determined by converting into the new currency its participation in the Original Dollar Amount of that Tranche B Advance or Term-out Advance on the basis of the Agent's Spot Rate of Exchange three Business Days before the commencement of that Interest Period.

8.8      SAME OPTIONAL CURRENCY

(a) If a Tranche B Advance or Term-out Advance is to be continued during its next Interest Period in the same Optional Currency as that in which it is denominated during its current Interest Period, there shall be calculated the difference between the amount of the Tranche B Advance or Term-out Advance (in that Optional Currency) for the current Interest Period and for the next Interest Period. The amount of the Tranche B Advance or Term-out Advance for the next Interest Period will be determined by notionally converting into that Optional Currency the Original Dollar Amount of the Tranche B Advance or Term-out Advance on the basis of the Agent's Spot Rate of Exchange three Business Days before the start of that Interest Period.

(b) At the end of the current Interest Period (but subject always to paragraph (c) below):

         (i) if the amount of the Tranche B Advance or Term-out Advance for the next Interest Period is less than for the preceding Interest Period, the relevant Borrower shall repay the difference; or

         (ii) if the amount of the Tranche B Advance or Term-out Advance for the next Interest Period is greater than for the preceding Interest Period, each Lender shall forthwith make available to the Agent for the relevant Borrower its participation in the difference.

(c) If the Agent's Spot Rate of Exchange for the next Interest Period shows an appreciation or depreciation of the Optional Currency against U.S. Dollars of less than ten per cent. when compared with the result achieved by using the Original Exchange Rate, no amounts are payable in respect of the difference. In this Clause 8.8 and in Clause 8.9 (Prepayments and repayments) "ORIGINAL EXCHANGE RATE" means the Agent's Spot Rate of Exchange used for determining the amount of the Optional Currency for the Interest Period which is the later of the following:

         (i) the Interest Period during which the Tranche B Advance or Term-out Advance was first denominated in that Optional Currency if the Tranche B Advance or Term-out Advance has since then remained denominated in that Optional Currency; and

         (ii) the most recent Interest Period immediately prior to which a difference was required to be paid under this Clause 8.8.

8.9      PREPAYMENTS AND REPAYMENTS

         If a Tranche B Advance or Term-out Advance is to be repaid or prepaid by reference to an Original Dollar Amount, the Optional Currency amount to be repaid or prepaid in that Optional Currency shall be determined by reference to the Original Exchange Rate applicable to the relevant Advance.

8.10     NOTIFICATION

         The Agent shall notify the Lenders and the Borrower of Optional Currency amounts (and the applicable Agent's Spot Rate of Exchange) and whether any payment is required to be made under Clause 8.8(b) (Same Optional Currency) promptly after they are ascertained.

8.11     NON-BUSINESS DAYS

         If an Interest Period or Term would otherwise end on a day which is not a Business Day, that Interest Period or Term shall instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

8.12     COINCIDENCE WITH REPAYMENT DATES

         If an Interest Period for a Term-out Advance or Tranche B Advance would otherwise overrun its Maturity Date or, as the case may be, the Tranche B Term Date, it shall be shortened so that it ends on its Maturity Date or, as the case may be the Tranche B Term Date.

8.13     OTHER ADJUSTMENTS

         The Agent and a Borrower may enter into such other arrangements as they may agree for the adjustment of Interest Periods and the consolidation and/or splitting of Term-out Advances or Tranche B Advances made to that Borrower.

9.       PAYMENTS

9.1      PLACE OF PAYMENT

         All payments by an Obligor or a Lender under this Agreement shall be made to the Agent or (if the payment relates to the Swingline Facility) the U.S. Swingline Agent to its account at such office or bank in the principal financial centre of the country of the currency concerned (or, in the case of euros, the financial centre of such of the Treaty Countries or London) as it may notify to the Obligor or Lender for this purpose.

9.2      FUNDS

         Payments under this Agreement to the Agent or, as the case may be, the U.S. Swingline Agent shall be made for value on the due date at such times and in such funds as the Agent or, as the case may be, the U.S. Swingline Agent may specify to the Party concerned as being customary at the time for the settlement of transactions in the relevant currency in the place for payment.

9.3      DISTRIBUTION

(a) Each payment received by the Agent or, as the case may be, the U.S. Swingline Agent under this Agreement for another Party shall, subject to paragraphs (b) and (c) below, be made available by the Agent or, as the case may be, the U.S. Swingline Agent to that Party by payment (on the date of value of receipt and in the currency and funds of receipt) to its account with such bank in the principal financial centre of the country of the relevant currency (or, in the case of euros, in the principal financial centre of such of the Treaty

         Countries or London) as it may notify to the Agent or, as the case may be, the U.S. Swingline Agent for this purpose by not less than five Business Days' prior notice.

(b) The Agent or, as the case may be, the U.S. Swingline Agent may apply any amount received by it for an Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from an Obligor under this Agreement in the same currency on such date or in or towards the purchase of any amount of any currency to be so applied.

(c) Where a sum is to be paid under this Agreement to the Agent or, as the case may be, the U.S. Swingline Agent for the account of another Party, the Agent or, as the case may be, the U.S. Swingline Agent is not obliged to pay that sum to that Party until it has established that it has actually received that sum. The Agent or, as the case may be, the U.S. Swingline Agent may, however, assume that the sum has been paid to it in accordance with this Agreement and, in reliance on that assumption, make available to that Party a corresponding amount. If the sum has not been made available but the Agent or, as the case may be, the U.S. Swingline Agent has paid a corresponding amount to another Party, that Party shall forthwith on demand refund the corresponding amount to the Agent or, as the case may be, the U.S. Swingline Agent together with interest on that amount from the date of payment to the date of receipt, calculated at a rate reasonably determined by the Agent or, as the case may be, the U.S. Swingline Agent to reflect its cost of funds.

9.4      CURRENCY

(a)      (i)      A repayment or prepayment of an Advance is payable in the
                  currency in which the Advance is denominated.

         (ii) Interest is payable in the currency in which the relevant amount in respect of which it is payable is denominated.

         (iii) Amounts payable in respect of costs, expenses, taxes and the like are payable in the currency in which they are incurred.

         (iv) Any other amount payable under this Agreement is, except as otherwise provided in this Agreement, payable in U.S. Dollars.

(b)       (i)     Any Advance to be made in the currency of a Treaty Country will be made in the euro unit (other than, if applicable, the UK, which at the option of the relevant Borrower, and subject to applicable law, may be made in Sterling); and

         (ii) any amount payable by the Agent to the Lenders under this Agreement in the currency of a Treaty Country will be paid in the euro unit.

(c) If and to the extent that any EMU legislation provides that an amount denominated either in the euro unit or in the national currency unit of a given Treaty Country and payable within that Treaty Country by crediting an account of the creditor can be paid by the debtor either in the euro unit or in that national currency unit, each Party shall be entitled to pay or repay that amount either in the euro unit or in the national currency unit.

(d) If a change in any currency of a country occurs this Agreement will be amended to the extent the Agent and Vodafone agree (such agreement not to be unreasonably withheld) to be necessary to reflect the change in currency and to put the Lenders and the Obligors in the same position, as far as possible, that they would have been in if no change in currency had occurred.

9.5      SET-OFF AND COUNTERCLAIM

         All payments made by an Obligor under this Agreement shall be made without set-off or counterclaim.

9.6      NON-BUSINESS DAYS

(a) If a payment under this Agreement is due on a day which is not a Business Day, the due date for that payment shall instead be the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b) During any extension of the due date for payment of any principal under this Agreement interest is payable on the principal at the rate payable on the original due date.

9.7      PARTIAL PAYMENTS

(a) If the Agent or, as the case may be, the U.S. Swingline Agent receives a payment insufficient to discharge all the amounts then due and payable by an Obligor under this Agreement, the Agent or, as the case may be, the U.S. Swingline Agent shall apply that payment towards the obligations of the Obligors under this Agreement in the following order:

         (i) FIRST, in or towards payment pro rata of any unpaid costs, fees and expenses of the Agent and the U.S. Swingline Agent under this Agreement;

         (ii) SECONDLY, in or towards payment pro rata of any accrued fees due but unpaid under Clause 20 (Fees);

         (iii) THIRDLY, in or towards payment pro rata of any interest due but unpaid under this Agreement;

         (iv) FOURTHLY, in or towards payment pro rata of any principal due but unpaid under this Agreement; and

         (v) FIFTHLY, in or towards payment pro rata of any other sum due but unpaid under this Agreement.

(b) The Agent or, as the case may be, the U.S. Swingline Agent, shall, if so directed by all the Lenders, vary the order set out in sub-paragraphs (a)(ii) to (v) above. The Agent or, as the case may be, the U.S. Swingline Agent, shall notify the Borrowers' Agent of any such variation.

(c) Paragraphs (a) and (b) above shall override any appropriation made by any Obligor.

10.      TAXES

10.1     GROSS-UP

         All payments by an Obligor to a Finance Party under the Finance Documents shall be made free and clear of and without deduction for or on account of any taxes, except to the extent that the Obligor is required by law to make payment subject to any such taxes. Subject to Clauses 10.4 (Qualifying Lenders) and 10.5 (U.S. Taxes), if any Relevant Tax or amounts in respect of Relevant Tax are deducted or withheld from any amounts payable or paid by an

         Obligor, or paid or payable by the Agent or, as the case may be, the U.S. Swingline Agent, to a Finance Party under the Finance Documents, the Obligor shall pay such additional amounts as may be necessary to ensure that the relevant Finance Party receives a net amount equal to the full amount which it would have received had that Relevant Tax or those amounts in respect of Relevant Tax not been so deducted or withheld.

10.2     INDEMNITY

         Without prejudice to the provisions of Clause 10.1 (Gross-up), but subject to Clauses 10.4 (Qualifying Lenders) and 10.5 (U.S. Taxes), if a Finance Party or the Agent (or, as the case may be the U.S. Swingline Agent) on behalf of that Finance Party is required to make any payment on account of any Relevant Tax on or in relation to any sum received or receivable hereunder by such Finance Party or the Agent (or, as the case may be, the U.S. Swingline Agent) on behalf of that Finance Party (including a sum received or receivable under this Clause 10) or any liability in respect of any such payment is incurred by such Finance Party or the Agent (or, as the case may be, the U.S. Swingline Agent) on behalf of that Finance Party (other than any Tax on Overall Net Income) , the relevant Obligor shall, within five Business Days of demand by the Agent (or, as the case may be, the U.S. Swingline Agent) indemnify such Finance Party against such payment or liability, together with any interest, penalties, reasonable costs and reasonable expenses payable or incurred in connection therewith other than any such interest, penalties, costs or expenses arising as a result of a failure by a Finance Party to make payment of such tax when due.

10.3     TAX RECEIPTS

         All taxes required by law to be deducted or withheld by an Obligor from any amounts paid or payable under the Finance Documents shall be paid by the relevant Obligor when due and the Obligor shall, within 15 days of the payment being made, deliver to the Agent for the relevant Lender evidence satisfactory to that Lender (including any relevant tax receipts which have been received) that the payment has been duly remitted to the appropriate authority.

10.4     QUALIFYING LENDERS

(a) If any Lender is a Party but is not a Qualifying Lender (other than as a result of the introduction, suspension, withdrawal or cancellation of, or change in, or change in the official interpretation, administration or official application of, any law, regulation having the force of law, tax treaty or any published practice or published concession of the UK Inland Revenue or any other relevant taxing or fiscal authority in any jurisdiction with which the relevant Lender has a connection, occurring after the Signing Date or, if later, the date on which that Lender becomes a Party), then no Obligor resident in the UK for the purposes of UK taxation shall be liable to pay to that Lender under Clause 10.1 (Gross-up) or Clause 10.2 (Indemnity) any amount in respect of taxes levied or imposed by the UK or any taxing authority of or in the UK in excess of the amount (if any) it would have been obliged to pay if that Lender had been a Qualifying Lender.

(b) A Treaty Lender shall promptly and, in any event, within seven Business Days after it becomes a Lender, deliver to its local revenue authority for certification such UK Inland Revenue forms as may be required for that Treaty Lender to claim that payment to it by any Obligor resident in the UK under the Finance Documents shall be exempt from tax by the UK. If there is any change in the procedure by which certification is to be made or to be notified to the UK Inland Revenue, the Treaty Lender's obligations shall be modified in such manner as the Treaty Lender may reasonably determine so that such amended obligations shall, as far as possible, have the same or equivalent effect as the original obligations. No

         Obligor resident in the UK shall be liable to pay any sums to any Treaty Lender under Clause 10.1 (Gross-up) or Clause 10.2 (Indemnity):

         (i) unless the Treaty Lender has complied with its obligations under this Clause 10.4(b); or

         (ii) in respect of any tax withheld or deducted in respect of any payment of interest falling due more than three months after the date on which the Treaty Lender becomes a Party (and arising as a result of failure to secure complete exemption from UK tax in respect of payments of interest), unless the Treaty Lender demonstrates to the reasonable satisfaction of Vodafone that it has taken all reasonable steps to secure such exemption from the relevant tax authorities.

(c) Subject to (d) below, each Lender warrants to Vodafone, on each date upon which it makes an Advance and on the due date for each payment of interest to the Lender:

         (i)      that it is a Qualifying Lender, and

         (ii) if it is a Treaty Lender, it has delivered (or will deliver within the time limits specified herein) the forms described in paragraph (b).

(d) If a Lender or, as the case may be, the Facility Office of a Lender is aware that it is or will become unable to make the warranty set out in sub-clause (c) of this Clause 10.4 it will promptly notify the Agent which will notify Vodafone.

10.5     U.S. TAXES

(a) AirTouch shall not be required to pay any additional amount pursuant to Clause 10.1 (Gross-up) or any amount pursuant to Clause 10.2 (Indemnity) in respect of United States taxes (including, without limitation, federal, state, local or other income taxes), branch profits or franchise taxes with respect to a sum payable by it pursuant to this Agreement to a Lender if:

         (i) on the date such Lender becomes a Party to this Agreement or has designated a new Facility Office either:

                  (1) in the case of a Lender which is not a United States person (as such term is defined in Section 7701(a)(30) of the U.S. Code), such Lender is not entitled to submit a United States Internal Revenue Service Form 1001 (relating to such Lender and entitling it to a complete exemption from withholding on interest to be received by it pursuant to this Agreement) or a Form 4224 (relating to interest to be received by such Lender pursuant to this Agreement) (or any successor forms) with respect to interest payable pursuant to this Agreement; or

                  (2) in the case of a Lender which is a United States person (as such term is defined in Section 7701(a)(30) of the U.S. Code), Clause 10.1 (Gross-up) or Clause 10.2 (Indemnity) would apply (other than as a result of the introduction of, suspension, withdrawal or cancellation of, or change in the official interpretation, administration or official application of, any law, regulation having the force of law, tax treaty or any published practice or published concession of the United States Internal Revenue Service or any other relevant taxing or fiscal authority in any jurisdiction with which the relevant Lender has a connection, occurring after the date the Lender becomes a Party to this Agreement or has designated a new Facility Office); or

         (ii) such Lender has failed to provide AirTouch with the appropriate form, certificate or other information with respect to such sum payable that it was required to provide pursuant to paragraph (b) or (c) below and is entitled to file under applicable law; or

         (iii) such Lender is subject to such tax by reason of any connection between the jurisdiction imposing such tax and the Lender or its Facility Office other than a connection arising solely from this Agreement or any transaction contemplated hereby.

(b) If a Lender is not a United States person (as such term is defined in Section 7701(a)(30) of the U.S. Code) it shall (if and to the extent that it is entitled to do so under applicable law) submit, as soon as reasonably practicable after it has become a Party to this Agreement or designates a new Facility Office, in duplicate to AirTouch duly completed and signed copies of either United States Internal Revenue Service Form 1001 or applicable successor form (relating to such Lender and entitling it to complete exemption from withholding on all amounts (to which such withholding would otherwise apply) to be received by such Lender, including fees, pursuant to this Agreement in connection with any borrowing by AirTouch ) as a result of a tax treaty concluded with the United States or United States Internal Revenue Service Form 4224 or applicable successor form (relating to all amounts (to which such withholding would otherwise apply) to be received by such Lender, including fees, pursuant to this Agreement in connection with any borrowing by AirTouch). Thereafter, such Lender shall (if and to the extent that it is entitled to do so under applicable law) submit to AirTouch such additional duly completed and signed copies of one or the other such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxation authorities) or any additional information, in each case as may be required under then current United States law or regulations to claim the inapplicability of or exemption from United States withholding taxes on payments in respect of all amounts (to which such withholding would otherwise apply) to be received by such Lender, including fees, pursuant to this Agreement in connection with any borrowing by AirTouch.

(c) If a Lender is a United States person (as such term is defined in Section 7701(a)(30) of the U.S. Code) it shall, as soon as practicable after it has become a Party to this Agreement or designates a new Facility Office, and thereafter, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form or forms to be delivered, submit in duplicate to AirTouch a certificate to the effect that it is such a United States person and shall (if and to the extent that it is entitled to do so under applicable law) submit any additional information that may be necessary to avoid United States withholding taxes on all payments, including fees, (to which such withholding would otherwise apply) to be received pursuant to this Agreement in connection with any borrowing by AirTouch.

(d) The provisions of this Clause 10.5 shall cease to have effect if AirTouch ceases to be a Borrower in accordance with Clause 26.5 (Novation of AirTouch's obligations).

10.6     COLLECTING AGENTS RULES

         Each Lender represents to the Agent that, in the case of a Lender which is a Lender, on the Signing Date and, in the case of a Lender which becomes a Lender after the date of this Agreement, on the date it becomes a Lender, in relation to the Facilities, it is:

         (a)      either:

                  (i) not resident in the United Kingdom for United Kingdom tax purposes; or

                  (ii) a bank as defined in section 840A of the Income and Corporation Taxes Act 1988 and resident in the United Kingdom; and

         (b) beneficially entitled to the principal and interest payable by the Agent to it under the Finance Documents,

         (or, if it is not able to make those representations, will ensure that it assigns, transfers or novates its rights in respect of each Advance then made (or, if made later, when made) to an entity in respect of which both representations are correct) and, if it is able to make those representations on the Signing Date or the date it becomes a Lender, shall forthwith notify the Agent if either representation ceases to be correct.

10.7     REFUND OF TAX CREDITS

         If any Obligor pays any additional amount to a Finance Party under this Clause 10 (a "TAX PAYMENT") and that Finance Party obtains a refund of a tax, or a credit against tax by reason of the Tax Payment (a "TAX CREDIT") then that Finance Party shall reimburse that Obligor such amount as can be determined to be the proportion of the Tax Credit as will leave that Finance Party (after that reimbursement) in no better or worse position than it would have been in if the Tax Payment had not been paid. Nothing in this Clause 10 shall interfere with the right of each Finance Party to arrange its affairs in whatever manner it thinks fit and no Finance Party is obliged to disclose any information regarding its tax affairs or computations to an Obligor which it reasonably considers confidential.

11.      MARKET DISRUPTION

11.1     MARKET DISTURBANCE

         Notwithstanding anything to the contrary herein contained, if and each time that prior to or on a Drawdown Date relative to an Advance to be made (or the first day of any Interest Period in the case of an outstanding Tranche B Advance or Term-out Advance):

         (a) only one or no Reference Bank supplies a rate for the purposes of determining LIBOR in accordance with paragraph (b) of such definition; or

         (b) the Agent is notified by Lenders whose participations in that Advance would represent 50 per cent. or more of that Advance that (i) deposits in the currency of that Advance may not in the ordinary course of business be available to them in the London Interbank Market for a period equal to the Interest Period or Term concerned in amounts sufficient to fund their participations in that Advance or (ii) LIBOR does not adequately represent their cost of funds; or

         (c) the Agent (after consultation with the Reference Banks) shall have determined (which determination shall be conclusive and binding upon all Parties) that by reason of circumstances affecting the London Interbank Market generally, adequate and fair means do not exist for ascertaining the LIBOR applicable to such Advance during its Interest Period or Term, the Agent shall promptly give written notice of such determination or notification to Vodafone and to each of the Lenders.

11.2     ALTERNATIVE RATES

         If the Agent gives a notice under Clause 11.1 (Market disturbance):

         (a) the Borrowers' Agent and the Lenders whose participations in the relevant Advance would represent 50 per cent or more of that Advance may (through the Agent) agree that (in the case of a Tranche A Advance (except a Term-out Advance) or Tranche C Advance) that Advance shall not be borrowed; or

         (b) in the absence of such agreement (and in any event in the case of a Tranche B Advance or Term-out Advance):

                  (i) the Interest Period or Term of the relevant Advance shall be one month;

                  (ii) the Advance shall be made in the currency requested or, in the case of Clause 11.1(b)(i) (Market disturbance), in U.S. Dollars (or, if the currency requested for the relevant Advance is U.S. Dollars, Sterling); and

                  (iii) during the Interest Period or Term of the relevant Advance the rate of interest applicable to such Advance shall be the applicable Margin plus applicable Reserve Asset Costs plus the rate per annum notified by each Lender concerned to the Agent before the last day of such Interest Period or Term to be that which expresses as a percentage rate per annum the cost to such Lender of funding its participation in such Advance from whatever sources it may reasonably select.

12.      INCREASED COSTS

12.1     INCREASED COSTS

(a) Subject to Clause 12.2 (Exceptions), Vodafone will forthwith on demand by a Finance Party pay that Finance Party the amount of any increased cost incurred by it or any of its Holding Companies as a result of any change in or introduction of any law or regulation (including any relating to reserve asset, special deposit, cash ratio, liquidity or capital adequacy requirements or any other form of banking or monetary control).

(b) Promptly following the service of any demand, Vodafone will pay to that Finance Party such amount as that Finance Party certifies in the demand (with sufficient details for the calculations to be verified) will in its reasonable opinion compensate it for the applicable increased cost and in relation to the period expressed to be covered by such demand.

(c) When calculating an increased cost, a Finance Party will only apply the costs incurred in relation to the Facilities. Nothing contained in this Clause 12.1 shall oblige the Finance Party to disclose any information (other than information which is readily available in the public domain or which is not in the reasonable opinion of the Finance Party confidential) relating to the way in which it employs its capital or arranges its internal financial affairs.

(d)      In this Agreement "INCREASED COST" means:

         (i) an additional cost incurred by a Finance Party or any of its Holding Companies as a result of it performing, maintaining or funding its obligations under, this Agreement; or

         (ii) that portion of an additional cost incurred by a Finance Party or any of its Holding Companies in making, funding or maintaining all or any advances comprised in a class of advances formed by or including its participations in the Advances made or to be made under this Agreement as is attributable to it making, funding or maintaining its participations; or

         (iii) a reduction in any amount payable to a Finance Party or the effective return to a Finance Party under this Agreement or on its capital (or the capital of any of its Holding Companies); or

         (iv) the amount of any payment made by a Finance Party, or the amount of interest or other return foregone by a Finance Party, calculated by reference to any amount received or receivable by a Finance Party from any other Party under this Agreement.

12.2     EXCEPTIONS

         Clause 12.1 (Increased costs) does not apply to any increased cost:

         (a)      compensated for by the payment of the Reserve Asset Costs; or

         (b)      attributable to any tax or amounts in respect of tax; or

         (c) attributable to the implementation by the applicable authorities having jurisdiction over such Lender and/or its Facility Office of the matters set out in the statement of the Basle Committee on Banking Regulations and Supervisory Practices dated July, 1988 and entitled "International Convergence of Capital Measurement and Capital Standards", or the directives of the European Council (as amended or supplemented prior to the date of this Agreement) of 17th April, 1989 on the own funds of credit institutions (89/229/EEC) and of 18th December, 1989 on the solvency ratio for credit institutions (89/647/EEC), in each case to the extent and according to the timetable provided for therein (unless the increased costs arise as a result of any change in such terms or in relation to the implementation thereof in respect of a Lender on or after the Signing Date); or

         (d) occurring as a result of any negligence or default of a Lender or its Holding Company including but not limited to a breach by that Lender or Holding Company of any fiscal, monetary or capital adequacy limit imposed on it by any law or regulation; or

         (e) to the extent that the increased cost was incurred in respect of any day more than six months before the first date on which it was reasonably practicable to notify Vodafone thereof (except in the case of any retrospective change).

13.      ILLEGALITY AND MITIGATION

13.1     ILLEGALITY

         If it becomes unlawful in any jurisdiction for a Lender to give effect to any of its obligations as contemplated by this Agreement or to fund or maintain its participation in any Advance, then the Lender may notify the Borrowers' Agent through the Agent accordingly and thereupon, but only to the extent necessary to remove the illegality:

         (a) each Borrower shall, upon request from that Lender within the period allowed or if no period is allowed, forthwith, repay any participation of that Lender in the Advances made to it together with all other amounts payable by it to that Lender under this Agreement; and

         (b) the Lender's Tranche A Commitment, Tranche B Commitment and Tranche C Commitment shall be cancelled immediately.

13.2     MITIGATION

         Notwithstanding the provisions of Clauses 10 (Taxes), 12 (Increased Costs) and 13.1 (Illegality), if in relation to a Finance Party circumstances arise which would result in:

         (a) any deduction, withholding or payment of the nature referred to in Clause 10 (Taxes); or

         (b) any increased cost of the nature referred to in Clause 12 (Increased Costs); or

         (c)      a notification pursuant to Clause 13.1 (Illegality),

         then without in any way limiting, reducing or otherwise qualifying the rights of such Finance Party or the Agent, such Finance Party shall promptly upon becoming aware of the same notify the Agent thereof (whereupon the Agent shall promptly notify the Borrowers' Agent) and such Finance Party shall use reasonable endeavours to transfer its participation in the Facility and its rights hereunder and under the Finance Documents to another financial institution or Facility Office not affected by the circumstances having the results set out in (a),
         (b) or (c) above and shall otherwise take such reasonable steps as may be open to it to mitigate the effects of such circumstances provided that such Finance Party shall not be under any obligation to take any such action if, in its opinion, to do so would or would be likely to have a material adverse effect upon its business, operations or financial condition or would involve it in any unlawful activity or any activity that is contrary to its policies or any request, guidance or directive of any competent authority (whether or not having the force of law) or (unless indemnified to its satisfaction) would involve it in any significant expense or tax disadvantage.

14.      GUARANTEE

14.1     GUARANTEE

         Each Guarantor jointly and severally, irrevocably and unconditionally:

         (a) as principal obligor, guarantees to each Finance Party that if and whenever:

                  (i) an amount is due and payable by a Borrower under or in connection with any Finance Document; and

                  (ii) demand for payment of that amount has been made by the Agent on that Borrower,

                  that Guarantor will forthwith on demand by the Agent pay that amount as if that Guarantor instead of that Borrower were expressed to be the principal obligor; and

         (b) indemnifies each Finance Party on demand against any loss or liability suffered by it if any obligation guaranteed by any Guarantor is or becomes unenforceable, invalid or illegal (the amount of that loss being the amount expressed to be payable by the relevant Borrower in respect of the relevant sum).

14.2     CONTINUING GUARANTEE

         This guarantee is a continuing guarantee and will extend to the ultimate balance of all sums payable by the Borrowers under the Finance Documents, regardless of any intermediate payment or discharge in part.

14.3     REINSTATEMENT

(a) Where any discharge (whether in respect of the obligations of any Borrower or any security for those obligations or otherwise) is made in whole or in part or any arrangement is made on the faith of any payment, security or other disposition which is avoided or must be restored on insolvency, liquidation or otherwise without limitation, the liability of the Guarantors under this Clause 14 shall continue as if the discharge or arrangement had not occurred (but only to the extent that such payment, security or other disposition is avoided or restored).

(b) Each Finance Party may concede or compromise any claim that any payment, security or other disposition is liable to avoidance or restoration.

14.4     WAIVER OF DEFENCES

         The obligations of the Guarantors under this Clause 14 will not be affected by any act, omission, matter or thing which, but for this provision, would reduce, release or prejudice any of its obligations under this Clause 14 or prejudice or diminish those obligations in whole or in part, including (whether or not known to it or any Finance Party):

         (a) any time or waiver granted to, or composition with, any Borrower or other person;

         (b) the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

         (c) any incapacity or lack of powers, authority or legal personality of or dissolution or change in the members or status of a Borrower or any other person;

         (d) any variation (however fundamental) or replacement of a Finance Document so that references to that Finance Document in this Clause 14 shall include each variation or replacement;

         (e) any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document, to the intent that the Guarantors' obligations under this Clause 14 shall remain in full force and its guarantee be construed accordingly, as if there were no unenforceability, illegality or invalidity; and

         (f) any postponement, discharge, reduction, non-provability or other similar circumstance affecting any obligation of any Borrower under a Finance Document resulting from any insolvency, liquidation or dissolution proceedings or from any law, regulation or order so that each such obligation shall, for the purposes of the Guarantors' obligations under this Clause 14, be construed as if there were no such circumstance.

14.5     IMMEDIATE RECOURSE

         Except as provided in Clause 14.1(a)(ii), each Guarantor waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from that Guarantor under this Clause 14.

14.6     APPROPRIATIONS

         Until all amounts which may be or become payable by the Borrowers under or in connection with the Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may:

         (a) refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Guarantor shall be entitled to the benefit of the same; and

         (b) hold in a suspense account (bearing interest at a commercial rate) any moneys received from any Guarantor or on account of that Guarantor's liability under this Clause 14, with any interest earned being credited to that account.

14.7     NON-COMPETITION

         Until all amounts which may be or become payable by the Borrowers under or in connection with the Finance Documents have been paid in full, no Guarantor shall, after a claim has been made or by virtue of any payment or performance by it under this Clause 14:

         (a) be subrogated to any rights, security or moneys held, received or receivable by any Finance Party (or any trustee or agent on its behalf) or be entitled to any right of contribution or indemnity in respect of any payment made or moneys received on account of that Guarantor's liability under this Clause 14;

         (b) claim, rank, prove or vote as a creditor of any Borrower or its estate in competition with any Finance Party (or any trustee or agent on its behalf); or

         (c) receive, claim or have the benefit of any payment, distribution or security from or on account of any Borrower, or exercise any right of set-off as against any Borrower.

         Each Guarantor shall hold in trust for and forthwith pay or transfer to the Agent for the Finance Parties any payment or distribution or benefit of security received by it contrary to this Clause 14.7.

14.8     ADDITIONAL SECURITY

         This guarantee is in addition to and is not in any way prejudiced by any other security now or hereafter held by any Finance Party.

14.9     REMOVAL OF GUARANTORS

         Any Guarantor which is not a Borrower (other than Vodafone), may, at the request of the Borrowers' Agent and if no Default is continuing, cease to be a Guarantor by entering into a supplemental agreement to this Agreement at the cost of Vodafone in such form as the Agent may reasonably require which shall discharge that Guarantor's obligations as a Guarantor under this Agreement.

14.10    LIMITATION ON GUARANTEE OF U.S. GUARANTORS

         Notwithstanding any other provision of this Clause 14, the obligations of each Guarantor incorporated in the United States (a "U.S. GUARANTOR") under this Clause 14 shall be limited to a maximum aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Bankruptcy Code or any applicable provisions of comparable state law (collectively, the "FRAUDULENT TRANSFER LAWS"), in each case after giving effect to all other liabilities of such U.S. Guarantor, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, any liabilities of such U.S. Guarantor in respect of intercompany indebtedness to the Borrowers or Affiliates of the Borrowers to the extent that such indebtedness would be discharged in an amount equal to the amount paid by such U.S. Guarantor hereunder) and after giving effect as assets to the value (as determined under the applicable provisions of the Fraudulent Transfer
         Laws) of any rights to subrogation, contribution, reimbursement, indemnity or similar rights of such U.S. Guarantor pursuant to (a) applicable law or (b) any agreement providing for an equitable allocation among such U.S. Guarantor and other Affiliates of the Borrowers of obligations arising under guarantees by such parties.

15.      REPRESENTATIONS AND WARRANTIES

15.1     REPRESENTATIONS AND WARRANTIES

         Each Obligor makes the representations and warranties set out in this Clause 15 (Representations and Warranties) to each Finance Party (in respect of itself and its Subsidiaries only).

15.2     STATUS

         It is a duly incorporated and validly existing corporation under the laws of the jurisdiction of its incorporation.

15.3     POWERS AND AUTHORITY

         It has (or in relation to the borrowing limit in the Articles of Association of Vodafone, will on each Drawdown Date have) the power to:

         (a) enter into and comply with, all obligations expressed on its part under the Finance Documents; and

         (b)      (in the case of a Borrower) to borrow under this Agreement;
                  and

         (c) (in the case of a Guarantor) to give the guarantee in Clause 14 (Guarantee),

         and has (or in relation to the borrowing limit in the Articles of Association of Vodafone, will on each Drawdown Date have) taken all necessary actions to authorise the execution, delivery and performance of the Finance Documents (other than, in the case of AirTouch, a Guarantor Accession Agreement prior to the execution thereof pursuant to Clause 26.4 (Additional Guarantors)).

15.4     NON-VIOLATION

         The execution, delivery and performance of the Finance Documents will not violate:

         (a) any provisions of any existing law or regulation or statute applicable to it; or

         (b) to any material extent, any provisions of any mortgage, contract or other undertaking to which it or any of its Subsidiaries is a party or which is binding upon it or any of its Subsidiaries (except, prior to the first Drawdown Date, in relation to the borrowing limit in the Articles of Association of Vodafone).

15.5     BORROWING LIMITS

         In relation to Vodafone with effect from the first Drawdown Date, borrowings under this Agreement up to and including the maximum amount available under this Agreement will not cause any limit (except to the extent the limit has been waived) on borrowings or, as the case may be, on the giving of guarantees (whether imposed in its Articles of Association or otherwise), or on the powers of its board of directors, applicable to it to be exceeded.

15.6     AUTHORISATIONS

         All necessary consents or authorisations of any governmental authority or agency required by it in connection with the execution, validity, performance or enforceability of the Finance Documents have been obtained and are validly existing.

15.7     NO DEFAULT

         Neither it nor any of its Subsidiaries which is a member of the Restricted Group is in default under any law or agreement by which it is bound the consequences of which would be reasonably likely to have a material adverse effect on the ability of the Obligors (taken as a whole) to perform their payment obligations under the Finance Documents.

15.8     AIRTOUCH

(a) AirTouch either (i) is not an investment company required to be registered under the United States Investment Company Act of 1940, as amended, or (ii) is exempt from the registration provisions of that Act pursuant to an exemption under that Act.

(b) None of the transactions contemplated in this Agreement (including, without limitation, the borrowings hereunder and the use of the proceeds thereof) will violate or result in a violation of Section 7 of the Securities Exchange Act of 1934 (or any regulations issued pursuant thereto, including, without limitation, Regulations D, T, U and X).

15.9     ACCOUNTS

(a) The audited consolidated financial statements of Vodafone most recently delivered to the Agent (which, at the date of this Agreement are the Original Group Accounts):

         (i) give a true and fair view of the consolidated financial position of the Group as at the date to which they were drawn up; and

         (ii) have been prepared in accordance with generally accepted accounting principles in the UK, consistently applied.

(b) The audited consolidated financial statements of AirTouch in respect of its most recent financial year (if any such audited statements have been published) (which, at the date of this Agreement are the audited consolidated financial statements of AirTouch for the year ended 31st December, 1998 (the "AIRTOUCH 1998 ACCOUNTS")):

         (i) fairly represent the consolidated financial position of AirTouch, as at the date to which they were drawn up; and

         (ii) have been prepared in accordance with generally accepted accounting principles in the United States, consistently applied.

15.10    FINANCIAL CONDITION

(a) (Prior to the date on which the first financial statements of the Group consolidated to include the AirTouch Group are delivered to the Agent under Clause 16.2(a)(i) or (b) (Financial Information) only) there has been no change in the financial condition:

         (i) of the Group (taken as a whole), which has occurred since the date to which the financial statements most recently delivered to the Agent under Clause 16.2(a)(i) or (b) (Financial Information) were made up (which, as at the date of this Agreement, are the 30th September, 1998 interim consolidated financial statements of Vodafone); or

         (ii) of the AirTouch Group (taken as a whole) which has occurred since the date to which the AirTouch 1998 Accounts were made up,

         which, in either case, would have a material adverse effect on the ability of the Obligors (taken as a whole, and on the assumption that the Merger has completed) to perform their payment obligations under the Finance Documents.

(b) (On and after the date on which the first financial statements of the Group consolidated to include the AirTouch Group are delivered to the Agent under Clause 16.2(a)(i) or (b) (Financial Information) only) there has been no change in the financial condition of the Group (taken as a whole) which has occurred since the date to which the financial statements most recently delivered to the Agent under Clause 16.2(a)(i) or (b) (Financial Information) were made up which would have a material adverse effect on the ability of the Obligors (taken as a whole) to perform their payment obligations under the Finance Documents.

15.11    INFORMATION

(a) The factual information in relation to the Group contained in Sections I, II, IV (Table 1 and paragraph 1 (Refinance Existing Indebtedness) thereof) and VII of the Information Memorandum is to the best of Vodafone's knowledge and belief true and accurate in all material respects as at 1st March, 1999 and did not omit as at 1st March, 1999 any information which made misleading in any material respect any information in the Information Memorandum.

(b) All projections in Section IX of the Information Memorandum were prepared by Vodafone based on assumptions considered by Vodafone to be reasonable as at 1st March, 1999 and all such assumptions were provided by Vodafone in good faith and after due enquiry.

15.12    NO EVENT OF DEFAULT

         No Event of Default has occurred and is continuing in relation to it and its Subsidiaries.

15.13    ERISA

(a) Each member of the Controlled Group has fulfilled its obligations under the minimum funding standards of ERISA and the U.S. Code with respect to each Plan maintained by such member or any member of the Controlled Group.

(b) Each Obligor is in compliance with the applicable provisions of ERISA, the U.S. Code and any other applicable United States Federal or State law with respect to each Plan maintained by such Obligor except where such non-fulfilment or non compliance could reasonably be expected not to have a material adverse effect on the ability of the Obligors (taken as a whole) to perform their payment obligations under the Finance Documents.

(c) No Reportable Event has occurred with respect to any Plan maintained by an Obligor or any member of the Controlled Group and no steps have been taken to reorganise or terminate any Single Employer Plan or by that Obligor to effect a complete or partial withdrawal from any Multiemployer Plan except where such non compliance, Reportable Event, reorganisation, termination or withdrawal could not reasonably be expected to have a material adverse effect on the ability of the Obligors (taken as a whole) to perform their payment obligations under the Finance Documents.

(d)      No member of the Controlled Group has:

         (i) sought a waiver of the minimum funding standard under Section 412 of the U.S. Code in respect of any Plan; or

         (ii) failed to make any contribution or payment to any Single Employer Plan or Multiemployer Plan, or made any amendment to any Plan, and no other event, transaction or condition has occurred which has resulted or could result in the imposition of a lien or the posting of a bond or other security under ERISA or the U.S. Code; or

         (iii) incurred any material, actual liability under Title I or Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

         15.14    YEAR 2000

                  It and its Subsidiaries have taken steps that are reasonable to ensure that the occurrence of the year 2000 will not materially and adversely affect its and its Subsidiaries' information and business systems.

         15.15    ENVIRONMENTAL

                  It and its Subsidiaries are each in compliance with all applicable environmental laws where non-compliance is reasonably likely to have a material adverse effect on the ability of the Obligors (taken as a whole) to perform their payment obligations under the Finance Documents.

         15.16    TIMES FOR MAKING REPRESENTATIONS AND WARRANTIES

         (a) The representations and warranties set out in this Clause 15 (Representations and warranties) are made by each Obligor on the Signing Date and, subject to Clause 4.4 (Certain Funds Period), (except for Clauses 15.11 (Information) and 15.14 (Year 2000)) are deemed to be made again by each Obligor on the date of each Request, on each Drawdown Date and on the first day of each Interest Period with reference to the facts and circumstances then existing.

         (b) The representation and warranty by Vodafone in clause 15.11 (Information) will be given on the Signing Date by reference to the facts and circumstances existing on 1st March, 1999.

         (c) The representation and warranty by Vodafone in Clause 15.11 (Information) will be deemed to be made again (but only in relation to any updates to the Information Memorandum prepared by Vodafone for the purposes of syndication):

                  (i) on the date notified to it by the Agent as the date on which the sub-underwriters become Parties to this Agreement as Lenders; and

                  (ii)     on the last day of the Primary Syndication Period,

                  in each case by reference to the facts and circumstances existing on the date the updates were prepared by Vodafone.

         16.      UNDERTAKINGS

         16.1     DURATION

                  The undertakings in this Clause 16 will remain in force from the Signing Date for so long as any amount is or may be outstanding under this Agreement or any Commitment is in force.

         16.2     FINANCIAL INFORMATION

                  Each Obligor shall supply to the Agent in sufficient copies for all the Lenders:

                  (a) as soon as the same are publicly available (and in any event within 180 days of the end of each of its financial years):

                           (i) in the case of Vodafone, the audited consolidated financial statements of the Group for that financial year; and

                           (ii) in the case of each other Obligor, (if published) its audited statutory accounts for that financial year, consolidated if it has Subsidiaries and consolidated accounts are prepared and published;

                  (b) in the case of Vodafone, as soon as the same are publicly available (and in any event within 90 days of the end of the first half-year of each of its financial years) the interim unaudited financial statements of the Group for that half-year;

                  (c) in the case of Vodafone, together with any accounts specified in paragraph (a)(i) above:

                           (i) a certificate signed by its auditors establishing compliance with Clause 17 (Financial Covenants) as at the date to which those accounts were drawn up; and

                           (ii) a certificate signed by a director of Vodafone establishing (in reasonable detail):

                                    (1)      compliance with Clause 16.8
                                             (Priority borrowing) as at the date
                                             to which those accounts were drawn
                                             up, and identifying the Principal
                                             Subsidiaries, on the basis of those
                                             accounts; and

                                    (2)      only if the Total Commitments are
                                             more than U.S.$10,000,000,000, the
                                             aggregate amount of the Net Cash
                                             Proceeds of all Asset Disposals
                                             falling within Clause 7.6(a)
                                             (Mandatory Prepayment from Asset
                                             Disposals and Bond Issues) for the
                                             relevant financial year; and

                  (d) in the case of Vodafone, together with any accounts specified in paragraph (b) above, a certificate signed by a director of Vodafone establishing (in reasonable detail) compliance with Clauses 16.8 (Priority borrowing) and 17 (Financial Covenants) as at the date to which those accounts were drawn up, and identifying the Principal Subsidiaries, on the basis of those accounts.

         16.3     INFORMATION - MISCELLANEOUS

                  Vodafone shall supply to the Agent:

                  (a) all documents despatched by it to its shareholders (or any class of them) or its creditors generally (or any class of them) in relation to it or its Subsidiaries at the same time as they are despatched; and

                  (b) as soon as reasonably practicable, such further publicly available information in the possession or control of any member of the Group regarding the business, financial or corporate affairs of the Group, as the Agent may reasonably request, in sufficient copies for all the Lenders, if the Agent so requests.

         16.4     NOTIFICATION OF DEFAULT

                  Vodafone shall notify the Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of it.

         16.5     AUTHORISATIONS

         (a)      Each Obligor shall promptly:

                  (i)      obtain, maintain and comply with the terms of; and

                  (ii) if requested, supply certified copies to the Agent of,

                  any authorisation required under any law or regulation to enable it to perform its obligations under, or for the validity or enforceability of, any Finance Document.

         (b) Vodafone will notify the Agent as soon as practicable after a Certificate of Merger is filed with the Secretary of State of the State of Delaware in accordance with Section 1.2.2 of the Merger Agreement, specifying in such notice the effective date of the Merger.

         16.6     PARI PASSU RANKING

                  Each Obligor will procure that its obligations under the Finance Documents do and will rank at least pari passu with all its other present and future unsecured and unsubordinated obligations (save for those obligations mandatorily preferred by applicable law).

         16.7     NEGATIVE PLEDGE

                  No Obligor will, and each Obligor will procure that none of its Subsidiaries which is a member of the Restricted Group will, create or permit to subsist any Security Interest on or over any of its assets except for any Permitted Security Interest.

         16.8     PRIORITY BORROWING

                  Each Obligor will procure that none of its Subsidiaries (which is a member of the Restricted Group and which is not a Guarantor) will create, assume, incur, guarantee, permit to subsist or otherwise be liable in respect of any Financial Indebtedness owed to persons outside the Restricted Group except for:

                  (a) Financial Indebtedness existing in any Subsidiary (except AirTouch or any of its Subsidiaries as at the Signing Date) which becomes a member of the Restricted Group after the Signing Date provided:

                           (i) any such Financial Indebtedness is in existence before that Subsidiary becomes a member of the Restricted Group and is not created in contemplation of that Subsidiary becoming a member of the Restricted Group; and

                           (ii) to the extent that the aggregate principal amount of such Financial Indebtedness outstanding upon that Subsidiary becoming a member of the Restricted Group is thereafter exceeded (measured in the same currency), the excess amount of such Financial Indebtedness shall not fall within this paragraph (a); or

                  (b) Financial Indebtedness under finance or structured tax lease arrangements to the extent matched as part of those arrangements by deposits of cash or cash equivalent investments (including, but not limited to securities issued by G7 governments) which are treated by the creditor concerned as available to reduce its net exposure; or

                  (c) Financial Indebtedness which is created with the prior written consent of the Majority Lenders; or

                  (d) Financial Indebtedness of members of the Restricted Group to the extent matched by cash balances held by members of the Restricted Group which are treated as available for netting by the creditors of that Financial Indebtedness under cash management or netting arrangements in the ordinary course of business; or

                  (e) Financial Indebtedness under any finance lease entered into in respect of assets which are acquired after the Signing Date; or

                  (f) Financial Indebtedness under or in connection with any other finance lease entered into in respect of existing assets or future assets (to the extent they are subject to Security Interests contemplated under paragraph (j) of the definition of Permitted Security Interests) provided that any amounts raised by entering into that finance lease are applied within 90 days after creation of such lease to reduce the Facilities; or

                  (g)      Financial Indebtedness under Back to Back Loans; or

                  (h)      deferred consideration in respect of:

                           (i) acquisitions completed by Vodafone or its Subsidiaries prior to the Signing Date not exceeding an aggregate principal amount of (pound)50,000,000 or its equivalent; or

                           (ii) the cost of future Acquisitions completed after the Signing Date payable within 12 months of completion of the Acquisition or, to the extent payable after 12 months, not exceeding, at any time an aggregate principal amount of (pound)100,000,000 or its equivalent; or

                  (i) Financial Indebtedness of any Subsidiary of Vodafone which operates only as a finance company for the Group to the extent the proceeds are on-lent to a Guarantor (or to a Subsidiary which is not a member of the Restricted Group); or

                  (j) Financial Indebtedness of AirTouch under bonds issued by AirTouch in existence at the Signing Date to the extent the aggregate principal amount does not exceed U.S.$1,600,000,000 (in respect of its existing bonds denominated in U.S. Dollars) and DM400,000,000 (in respect of its existing bonds denominated in Deutsche Marks); or

                  (k)      Financial Indebtedness under this Agreement; or

                  (l) Financial Indebtedness of AirTouch existing at the Merger Date under commercial paper programmes of AirTouch (but this paragraph (l) only applies until the date falling three months after the Merger Date); or

                  (m) other Financial Indebtedness to the extent that the sum of:

                           (i) the aggregate unpaid principal amount of the Financial Indebtedness of all the members of the Restricted Group which are not Guarantors and owed to persons outside the Restricted Group (other than Financial Indebtedness under paragraphs (a) to (l) above inclusive); plus

                           (ii) the aggregate unpaid principal amount of Financial Indebtedness secured under paragraph (q) of the definition of Permitted Security Interest (to the extent not falling within (m)(i) above), does not exceed (pound)750,000,000 or its equivalent.

                  Compliance with this Clause 16.8 will be tested at the end of each month. Financial Indebtedness of the Restricted Group not denominated in (or which has not been swapped into) Sterling shall be notionally converted (from the currency in which it is denominated or, as the case may be, into which it has been swapped) to Sterling at the rate of exchange used in the management accounts of the relevant Obligor for that month.

         16.9     DISPOSALS

                  No Obligor will, and each Obligor will procure that none of its Subsidiaries which is a member of the Restricted Group will, either in a single transaction or in a series of transactions, whether related or not and whether voluntarily or involuntarily, make any Asset Disposals other than:

                  (a) Asset Disposals on arm's length terms which are, in the opinion of an Obligor, at fair market value;

                  (b) Asset Disposals required by law or any governmental authority or agency (including without limitation any authority or agency of the European Union);

                  (c) Asset Disposals made in good faith for the purpose of carrying on the business of the Group which it is reasonable to believe will benefit the Group; and

                  (d) (before the Merger Date) Asset Disposals, for this purpose defined as if AirTouch were a member of the Group, made in good faith for the purpose of carrying on the business of the AirTouch Group which it is reasonable to believe will benefit the AirTouch Group.

         16.10    RESTRICTION ON ACQUISITIONS

                  Vodafone will not, and will procure that no member of the Group will, make any Acquisition unless the major part of the Group's business remains telecommunications and associated business.

         17.      FINANCIAL COVENANTS

         17.1     FINANCIAL DEFINITIONS

                  In this Clause 17:

                  "APPLICABLE UK GAAP"

                  means the generally accepted accounting principles applying to the United Kingdom as at 31st March, 1999 and consistent with those applied in the preparation of the interim consolidated accounts of Vodafone for the six month period ending 30th September, 1998.

                  "ASSOCIATED COMPANY"

                  means any company in which any member of the Group holds a material share of the equity and, in the opinion of the directors of Vodafone, can exercise a significant influence in such company's management and which is treated as such under Applicable UK GAAP for the purpose of preparation of the relevant financial statements.

                  "AVAILABLE CASH"

                  means:

                  (a) cash in hand or on deposit at call or for periods up to 90 days with any bank or financial institution;

                  (b) securities issued or guaranteed by the UK government, the United States government or the government of any other G7 country;

                  (c)      (i)      marketable debt securities rated at least
                                    A-2 by Moody's or A by S&P (taken at their market value as at the time for calculation); and

                           (ii) commercial paper rated at least A-1 by S&P or P1 by Moody's;

                  (d) deposits made with the Commissioners of Inland Revenue in respect of which certificates of tax deposits have been issued by Her Majesty's Treasury;

                  (e) Sterling bills of exchange eligible for rediscount at the Bank of England;

                  (f) the face amounts of certificates of deposit issued by a bank or a building society; and

                  (g) any other instrument, security or investment approved in writing by the Majority Lenders,

                  to the extent denominated in any freely convertible and transferable currencies and beneficially owned by a member of the Group unencumbered by any Security Interests other than Permitted Security Interests.

                  "CONSOLIDATED PROFITS BEFORE INTEREST, AMORTISATION AND TAX"

                  means, in relation to any period, a sum equal to the Group's total operating profit for continuing operations, acquisitions (as a component of continuing operations) and discontinued operations before taxation and after adding back Interest Payable and amortisation but:

                  (a) deducting profits or adding back losses from a sale or termination of an operation;

                  (b) deducting profits or adding back losses on a disposal of fixed assets;

                  (c) adding back costs (whether exceptional or otherwise) of a fundamental reorganisation or restructuring having a material effect on the nature and focus of the Group's operations;

                  (d)      excluding extraordinary items; and

                  (e) excluding the results of any Associated Company or any Investee Company.

                  "EBITDA"

                  means, in respect of any period, Consolidated Profits Before Interest, Amortisation and Tax for that period after adding back depreciation.

                  "INTEREST PAYABLE"

                  means, in respect of any period, all interest, and amounts in the nature of interest incurred by the Group in effecting, servicing or maintaining Total Consolidated Borrowings during that period as shown in the financial statements of the Group as "Interest payable and similar charges" or any comparable entry, but:

                  (a) including as interest dividends paid on existing preference shares of the Vodafone Group or AirTouch Group; and

                  (b) excluding any interest or other such charges incurred by any Associated Company or Investee Company.

                  "INTEREST RECEIVABLE"

                  means, in respect of any period, interest and amounts in the nature of interest received or receivable by the Group during that period, as shown in the financial statements of the Group as "Interest receivable and similar income" or any comparable entry but excluding any interest or other such income received by any Associated Company or Investee Company.

                  "INVESTEE COMPANY"

                  means any company in which any member of the Group holds an investment (whether by way of an equity shareholding and/or long term loan) which is held as and stated as being a fixed asset investment in the relevant financial statements of the Group.

                  "NET DEBT"

                  means, at any time, Total Consolidated Borrowings at that time less Available Cash at that time.

                  "NET INTEREST PAYABLE"

                  means, in respect of any period, Interest Payable less Interest Receivable in that period.

                  "TOTAL CONSOLIDATED BORROWINGS"

                  means, at any time, the aggregate outstanding principal amount of all Financial Indebtedness of the Group on a consolidated basis at that time and includes shares redeemable before the Final Maturity Date and convertible debt (until converted).

         17.2     FINANCIAL RATIOS

                  Vodafone will procure that:

                  (a) the ratio of Consolidated Profits Before Interest, Amortisation and Tax to Net Interest Payable will exceed 2.50:1 for each Ratio Period ending on or before 31st March, 2000 and 3.0:1 for each Ratio Period thereafter; and

                  (b) the ratio of Net Debt to EBITDA will not exceed 3.75:1 for any Ratio Period ending on or before 31st March, 2000 and 3.5:1 for any Ratio Period thereafter,

                  and for the purposes of subclause (b) above, "NET DEBT" for any Ratio Period will be calculated as the aggregate of the Net Debt outstanding on the last day of each month during that Ratio Period (as shown in Vodafone's consolidated management accounts prepared at the end of each month in that Ratio Period) divided by the number of months in that Ratio Period.

         17.3     CALCULATION TIMES AND PERIODS

                  The first test date for the financial ratios specified in Clause 17.2 (Financial ratios) will occur at the first half year or year end after the Merger Date provided this occurs at least three complete calendar months after the date (the "MERGER ACCOUNTS DATE") from which the results of AirTouch are consolidated into Vodafone's financial statements. Each subsequent test date will be on the last day of each financial half year and year of Vodafone. The financial ratios will be calculated using data for the period (each a "RATIO PERIOD") ending on each test date and beginning:

                  (a) in respect of the first test date, on the Merger Accounts Date;

                  (b) in respect of the second test date, on the later of the Merger Accounts Date and the date which is 12 months before the second test date; and

                  (c)      thereafter, 12 months before the relevant test date,

                  and for any Ratio Period of less than 12 months, EBITDA will be adjusted so as to produce an annualised figure by multiplying EBITDA for that Ratio Period by 12 and dividing by the number of months in that Ratio Period.

         17.4     INFORMATION SOURCES

         (a) All information for calculation of the financial ratios set out in Clause 17.2 (Financial ratios), except Net Debt and information for Ratio Periods falling less than 12 months from the Merger Accounts Date (which information will (to the extent that information from the audited or interim statements referred to below is not available) be taken from Vodafone's consolidated management accounts), will be extracted from figures appearing in the unaudited interim financial statements of Vodafone or the consolidated annual financial statements of Vodafone as the case may be delivered to the Agent under sub-clauses (a)(i) and (b) of Clause 16.2 (Financial information).

         (b) If Vodafone applies accounting principles other than Applicable UK GAAP in the preparation of any financial statements delivered under Clauses 16.2(a)(i) or (b) (or consolidated management accounts, where appropriate) and those accounting principles would have a material effect on the operation of the tests and ratios set out above, such financial statements will be accompanied by a statement from Vodafone containing or appending a reconciliation demonstrating the effect of the change(s) and, for the purpose of calculating the tests and ratios set out above, such financial statements (or consolidated management accounts, where appropriate) will be treated as though adjusted by that reconciliation so as to exclude the effect of the changes.

         (c) Information from Vodafone's consolidated management accounts will be disclosed only when the relevant interim or annual financial statements and compliance certificates are delivered to the Agent.

         (d) Any amount outstanding in a currency other than Sterling is to be taken into account at its Sterling equivalent calculated at the rate used in the latest consolidated financial statements delivered to the Agent under Clause 16.2 (Financial information) or consolidated management accounts, as appropriate.

         18.      DEFAULT

         18.1     EVENTS OF DEFAULT

                  Each of the events set out in Clauses 18.2 (Non-payment) to
                  18.14 (Litigation) (inclusive) is an Event of Default (whether or not caused by any reason whatsoever outside the control of any Obligor or any other person).

         18.2     NON-PAYMENT

                  An Obligor does not pay within four Business Days of the due date any amount payable by it under the Finance Documents at the place at, and in the currency in, which it is expressed to be payable.

         18.3     BREACH OF OTHER OBLIGATIONS

         (a)      Vodafone does not comply with Clause 17 (Financial covenants).

         (b) An Obligor does not comply with any provision of the Finance Documents (other than those referred to in paragraph (a) above or in Clause 18.2 (Non-payment)) and such failure (if capable of remedy before the expiry of such period) continues unremedied for a period of 21 days from the earlier of the date on which (i) such Obligor has become aware of the failure to comply or (ii) the Agent gives notice to the Borrowers' Agent requiring the same to be remedied.

         18.4     MISREPRESENTATION

                  A representation or warranty made or repeated by any Obligor in any Finance Document is found to be untrue in any material respect when made or deemed to have been made.

         18.5     CROSS DEFAULT

         (a) Any Financial Indebtedness of a member of the Restricted Group is not paid when due or within any originally applicable grace period or becomes prematurely due and payable or capable of being declared prematurely due and payable as a result of an event of default (howsoever described) under the document relating to that Financial Indebtedness.

         (b)      Paragraph (a) above shall not apply in respect of:

                  (i) Financial Indebtedness where the aggregate principal amount of all Financial Indebtedness to which any event specified in paragraph (a) relates is less than (pound)25,000,000; or

                  (ii)     any amount which is being contested in good faith; or

                  (iii) the relevant Financial Indebtedness is owed to a member of the Restricted Group; or

                  (iv) in the case of Financial Indebtedness which has not become due and payable, the relevant event of default is an event of default under a bond and is capable of waiver by the bond trustee without bondholder consent.

         18.6     WINDING UP

                  An order is made or an effective resolution is passed for winding up any Obligor or any Principal Subsidiary (except for the purposes of a reconstruction or amalgamation on terms previously approved in writing by the Majority Lenders) or a petition is presented (which is not set aside or withdrawn within the earlier of 21 days of its presentation or by not later than two Business Days prior to the date for the hearing of such petition) for an administration order or for the winding up of any Obligor or any Principal Subsidiary except where demonstrated to the reasonable satisfaction of the Majority Lenders that any such winding up petition is being contested in good faith.

         18.7     INSOLVENCY PROCESS

         (a) A liquidator, administrator, receiver, trustee, sequestrator or similar officer is appointed in respect of all or any part of the assets of any Obligor or any Principal Subsidiary which generates a material part of the revenues of that Obligor or that Principal Subsidiary; or

         (b) any Obligor or any Principal Subsidiary, by reason of financial difficulties, enters into a composition, assignment or arrangement with any class of its creditors.

         18.8     ENFORCEMENT PROCEEDINGS

                  A distress, execution, attachment or other legal process is levied, enforced or sued out upon or against all or any part of the assets of any Obligor or any Principal Subsidiary which generates a material part of the revenues of that Obligor or that Principal Subsidiary except where the same is being contested in good faith or is removed, discharged or paid within 21 days.

         18.9     INSOLVENCY

                  Any Obligor or any Principal Subsidiary is deemed under
                  Section 123(1)(e) or 123(2) of the Insolvency Act 1986 to be unable to pay its debts.

         18.10    SIMILAR PROCEEDINGS

                  Anything having a substantially similar effect to any of the events specified in Clauses 18.6 (Winding up) to 18.9 (Insolvency) inclusive shall occur under the laws of any applicable jurisdiction in relation to any Obligor or any Principal Subsidiary.

         18.11    UNLAWFULNESS

                  It is or becomes unlawful for any Obligor to perform any of its payment or other material obligations under the Finance Documents.

         18.12    GUARANTEE

                  The guarantee of any Guarantor under Clause 14 (Guarantee) is not effective or is alleged by an Obligor to be ineffective for any reason (other than by reason of written release or waiver by the Finance Parties or in accordance with Clause
                  14.9 (Removal of Guarantors)).

         18.13    CESSATION OF BUSINESS

                  Any Obligor or any Principal Subsidiary ceases to carry on all or substantially all of its business otherwise than:

                  (a) as a result of a transfer of all or any part of its business to a member of the Group which is, or upon such transfer becomes, a Principal Subsidiary; or

                  (b) as a result of a disposal permitted under Clause 16.9 (Disposals); or

                  (c)      with the prior written consent of the Majority
                           Lenders.

         18.14    LITIGATION

                  Any litigation proceedings are current which are reasonably likely to be adversely determined and which would be reasonably likely to have a materially adverse effect on the ability of the Obligors (taken as a whole) to perform their payment obligations under the Finance Documents.

         18.15    ACCELERATION

         (a) On and at any time after the occurrence of an Event of Default while such event is continuing the Agent may, and if so directed by the Majority Lenders, will by notice to the Borrowers' Agent, declare that an Event of Default has occurred and:

                  (i) subject to paragraph (b) below, cancel the Total Commitments; and/or

                  (ii) demand that all the Advances, together with accrued interest, and all other amounts accrued under this Agreement be immediately due and payable, whereupon they shall become immediately due and payable; and/or

                  (iii) demand that all the Advances be payable on demand, whereupon they shall immediately become payable on demand.

         (b) If, prior to the Merger Date, an event occurs or circumstances arise solely in relation to a member of the AirTouch Group which, but for this Clause 18.15(b) would otherwise constitute a breach of this Agreement, the Lenders will not be able to cancel any part of the Total Commitments unless that event or circumstance would, but for this Clause 18.15(b), constitute an Event of Default and continues unremedied and unwaived for 45 days from the date on which Vodafone becomes aware of such event or circumstance. Notwithstanding the foregoing, no Request may be made while such an event or circumstance is continuing.

         19.      THE AGENTS AND THE ARRANGERS

         19.1     APPOINTMENT AND DUTIES OF THE AGENTS

                  Each Finance Party (other than the Agent) irrevocably appoints the Agent to act as its agent under and in connection with the Finance Documents and each Swingline Lender appoints the U.S. Swingline Agent to act as its agent in relation to the Swingline Facility, and each Finance Party irrevocably authorises the Agent or, as the case may be, the U.S. Swingline Agent on its behalf to perform the duties and to exercise the rights, powers and discretions that are specifically delegated to it under or in connection with the Finance Documents, together with any other incidental rights, powers and discretions. The Agent or, as the case may be, the U.S. Swingline Agent shall have only those duties which are expressly specified in this Agreement. Those duties are solely of a mechanical and administrative nature.

         19.2     ROLE OF THE ARRANGERS

                  Except as otherwise provided in this Agreement, no Arranger has any obligations of any kind to any other Party under or in connection with any Finance Document.

         19.3     RELATIONSHIP

                  The relationship between the Agent or, as the case may be, the U.S. Swingline Agent and the other Finance Parties is that of agent and principal only. Nothing in this Agreement constitutes the Agent or, as the case may be, the U.S. Swingline Agent as trustee or fiduciary for any other Party or any other person and the Agent or, as the case may be, the U.S. Swingline Agent need not hold in trust any moneys paid to it for a Party or be liable to account for interest on those moneys.

         19.4     MAJORITY LENDERS' DIRECTIONS

         (a) The Agent or, as the case may be, the U.S. Swingline Agent will be fully protected if it acts in accordance with the instructions of the Majority Lenders in connection with the exercise of any right, power or discretion or any matter not expressly provided for in the Finance Documents. Any such instructions given by the Majority Lenders will be binding on all the Lenders. In the absence of such instructions the Agent or, as the case may be, the U.S. Swingline Agent may act as it considers to be in the best interests of all the Lenders.

         (b) Neither the Agent nor the Swingline Agent is authorised to act on behalf of a Lender (without first obtaining that Lender's consent) in any legal or arbitration proceedings relating to any Finance Document.

         19.5     DELEGATION

                  The Agent or, as the case may be, the U.S. Swingline Agent may act under the Finance Documents through its personnel and agents.

         19.6     RESPONSIBILITY FOR DOCUMENTATION

                  Neither the Agent, the U.S. Swingline Agent nor any Arranger is responsible to any other Party for:

                  (a) the execution, genuineness, validity, enforceability or sufficiency of any Finance Document or any other document by any other Party;

                  (b) the collectability of amounts payable under any Finance Document; or

                  (c) the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document by any other Party.

         19.7     DEFAULT

         (a) The Agent or, as the case may be, the U.S. Swingline Agent is not obliged to monitor or enquire as to whether or not a Default has occurred. Neither the Agent nor the U.S. Swingline Agent will be deemed to have knowledge of the occurrence of a Default. However, if the Agent or, as the case may be, the U.S. Swingline Agent receives notice from a Party referring to this Agreement, describing the Default and stating that the event is a Default, it shall promptly notify the Lenders of such notice.

         (b) The Agent or, as the case may be, the U.S. Swingline Agent may require the receipt of security satisfactory to it whether by way of payment in advance or otherwise, against any liability or loss which it will or may incur in taking any proceedings or action arising out of or in connection with any Finance Document before it commences these proceedings or takes that action.

         19.8     EXONERATION

         (a) Without limiting paragraph (b) below, the Agent or, as the case may be, the U.S. Swingline Agent will not be liable to any other Party for any action taken or not taken by it under or in connection with any Finance Document, unless directly caused by its negligence or wilful misconduct or breach of any of its obligations under or in connection with the Finance Documents.

         (b) No Party may take any proceedings against any officer, employee or agent being an individual of the Agent or, as the case may be, the U.S. Swingline Agent in respect of any claim it might have against the Agent or, as the case may be, the U.S. Swingline Agent or in respect of any act or omission of any kind (including negligence or wilful misconduct) by that officer, employee or agent in relation to any Finance Document.

         19.9     RELIANCE

                  The Agent or, as the case may be, the U.S. Swingline Agent may:

                  (a) rely on any notice or document reasonably believed by it to be genuine and correct and to have been signed by, or with the authority of, the proper person;

                  (b) rely on any statement made by a director or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify; and

                  (c) engage, pay for and rely on legal or other professional advisers selected by it (including those in the Agent's or, as the case may be, the U.S. Swingline Agent's employment and those representing a Party other than the Agent or, as the case may be, the U.S. Swingline Agent).

         19.10    CREDIT APPROVAL AND APPRAISAL

                  Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Lender confirms that it:

                  (a) has made its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Agent, the U.S. Swingline Agent or the Arrangers in connection with any Finance Document; and

                  (b) will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities while any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

         19.11    INFORMATION

         (a) The Agent or, as the case may be, the U.S. Swingline Agent shall promptly forward to the person concerned the original or a copy of any document which is delivered to the Agent or, as the case may be, the U.S. Swingline Agent by a Party for that person.

         (b) The Agent shall promptly supply a Lender with a copy of each document received by the Agent under Clauses 4 (Conditions Precedent), or 26.4 (Additional Guarantors) upon the request and at the expense of that Lender.

         (c) Except where this Agreement specifically provides otherwise, the Agent or, as the case may be, the U.S. Swingline Agent is not obliged to review or check the accuracy or completeness of any document it forwards to another Party.

         (d) Except as provided above, the Agent or, as the case may be, the U.S. Swingline Agent has no duty:

                  (i) either initially or on a continuing basis to provide any Lender with any credit or other information concerning the financial condition or affairs of any Borrower or any related entity of any Borrower whether coming into its possession or that of any of its related entities before, on or after the Signing Date; or

                  (ii) unless specifically requested to do so by a Lender in accordance with this Agreement, to request any certificates or other documents from any Borrower.

         19.12    THE AGENT AND THE ARRANGERS INDIVIDUALLY

         (a) If it is also a Lender, each of the Agent, the U.S. Swingline Agent and the Arrangers has the same rights and powers under this Agreement as any other Lender and may exercise those rights and powers as though it were not the Agent, the U.S. Swingline Agent or an Arranger.

         (b) Each of the Agent, the U.S. Swingline Agent and the Arrangers may:

                  (i) carry on any business with a Borrower or its related entities;

                  (ii) act as agent or trustee for, or in relation to any financing involving, a Borrower or its related entities; and

                  (iii) retain any profits or remuneration in connection with its activities under the Finance Documents, or in relation to any of the foregoing.

         19.13    INDEMNITIES

         (a) Without limiting the liability of any Obligor under the Finance Documents, each Lender shall forthwith on demand indemnify the Agent or, as the case may be, the U.S. Swingline Agent for its proportion of any liability or loss incurred by the Agent or, as the case may be, the U.S. Swingline Agent in any way relating to or arising out of its acting as the Agent or, as the case may be, the U.S. Swingline Agent, except to the extent that the liability or loss arises directly from the Agent's or, as the case may be, the U.S. Swingline Agent's negligence or wilful misconduct.

         (b) A Lender's proportion of the liability or loss set out in paragraph (a) above is the proportion which its Commitment bears to the Total Commitments at the date of demand or, if the Total Commitments have been cancelled, bore to the Total Commitments immediately before being cancelled.

         19.14    COMPLIANCE

         (a) The Agent or, as the case may be, the U.S. Swingline Agent, may refrain from doing anything which might, in its reasonable opinion, constitute a breach of any law or regulation or be otherwise actionable at the suit of any person, and may do anything which, in its reasonable opinion, is necessary or desirable to comply with any law or regulation of any jurisdiction.

         (b) Without limiting paragraph (a) above, the Agent or, as the case may be, the U.S. Swingline Agent, need not disclose any information relating to any Obligor or any of its related entities if the disclosure might, in the opinion of the Agent or, as the case may be, the U.S. Swingline Agent, constitute a breach of any law or regulation or any duty of secrecy or confidentiality or be otherwise actionable at the suit of any person.

         19.15    RESIGNATION OF AGENTS

         (a) Notwithstanding its irrevocable appointment, the Agent or, as the case may be, the U.S. Swingline Agent, may resign by giving notice to the Lenders and Vodafone, in which case the Agent or, as the case may be, the U.S. Swingline Agent, may forthwith appoint one of its Affiliates as successor Agent or, failing that, the Majority Lenders may after consultation with the Borrowers' Agent appoint a reputable and experienced bank as successor Agent or, as the case may be, successor U.S. Swingline Agent.

         (b) If the appointment of a successor Agent or, as the case may be, successor U.S. Swingline Agent is to be made by the Majority Lenders but they have not, within 30 days after notice of resignation, appointed a successor Agent or, as the case may be, successor U.S. Swingline Agent which accepts the appointment, the retiring Agent or, as the case may be, the retiring U.S. Swingline Agent may, following consultation with the Borrowers' Agent, appoint a successor Agent or, as the case may be, successor U.S. Swingline Agent.

         (c) The resignation of the retiring Agent or, as the case may be, retiring U.S. Swingline Agent and the appointment of any successor Agent or, as the case may be, successor U.S. Swingline Agent will both become effective only upon the successor Agent or, as the case may be, successor U.S. Swingline Agent notifying all the Parties that it accepts the appointment. On giving the notification and receiving such approval, the successor Agent or, as the case may be, successor U.S. Swingline Agent will succeed to the position of the retiring Agent or, as the case may be, retiring U.S. Swingline Agent and the term "AGENT" or, as the case may be, "U.S. SWINGLINE AGENT" will mean the successor Agent or, as the case may be, successor U.S. Swingline Agent.

         (d) The retiring Agent or, as the case may be, retiring U.S. Swingline Agent shall, at its own cost, make available to the successor Agent or, as the case may be, successor U.S. Swingline Agent such documents and records and provide such assistance as the successor Agent or, as the case may be, successor U.S. Swingline Agent may reasonably request for the purposes of performing its functions as the Agent or, as the case may be, the U.S. Swingline Agent under this Agreement.

         (e) Upon its resignation becoming effective, this Clause 19 shall continue to benefit the retiring Agent or, as the case may be, retiring U.S. Swingline Agent in respect of any action taken or not taken by it under or in connection with the Finance Documents while it was the Agent or, as the case may be, the U.S. Swingline Agent, and, subject to paragraph (d) above, it shall have no further obligation under any Finance Document.

         (f) The Majority Lenders may by notice to the Agent or, as the case may be, the U.S. Swingline Agent, require it to resign in accordance with paragraph (a) above. In this event, the Agent or, as the case may be, the U.S. Swingline Agent shall resign in accordance with paragraph (a) above but it shall not be entitled to appoint one of its Affiliates as successor Agent or successor U.S. Swingline Agent.

         19.16    LENDERS

                  The Agent or, as the case may be, the U.S. Swingline Agent may treat each Lender as a Lender, entitled to payments under this Agreement and as acting through its Facility Office(s) until it has received notice from the Lender to the contrary by not less than five Business Days prior to the relevant payment.

         19.17    CHINESE WALL

                  In acting as Agent, U.S. Swingline Agent or Arranger, the agency and syndications division of each of the Agent, the U.S. Swingline Agent and the Arrangers shall be treated as a separate entity from its other divisions and departments. Any information acquired at any time by the Agent, the U.S. Swingline Agent or any Arranger otherwise than in the capacity of Agent, U.S. Swingline Agent or Arranger through its agency and syndications division (whether as financial advisor to any member of the Group or otherwise) may be treated as confidential by the Agent, U.S. Swingline Agent or Arranger and shall not be deemed to be information possessed by the Agent, U.S. Swingline Agent or Arranger in their capacity as such. Each Finance Party acknowledges that the Agent, the U.S. Swingline Agent and the Arrangers may, now or in the future, be in possession of, or provided with, information relating to the Obligors which has not or will not be provided to the other Finance Parties. Each Finance Party agrees that, except as expressly provided in this Agreement, neither the Agent, U.S. Swingline Agent nor any Arrangers will be under any obligation to provide, or under any liability for failure to provide, any such information to the other Finance Parties.

         20.      FEES

         20.1     COMMITMENT FEE

         (a) Vodafone shall pay to the Agent for distribution to each Lender pro rata to the proportion its:

                  (i) Tranche A Commitment bears to the Tranche A Total Commitments;

                  (ii) Tranche B Commitment bears to the Tranche B Total Commitments; and

                  (iii) Tranche C Commitment bears to the Tranche C Total Commitments,

                  from time to time a commitment fee at the rate per annum specified in sub-clause (e) of Clause 8.6 (Margin and commitment fee) in relation to the Tranche concerned on any undrawn, uncancelled amount of the Tranche A Total Commitments, Tranche B Total Commitments or, as the case may be, Tranche C Total Commitments on each day.

         (b) Commitment fee is calculated and accrues on a daily basis on and from the Signing Date and is payable in arrear on the earlier of the first Drawdown Date and 1st October, 1999 and quarterly in arrear thereafter. Accrued commitment fee is also payable to the Agent for the relevant Lender(s) on the cancelled amount of its Tranche A Commitment, Tranche B Commitment or Tranche C Commitment, as the case may be, at the time the cancellation takes effect (but only in respect of the period up to the date of cancellation).

         20.2     UTILISATION FEE

         (a) Vodafone will pay to the Agent for distribution to each Lender pro rata to the proportion its:

                  (i) outstanding participation in outstanding Tranche A Advances bears to the aggregate outstanding Tranche A Advances; and

                  (ii) outstanding participation in outstanding Tranche C Advances (including Swingline Advances) bears to the aggregate outstanding Tranche C Advances (including Swingline Advances),

                  in respect of any day that aggregate utilisation under the relevant Tranche falls within the percentage range set out below of the aggregate Commitments under that Tranche as at the Merger Date as follows:


          UTILISATION OF COMMITMENTS (AS AT THE MERGER DATE)                UTILISATION FEE ON THE
                         UNDER TRANCHE A OR C                                  RELEVANT TRANCHE
                                                                                   (% P.A.)

                            33 1/3% or less                                          Nil

               More than 33 1/3% but not more than 66 2/3%
                                                                                     0.05

                           More than 66 2/3%                                         0.10

         (b) Utilisation fee is calculated and accrues on a daily basis and is payable in arrear on the same dates as commitment fee under Clause 20.1 (Commitment fee) is payable. Accrued utilisation fee is also payable to the Agent for the relevant Lenders on the Tranche A Term Date (or the Maturity Date of the Term-out Advances, if the Tranche A Term-out Option is exercised) and the Final Maturity Date.

         20.3     TERM-OUT FEE AND TRANCHE B EXTENSION FEE

                  If the Borrowers' Agent exercises the Tranche A Term-out Option and/or elects to extend the Tranche B Term Date under Clause 6.2(b) (Repayment of Tranche B Advances), then within three Business Days after the last day of the Tranche A Availability Period and/or Tranche B Commitment Period (the "COMMITMENT TERMINATION DATE"), Vodafone will pay to the Agent for distribution pro rata to the Lenders participating in the Term-out Advances outstanding at close of business in London on the Commitment Termination Date and pro rata to the Lenders participating in any Tranche B Advances outstanding at close of business in London on the Commitment Termination Date, fees calculated as follows:

                  (a) in the case of Term-out Advances, fees of 0.125 per cent. flat on the principal amount of each Term-out Advance then outstanding; and

                  (b) in the case of an extension of the Tranche B Advances, a fee of 0.125 per cent. flat on the aggregate principal amount of each Tranche B Advance then outstanding.

                  Fees payable under this Clause 20.3 are payable in the currency of the Advance in relation to which they are calculated.

         20.4     AGENT'S FEE

                  Vodafone shall pay to the Agent for its own account an agency fee in the amounts and on the dates agreed in the relevant Fee Letter.

         20.5     FRONT-END FEES

                  Vodafone shall pay to the Agent for the Arrangers front-end fees in the amounts and on the dates specified in the relevant Fee Letter.

         20.6     VAT

                  Any fee referred to in this Clause 20 is exclusive of any United Kingdom value added tax. If any value added tax is so chargeable, it shall be paid by Vodafone at the same time as it pays the relevant fee.

         21.      EXPENSES

         21.1     INITIAL AND SPECIAL COSTS

                  Vodafone shall forthwith on demand pay the Agent, the U.S. Swingline Agent and the Arrangers the amount of all out-of-pocket costs and expenses (including but not limited to legal fees up to an amount agreed, in the case of (a) and
                  (b)(i) below, with the Arrangers) reasonably incurred by any of them in connection with:

                  (a) preparation and distribution of information in connection with sub-underwriting and general syndication of the Facilities and bank presentations after the Signing Date (excluding travel expenses);

                  (b) the negotiation, preparation, printing and execution of:

                           (i) this Agreement and any other documents referred to in this Agreement; and

                           (ii) any other Finance Document (other than a Novation Certificate) executed after the date of this Agreement;

                  (c) any amendment, waiver, consent or suspension of rights (or any proposal for any of the foregoing) requested by or on behalf of an Obligor and relating to a Finance Document or a document referred to in any Finance Document; and

                  (d) any other agency matter not of an ordinary administrative nature, arising out of or in connection with a Finance Document in the amount agreed between the Agent and Vodafone at the relevant time.

         21.2     ENFORCEMENT COSTS

                  Vodafone shall within five Business Days' of receiving written demand pay to each Finance Party the amount of all costs and expenses (including but not limited to legal fees) incurred (or in the case of (b) below reasonably incurred) by it:

                  (a) in connection with the enforcement of any Finance Document; or

                  (b) in connection with the preservation of any rights under any Finance Document; or

                  (c) in investigating any possible Default where Vodafone or any Finance Party has reasonable grounds to believe that a Default has occurred.

         22.      STAMP DUTIES

                  Vodafone shall pay and within five Business Days of receiving written demand indemnify each Finance Party against any liability it incurs in respect of any stamp, registration or similar tax which is or becomes payable in any jurisdiction in or through which any payment under the Finance Documents is made or any Obligor is incorporated or has any assets in connection with the entry into, performance or enforcement of any Finance Document.

         23.      INDEMNITIES

         23.1     CURRENCY INDEMNITY

         (a) If a Finance Party receives an amount in respect of an Obligor's liability under the Finance Documents or if that liability is converted into a claim, proof, judgment or order in a currency other than the currency (the "CONTRACTUAL CURRENCY") in which the amount is expressed to be payable under the relevant Finance Document:

                  (i) that Obligor shall indemnify that Finance Party as an independent obligation against any loss or liability arising out of or as a result of the conversion;

                  (ii) if the amount received by that Finance Party, when converted into the contractual currency at a market rate in the usual course of its business, is less than the amount owed in the contractual currency, the Obligor concerned shall forthwith on demand pay to that Finance Party an amount in the contractual currency equal to the deficit (provided that if the amount received by the Finance Party following such conversion is greater than the amount owed, the Finance Party shall pay to such Obligor an amount equal to the excess); and

                  (iii) the Obligor shall pay to the Finance Party concerned on demand any exchange costs and taxes payable in connection with any such conversion.

         (b) Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency other than that in which it is expressed to be payable.

         23.2     OTHER INDEMNITIES

                  Vodafone shall forthwith on demand indemnify each Finance Party against any loss or liability which that Finance Party incurs as a consequence of:

                  (a)      the occurrence of any Default;

                  (b) amendments to this Agreement to reflect a change in currency of a country pursuant to Clause 9.4(d) (Currency);

                  (c)      the operation of Clause 18.15 (Acceleration);

                  (d) any payment of principal or an overdue amount being received from any source otherwise than, in the case of Tranche A Advances (except Term-out Advances), Tranche C Advances or Swingline Advances, on its Maturity Date (and, for the purposes of this paragraph (d), the Maturity Date of an overdue amount is the last day of each Designated Term (as defined in Clause 8.4 (Default interest))) and, in the case of Tranche B Advances and Term-out Advances, on applicable Interest Dates; or

                  (e) a Default or an action or omission by an Obligor resulting in an Advance not being disbursed after a Borrower has delivered a Request for that Advance.

                  Vodafone's liability in each case includes any loss or expense and, in respect of an amount received as a result of voluntary prepayment made under Clause 7.4 (Voluntary prepayment) only, loss of Margin in respect or on account of funds borrowed, contracted for or utilised to fund any amount payable under any Finance Document, any amount repaid or prepaid or any Advance.

         23.3     MERGER INDEMNITY

                  Vodafone and AirTouch shall indemnify each Finance Party, each of their respective affiliates and each director, officer, employee or agent of a Finance Party or of any affiliate of any Finance Party (each an "INDEMNIFIED PARTY") from time to time on demand from and against any and all losses, liabilities, claims, costs or expenses (including reasonable legal fees) which the relevant Indemnified Party may suffer or incur (except to the extent that the same result from the negligence or wilful misconduct of any Indemnified Party) by virtue of the relevant Finance Party acting in its capacity as a Finance Party and arising out of or by reason of any investigation, litigation or proceeding arising out of or in connection with the merger of Vodafone and AirTouch (whether or not made).

                  If any action, proceeding, claim or demand shall be brought or asserted against any Indemnified Party in respect of which indemnification may be sought from Vodafone or AirTouch as provided in the preceding paragraph, the relevant Finance Party shall:

                  (i) notify Vodafone and AirTouch in writing as soon as practicable after it becomes aware of such fact;

                  (ii) conduct the defence of that action, proceeding, claim or demand properly and diligently, taking into account its own interests and those of Vodafone and AirTouch;

                  (iii) consult in good faith with Vodafone and AirTouch (from time to time and before taking any material decision) about the conduct of that action, proceeding, claim or demand; and

                  (iv) notify Vodafone and AirTouch of, and diligently pursue, any settlement approach or opportunity to settle that action, proceeding, claim or demand.

                  No Finance Party or Indemnified Party shall settle any such action, proceeding, claim or demand without the prior written consent of Vodafone and AirTouch (such consent not to be unreasonably withheld, taking into account without limitation the cost to Vodafone and AirTouch of continuing, the likely outcome of that action, proceeding, claim or demand, and the adverse effects (actual or potential) on the business interests and/or reputation of that Finance Party or Indemnified Party of not settling). Vodafone and AirTouch shall not be liable to indemnify any Finance Party or any other Indemnified Person for any settlement of any such action, claim, proceeding or demand made or effected without the authority and prior written consent of Vodafone and AirTouch (such consent not to be unreasonably withheld, as mentioned above).

                  If any offer is made to settle any such action, proceeding, claim, or demand, the relevant Finance Party or Indemnified Party may only refuse to accept that offer with the consent of Vodafone and AirTouch (such consent not to be unreasonably withheld, taking into account without limitation the cost to Vodafone and AirTouch of continuing, the likely outcome of the action, proceeding, claim or demand, and the adverse effects (actual or potential) on the business interests and/or reputation of that Finance Party or Indemnified Party of settling). If any Finance Party or Indemnified Party refuses any such settlement offer without the consent of Vodafone and AirTouch (such consent not having been unreasonably withheld as mentioned above), then Vodafone and AirTouch will not be liable under this Clause 23.3 for any amount greater than the amount they would have been liable for had that offer been accepted.

         23.4     BREAKAGE COSTS

                  If a Finance Party receives or recovers any payment of principal of an Advance or of an overdue amount other than on its Maturity Date or, as the case may be, the last day of the Interest Period for that Advance or Designated Term for the purposes of calculation of the amount payable by Vodafone under sub-clause (d) of Clause 23.2 (Other indemnities) in respect of the amount so received or recovered, that Finance Party shall calculate:

                  (a) the additional interest (excluding the Margin, except in respect of an amount received as a result of voluntary prepayment made under Clause 7.4 (Voluntary prepayment)) which would have been payable on the principal so received or recovered had it been received or recovered on the relevant Maturity Date or, as the case may be, the last day of the relevant Interest Period or Designated Term; and

                  (b) the amount of interest which would have been payable to that Finance Party on the relevant Maturity Date or, as the case may be, the last day of the Interest Period or Designated Term concerned in respect of a deposit by that Finance Party in the currency of the amount received or recovered placed with a prime bank in London earning interest from (and including) the earliest Business Day for placing deposits in such currency following receipt of that amount up to (but excluding) the relevant Maturity Date or, as the case may be, the last day of the applicable Interest Period or Designated Term, and if the amount payable under paragraph (a) above is greater than the amount payable under paragraph (b), Vodafone will, forthwith on receipt of a demand from the relevant Finance Party pursuant to sub-clause (d) of Clause 23.2 (Other indemnities), pay to that Finance Party an amount equal to the difference between the amount payable under (a) and (b) above.

         24.      EVIDENCE AND CALCULATIONS

         24.1     ACCOUNTS

                  Accounts maintained by a Finance Party in connection with this Agreement are prima facie evidence of the matters to which they relate (except in a case of manifest error).

         24.2     CERTIFICATES AND DETERMINATIONS

                  Any certification or determination by a Finance Party of a rate or amount under this Agreement is, in the absence of manifest error, prima facie evidence of the matters to which it relates.

         24.3     CALCULATIONS

                  Interest and the fee payable under Clause 20.1 (Commitment fee) accrue from day to day and are calculated on the basis of the actual number of days elapsed and a year of 360 days, or, in the case of interest at the Swingline Rate or any interest payable on an amount denominated in Sterling, 365 days.

         25.      AMENDMENTS AND WAIVERS

         25.1     PROCEDURE

         (a) Subject to Clause 25.2 (Exceptions), any term of the Finance Documents may be amended or waived with the agreement of the Borrowers' Agent and the Majority Lenders. The Agent may effect, on behalf of the Lenders, an amendment to which the Majority Lenders have agreed.

         (b) The Agent shall promptly notify the other Parties of any amendment or waiver effected under paragraph (a) above, and any such amendment or waiver shall be binding on all the Parties.

         25.2     EXCEPTIONS

                  An amendment or waiver which relates to:

                  (a) the definition of "Majority Lenders" in Clause 1.1 (Definitions); or

                  (b) an extension of the date for, or a decrease in an amount or a change in the currency of, any payment under the Finance Documents; or

                  (c)      an increase in a Lender's Commitment; or

                  (d) a change in the guarantee under Clause 14 (Guarantee) otherwise than in accordance with Clause 26.4 (Additional Guarantors) or Clause 14.9 (Removal of Guarantors); or

                  (e) the incorporation of additional borrowers under the Facilities; or

                  (f) a term of a Finance Document which expressly requires the consent of each Lender; or

                  (g)      Clause 29 (Pro Rata Sharing) or this Clause 25; or

                  (h)      any Interest Period or Term exceeding six months,

                  may not be effected without the consent of each Lender. Any amendment or waiver which changes, or relates to the rights and/or obligations of the Agent or U.S. Swingline Agent shall also require its agreement.

         25.3     WAIVERS AND REMEDIES CUMULATIVE

                  The rights of each Party under the Finance Documents:

                  (i)      may be exercised as often as necessary;

                  (ii) are cumulative and not exclusive of its rights under the general law; and

                  (iii)    may be waived only in writing and specifically.

                  Delay in exercising or non-exercise of any such right is not a waiver of that right.

         26.      CHANGES TO THE PARTIES

         26.1     TRANSFERS BY OBLIGORS

                  Subject to Clause 26.5 (Novation of AirTouch's obligations), no Obligor may assign, transfer, novate or dispose of any of, or any interest in, its rights and/or obligations under this Agreement.

         26.2     TRANSFERS BY LENDERS

         (a) A Lender (the "EXISTING LENDER") may at any time assign, transfer or novate any of its rights and/or obligations under this Agreement to another person (the "NEW LENDER") provided that:

                  (i) in the case of a partial assignment, transfer or novation of rights and/or obligations, a minimum amount of U.S.$10,000,000 in aggregate and in a minimum of U.S.$1,000,000 per Tranche (unless to an Affiliate or to a Lender or the Agent agrees otherwise) must be assigned, transferred or novated;

                  (ii) in the case of an assignment, transfer or novation by a Swingline Lender, a portion of that Swingline Lender's Swingline Commitment must also be assigned, transferred or novated to the extent necessary (if at all) to ensure that the Swingline Lender's Swingline Commitment does not exceed its Tranche C Commitment after the assignment, transfer or novation.

         (b)      A transfer of obligations will be effective only if either:

                  (i)      the obligations are novated in accordance with Clause
                           26.3 (Procedure for novations); or

                  (ii) the New Lender gives prior written notice to the Borrowers' Agent and confirms to the Agent and the Borrowers' Agent that it undertakes to be bound by the terms of this Agreement as a Lender in form and substance satisfactory to the Agent. On the transfer becoming effective in this manner the Existing Lender shall be relieved of its obligations under this Agreement to the extent that they are transferred to the New Lender.

         (c) No assignment, transfer or novation requires the consent of any Obligor but (except in relation to an assignment, transfer or novation to an Affiliate) the Existing Lender must notify Vodafone within three Business Days of such an assignment, transfer or novation taking effect of the name of the New Lender and the date it takes effect.

         (d) Nothing in this Agreement restricts the ability of a Lender to sub-contract an obligation if that Lender remains liable under this Agreement for that obligation.

         (e) On each occasion an Existing Lender assigns, transfers or novates any of its rights and/or obligations under this Agreement after the end of the Primary Syndication Period (other than to an Affiliate), the New Lender shall, on the date the assignment, transfer and/or novation takes effect, pay to the Agent for its own account a fee of (pound)1,000.

         (f)      An Existing Lender is not responsible to a New Lender for:

                  (i) the execution, genuineness, validity, enforceability or sufficiency of any Finance Document or any other document;

                  (ii) the collectability of amounts payable under any Finance Document; or

                  (iii) the accuracy of any statements (whether written or oral) made in connection with any Finance Document.

         (g) Each New Lender confirms to the Existing Lender and the other Finance Parties that it:

                  (i) has made its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender in connection with any Finance Document; and

                  (ii) will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities while any amount is or may be outstanding under this Agreement or any Commitment is in force.

         (h)      Nothing in any Finance Document obliges an Existing Lender to:

                  (i) accept a re-transfer from a New Lender of any of the rights and/or obligations assigned, transferred or novated under this Clause 26; or

                  (ii) support any losses incurred by the New Lender by reason of the non-performance by any Obligor of its obligations under this Agreement or otherwise.

         (i) Any reference in this Agreement to a Lender includes a New Lender but excludes a Lender if no amount is or may be owed to or by it under this Agreement and its Commitment has been cancelled or reduced to nil.

         (j)      If any assignment, transfer or novation results either:

                  (i)      at the time of the assignment, transfer or novation;
                           or

                  (ii) at any future time where the additional amount was caused as a result of laws and/or regulations in force at the date of the assignment, transfer or novation,

                  in additional amounts becoming due under Clause 10 (Taxes) or amounts becoming due under Clause 12 (Increased Costs), the New Lender shall be entitled to receive such additional amounts only to the extent that the Existing Lender would have been so entitled had there been no such assignment, transfer or novation.

         26.3     PROCEDURE FOR NOVATIONS

         (a)      A novation is effected if:

                  (i) the Existing Lender and the New Lender deliver to the Agent a duly completed certificate (a "NOVATION CERTIFICATE"), substantially in the form of Part I of
                           Schedule 5, with such amendments as the Agent approves to achieve a substantially similar effect (which may be delivered by fax and confirmed by delivery of a hard copy original but the fax will be effective irrespective of whether confirmation is received); and

                  (ii) the Agent executes it (which the Agent shall promptly do).

         (b) Each Party (other than the Existing Lender and the New Lender) irrevocably authorises the Agent to execute any duly completed Novation Certificate on its behalf.

         (c) To the extent that they are expressed to be the subject of the novation in the Novation Certificate:

                  (i) the Existing Lender and the other Parties (the "EXISTING PARTIES") will be released from their obligations to each other (the "DISCHARGED OBLIGATIONS");

                  (ii) the New Lender and the existing Parties will assume obligations towards each other which differ from the discharged obligations only insofar as they are owed to or assumed by the New Lender instead of the Existing Lender;

                  (iii) the rights of the Existing Lender against the existing Parties and vice versa (the "DISCHARGED RIGHTS") will be cancelled; and

                  (iv) the New Lender and the existing Parties will acquire rights against each other which differ from the discharged rights only insofar as they are exercisable by or against the New Lender instead of the Existing Lender, all on the date of execution of the Novation Certificate by the Agent or, if later, the date specified in the Novation Certificate.

         (d) If the effective date of a novation is after the date a Request is received by the Agent but before the date the requested Advance is disbursed to the relevant Borrower, the Existing Lender shall be obliged to participate in that Advance in respect of its discharged obligations notwithstanding that novation, and the New Lender shall reimburse the Existing Lender for its participation in that Advance and all interest and fees thereon up to the date of reimbursement (in each case to the extent attributable to the discharged obligations) within three Business Days of the Drawdown Date of that Advance.

         26.4     ADDITIONAL GUARANTORS

         (a)      (i)      Subject to Vodafone's prior written consent, AirTouch
                           or any wholly owned Subsidiary of Vodafone in the Restricted Group may become an Additional Guarantor.

                  (ii) The relevant company will become an Additional Guarantor upon:

                           (1) the delivery to the Agent of a Guarantor Accession Agreement duly executed by that company; and

                           (2) in the case of AirTouch, delivery to the Agent of all those other documents listed in
                                    Part II of Schedule 2, in each case in the agreed form or in such other form and substance satisfactory to the Agent; and

                           (3) in the case of any other company, delivery to the Agent of all those other documents listed in Part III of Schedule 2, in each case in the agreed form or in such other form and substance satisfactory to the Agent.

         (b) The execution of a Guarantor Accession Agreement constitutes confirmation by the Additional Guarantor concerned that the representations and warranties set out in

                  Clauses 15.1 to 15.6 (Representations and Warranties) to be made by it on the date of the Guarantor Accession Agreement are correct, as if made with reference to the facts and circumstances then existing.



         26.5     NOVATION OF AIRTOUCH'S OBLIGATIONS

         (a) AirTouch may be released from its obligations under this Agreement (as a Borrower but not as a Guarantor, if applicable) if the obligations of AirTouch as a Borrower in respect of each Term-out Advance and Tranche B Advance then outstanding to AirTouch are novated to Vodafone, in accordance with the following paragraphs of this Clause 26.5.

         (b) Such novation shall take effect on the effective date specified in the Borrower Novation Agreement referred to in sub-paragraph (iv) below if:

                  (i) notice of the proposed novation has been delivered by Vodafone to the Agent not less than 14 days' prior to the date of the proposed substitution;

                  (ii) the effective date of the proposed novation is the last day of the Interest Period or Term for each Advance then outstanding to AirTouch;

                  (iii) no Default is outstanding on the effective date of the proposed novation; and

                  (iv) Vodafone enters into a novation agreement (a "BORROWER NOVATION AGREEMENT") with AirTouch and the Agent on behalf of the Finance Parties in the form of
                           Part III of Schedule 5, together with such amendments as the Agent may reasonably require.

         (c) Each Finance Party irrevocably authorises the Agent to sign on its behalf any Borrower Novation Agreement entered into in accordance with paragraph (b) above.

         (d) To the extent that they are expressed to be the subject of a novation in any Borrower Novation Agreement entered into in accordance with paragraph (b):

                  (i) AirTouch and the other Parties (the "EXISTING PARTIES") will be released from their obligations to each other (the "DISCHARGED OBLIGATIONS");

                  (ii) Vodafone and the other existing Parties will assume obligations towards each other which differ from the discharged obligations only insofar as they are owed to or assumed by Vodafone instead of AirTouch;

                  (iii) the rights of AirTouch against the existing Parties and vice versa (the "DISCHARGED RIGHTS") will be cancelled; and

                  (iv) Vodafone and the other existing Parties will acquire rights against each other which differ from the discharged rights only insofar as they are exercisable by or against Vodafone instead of AirTouch.

         (e) No Advance may be borrowed by AirTouch on or after the effective date of a Borrower Novation Agreement entered into pursuant to this Clause 26.5.

26.6     REFERENCE BANKS

         If a Reference Bank (or, if a Reference Bank is not a Lender, the Lender of which it is an Affiliate) ceases to be a Lender, the Agent shall (in consultation with the Borrowers' Agent) appoint another Lender or an Affiliate of a Lender which is not a Reference Bank to replace that Reference Bank.

26.7     REGISTER

         The Agent shall keep a register of all the Parties including in the case of Lenders the details of their Facility Office notified to the Agent from time to time, and shall supply any other Party (at that Party's expense) with a copy of the register on request.

27.      DISCLOSURE OF INFORMATION

(a) A Lender may disclose to any of its Affiliates or any person with whom it is proposing to enter, or has entered into, any kind of transfer, participation or other agreement in relation to this Agreement:

         (i)      a copy of any Finance Document; and

         (ii) any information which that Lender has acquired under or in connection with any Finance Document,

         provided that a Lender shall not disclose any such information to a person other than one of its Affiliates unless that person has provided to that Lender a confidentiality undertaking addressed to that Lender, AirTouch and Vodafone substantially in the form of Schedule 6 or such other form as the Borrowers' Agent may approve.

(b) Paragraphs 1(a), 1(c), 2(b), 3, 6, 8, 9 and 11 of Schedule 6 (Form of Confidentiality Undertaking from New Lender) shall be deemed to be incorporated herein as if set out in full (MUTATIS MUTANDIS), but as if references therein to "we" were to each Finance Party and references to "you" were to Vodafone.

28.      SET-OFF

28.1     CONTRACTUAL SET-OFF

         Whilst an Event of Default subsists, each Obligor authorises each Finance Party to apply any credit balance to which that Obligor is entitled on any account of that Obligor with that Finance Party in satisfaction of any sum due and payable from that Obligor to that Finance party under the Finance Documents but unpaid; for this purpose, each Finance Party is authorised to purchase with the moneys standing to the credit of any such account such other currencies as may be necessary to effect such application.

28.2     SET-OFF NOT MANDATORY

         No Finance Party shall be obliged to exercise any right given to it by Clause 28.1.

28.3     NOTICE OF SET-OFF

         Any Finance Party exercising its rights under Clause 28.1 shall notify the Borrowers' Agent promptly after set-off is applied.

29.      PRO RATA SHARING

29.1     REDISTRIBUTION

         If any amount owing by an Obligor under any Finance Document to a Finance Party (the "RECOVERING FINANCE PARTY") is discharged by payment, set-off or any other manner other than through the Agent in accordance with Clause 9 (Payments) (a "RECOVERY"), then:

         (a) the recovering Finance Party shall, within three Business Days, notify details of the recovery to the Agent;

         (b) the Agent shall determine whether the recovery is in excess of the amount which the recovering Finance Party would have received had the recovery been received by the Agent and distributed in accordance with Clause 9 (Payments);

         (c) subject to Clause 29.3 (Exception), the recovering Finance Party shall, within three Business Days of demand by the Agent, pay to the Agent an amount (the "REDISTRIBUTION") equal to the excess;

         (d) the Agent shall treat the redistribution as if it were a payment by the Obligor concerned under Clause 9 (Payments) and shall pay the redistribution to the Finance Parties (other than the recovering Finance Party) in accordance with Clause
                  9.7 (Partial payments); and

         (e) after payment of the full redistribution, the recovering Finance Party will be subrogated to the portion of the claims paid under paragraph (d) above, and that Obligor will owe the recovering Finance Party a debt which is equal to the redistribution, immediately payable and of the type originally discharged.

29.2     REVERSAL OF REDISTRIBUTION

         If under Clause 29.1 (Redistribution):

         (a) a recovering Finance Party must subsequently return a recovery, or an amount measured by reference to a recovery, to an Obligor; and

         (b) the recovering Finance Party has paid a redistribution in relation to that recovery,

         each Finance Party shall, within three Business Days of demand by the recovering Finance Party through the Agent, reimburse the recovering Finance Party all or the appropriate portion of the redistribution paid to that Finance Party. Thereupon the subrogation in Clause 29.1(e) (Redistribution) will operate in reverse to the extent of the reimbursement.

29.3     EXCEPTIONS

(a) A recovering Finance Party need not pay a redistribution to the extent that it would not, after the payment, have a valid claim against the Obligor concerned in the amount of the redistribution pursuant to Clause 29.1(e) (Redistribution).

(b) A recovering Finance Party is not obliged to share with any other Finance Party any amount which the recovering Finance Party has received or recovered as a result of taking legal proceedings, if the other Finance Party had an opportunity to participate in those legal proceedings but did not do so and did not take separate legal proceedings.

30.      SEVERABILITY

         If a provision of any Finance Document is or becomes illegal, invalid or unenforceable in any jurisdiction, that shall not affect:

         (a) the legality, validity or enforceability in that jurisdiction of any other provision of the Finance Documents; or

         (b) the legality, validity or enforceability in other jurisdictions of that or any other provision of the Finance Documents.

31.      COUNTERPARTS

         This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

32.      NOTICES

32.1     GIVING OF NOTICES

(a) All notices or other communications under or in connection with this Agreement shall be given in writing or by facsimile. Any such notice will be deemed to be given as follows:

         (i)      if in writing, when delivered; and

         (ii)     if by facsimile, when received.

         However, a notice given in accordance with the above but received on a non-working day or after business hours in the place of receipt will only be deemed to be given on the next working day in that place.

(b) Any Party may agree with any other Party to give and receive notices by telex in which case the notice will be deemed given when the correct answerback is received.

32.2     ADDRESSES FOR NOTICES

(a) The address and facsimile number of each Party (other than the Agent, the U.S. Swingline Agent and the Borrowers' Agent) for all notices under or in connection with this Agreement are:

         (i) that notified by that Party for this purpose to the Agent on or before it becomes a Party; or

         (ii) any other notified by that Party for this purpose to the Agent by not less than five Business Days' notice.

(b)      The address and facsimile numbers of the Agent are:

         National Westminster Bank Plc
         5th Floor, Juno Court
         24 Prescot Street
         London E1 8BB

         Contact:     Head of NatWest Agency Group
         Telephone:   0171 375 5000
         Facsimile:   0171 714 6167
         Telex:       922457 NWMAG G

         or such other as the Agent may notify to the other Parties by not less than five Business Days' notice.

(c)      The address and facsimile numbers of the U.S. Swingline Agent are:

         National Westminster Bank Plc
         65 East 55th Street
         24th Floor
         New York
         NY 10022
         USA

         Contact:     Ian Tarachand
         Telephone:   (212) 401 1419
         Facsimile:   (212) 401 1494

         or such other as the U.S. Swingline Agent may notify to the other Parties by not less than five Business Days' notice.

(d)      The addresses and facsimile numbers of the Borrowers' Agent are:

         Vodafone Group Plc
         The Courtyard
         2-4 London Road
         Newbury RG14 1JX

         Contact:     Group Treasurer
         Telephone:   01635 506107
         Facsimile:   01635 506746

         or such other as the Borrowers' Agent may notify to the other Parties by not less than five Business Days' notice.

(e) The Agent shall, promptly upon request from any Party, give to that Party the address or facsimile number of any other Party applicable at the time for the purposes of this Clause 32.

33.      LANGUAGE

(a) Any notice given under or in connection with any Finance Document shall be in English.

(b) All other documents provided under or in connection with any Finance Document shall be:

         (i)      in English; or

         (ii) if not in English, accompanied by a certified English translation and, in this case, the English translation shall prevail unless the document is a statutory or other official document.

34.      JURISDICTION

34.1     SUBMISSION

(a) For the benefit of each Finance Party, each Obligor agrees that the courts of England have jurisdiction to settle any disputes in connection with any Finance Document and accordingly submits to the jurisdiction of the English courts.

(b) Without prejudice to paragraph (a) above, each Obligor agrees that any New York State court or Federal court sitting in New York City has jurisdiction to settle any disputes in connection with any Finance Document and accordingly submits to the jurisdiction of those courts.

34.2     SERVICE OF PROCESS

         Without prejudice to any other mode of service, each Obligor:

         (a) (other than an Obligor incorporated in England and Wales) irrevocably appoints Vodafone as its agent for service of process relating to any proceedings before the English courts in connection with any Finance Document (and Vodafone accepts this appointment);

         (b) (other than an Obligor incorporated in the State of New York) irrevocably appoints AirTouch as its agent for service of process in relation to any proceedings before any courts in the State of New York in connection with any Finance Document (and AirTouch accepts this appointment);

         (c) agrees that failure by a process agent to notify the Obligor of the process will not invalidate the proceedings concerned;

         (d) consents to the service of process relating to any such proceedings by prepaid posting of a copy of the process to its address for the time being applying under Clause 32.2 (Addresses for notices); and

         (e) agrees that if the appointment of any person mentioned in paragraph (a) or (b) above ceases to be effective, the relevant Obligor shall immediately appoint a further person in England or New York, as appropriate, to accept service of process on its behalf in England or New York, as appropriate, and, failing such appointment within 15 days, the Agent is entitled to appoint such a person by notice to the Borrowers' Agent.

34.3     FORUM CONVENIENCE AND ENFORCEMENT ABROAD

         Each Obligor:

         (a) waives objection to the English and New York courts on grounds of inconvenient forum or otherwise as regards proceedings in connection with a Finance Document; and

         (b) agrees that a judgment or order of an English and New York court in connection with a Finance Document is conclusive and binding on it and may be enforced against it in the courts of any other jurisdiction.

34.4     NON-EXCLUSIVITY

         Nothing in this Clause 34 limits the right of a Finance Party to bring proceedings against an Obligor in connection with any Finance Document:

         (a)      in any other court of competent jurisdiction; or

         (b)      concurrently in more than one jurisdiction.

34.5     WAIVER OF RIGHT TO TRIAL BY JURY

         EACH OF THE PARTIES IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO TRIAL BY JURY (WHETHER IN NEW YORK OR ELSEWHERE) OF ANY CLAIM, DEMAND OR CAUSE OF ACTION RELATING IN ANY WAY TO THIS AGREEMENT, WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE, AND AGREES THAT ANY PARTY MAY FILE A COPY OF THIS SECTION WITH ANY COURT AS EVIDENCE OF THE WAIVER OF ITS JURY TRIAL RIGHTS.

35.      GOVERNING LAW

         This Agreement is governed by English law.

THIS AGREEMENT has been entered into on the date stated at the beginning of this Agreement.

                                   SCHEDULE 1

                                     PART I

                             LENDERS AND COMMITMENTS


                               Column 1                Column 2              Column 3
Lender                         Tranche A               Tranche B             Tranche C
                               Commitments             Commitments           Commitments

                               (U.S.$)                  (U.S.$)               (U.S.$)

Bank of America NT &         363,636,360              272,727,270           318,181,820
SA

Banque Nationale de          363,636,360              272,727,270           318,181,820
Paris, London branch

Barclays Bank PLC            363,636,360              272,727,270           318,181,820

Citibank, N.A.               363,636,360              272,727,270           318,181,820

Deutsche Bank AG             363,636,360              272,727,270           318,181,820
London

Goldman Sachs Credit         363,636,360              272,727,270           318,181,820
Partners, L.P.

ING Bank N.V.,               363,636,360              272,727,270           318,181,820
London branch

Midland Bank plc             363,636,360              272,727,270           318,181,820

National Australia           363,636,360              272,727,270           318,181,820
Bank Limited

National Westminster         363,636,400              272,727,300           318,181,800
Bank Plc

Westdeutsche                 363,636,360              272,727,270           318,181,820
Landesbank
Girozentrale


Total                 U.S.$4,000,000,000       U.S.$3,000,000,000    U.S.$3,500,000,000

                                           PART II

                         SWINGLINE LENDERS AND SWINGLINE COMMITMENTS

                 Swingline Lender                                       Swingline Commitments
                                                                                U.S.$
Bank of America NT & SA                                                      83,333,333

Banque Nationale de Paris, New York
branch                                                                       83,333,333

Barclays Bank PLC                                                            83,333,334

Citibank, N.A.                                                               83,333,334

Deutsche Bank AG New York branch                                             83,333,333

Goldman Sachs Credit Partners, L.P.                                          83,333,333

Midland Bank plc                                                             83,333,333

National Westminster Bank Plc                                                83,333,334

Westdeutsche Landesbank Girozentrale, New York branch                        83,333,333


                                                                          ----------------
TOTAL                                                                     U.S.$750,000,000

                                                                          ----------------

                                   SCHEDULE 2

                         CONDITIONS PRECEDENT DOCUMENTS

                                     PART I

                    TO BE DELIVERED BEFORE THE FIRST ADVANCE


1.       CONSTITUTIONAL DOCUMENTS

         A copy of the memorandum and articles of association and certificate of incorporation (or equivalent constitutional documents) of Vodafone and AirTouch.

2.       AUTHORISATIONS

(a) A copy of a resolution of the board of directors of Vodafone and of AirTouch or, if applicable, of a committee of the board of directors (together with a copy of the resolution of the board of directors constituting that committee):

         (i) approving the terms of, and the transactions contemplated by, this Agreement and (in the case of Vodafone) the Fee Letters and resolving that it execute and, where applicable, deliver this Agreement and (in the case of Vodafone) the Fee Letters;

         (ii) authorising a specified person or persons to execute and, where applicable, deliver this Agreement and (in the case of Vodafone) the Fee Letters on its behalf; and

         (iii) authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including Requests) to be signed and/or despatched by it under or in connection with the Finance Documents;

(b) a specimen of the signature of each person authorised by the resolution referred to in paragraph (a) above;

(c) a certificate of a director of Vodafone confirming that as at the first Drawdown Date, the borrowing of the Total Commitments in full would not cause any borrowing limit binding on it to be exceeded (whether as a result of such limit having been waived or otherwise);

(d) a certificate of the Chief Financial Officer or the Treasurer and Controller of AirTouch confirming that as at the first Drawdown Date the borrowing of the Total Commitments in full would not cause any borrowing limit binding on it to be exceeded;

(e) a certificate of an authorised signatory of Vodafone certifying that each copy document specified in Part I of this Schedule 2 and supplied by Vodafone is correct, complete and in full force and effect as at a date no earlier than the Signing Date; and

(f) a certificate of an authorised signatory of AirTouch certifying that each copy document specified in Part I of this Schedule 2 and supplied by AirTouch is correct, complete and in full force and effect as at a date no earlier than the Signing Date.

3.       LEGAL OPINIONS

(a) A legal opinion of Allen & Overy, English law counsel to the Agent, in relation to English law.

(b) A legal opinion of Allen & Overy, U.S. law counsel to the Agent, in relation to U.S. law.

(c)      A legal opinion of the general-counsel to AirTouch, in relation to U.S.
         law.

4.       OTHER DOCUMENTS

(a) A copy of the Merger Agreement (in all cases in the form submitted or referred to by AirTouch and Vodafone to their shareholders) in connection with the Merger.

(b) A copy of a resolution passed by the shareholders at an extraordinary general meeting of Vodafone approving the Merger.

(c) A copy of resolutions passed by each class of shareholders at shareholders' meetings of AirTouch approving the Merger.

(d)      A certificate signed by two directors of Vodafone to the effect that:

         (i) either (1) the Merger Date has occurred or (2) all conditions required for closing of the Merger have been satisfied or waived (other than the filing, with the Secretary of State of the State of Delaware, of a certificate of merger (and the taking effect of that certificate on the date specified in that certificate for the effectiveness of the Merger) and listing of the new Vodafone shares (including the Vodafone American Depository Shares) on the relevant stock exchanges) and, to the best of their knowledge and belief, the Merger will become effective within five Business Days of the first Drawdown Date; and

         (ii) Closing of the Merger and its becoming effective (taking into account any conditions imposed by the US Federal Communications Commission and the California Public Utilities Commission, any other governmental or other conditions affecting the Merger after completion and the aggregate cash receivable by AirTouch shareholders in connection with the Merger) will not, in the opinion of the executive directors of Vodafone, materially and adversely impact on the ability of the enlarged Group to comply with the financial covenants set out in Clause 17.2 (Financial ratios) until the Final Maturity Date.

(e)      Evidence that:

(i) Vodafone has given notice of prepayment in full of any outstandings, and notice of cancellation in full of all commitments, under each of its existing syndicated credit facilities dated 14th October, 1998 and 12th March, 1998; and

(ii) AirTouch has given notice of prepayment in full of any outstandings, and notice of cancellation in full of all commitments, under its existing syndicated credit facility dated 20th July, 1995,

         such prepayment and cancellation, in each case, to take effect no later than the first Drawdown Date.

                                     PART II


TO BE DELIVERED BY AIRTOUCH IF IT BECOMES AN ADDITIONAL GUARANTOR


1. A Guarantor Accession Agreement, duly executed (if appropriate, under seal) by AirTouch.

2. A copy of the memorandum and articles of association and certificate of incorporation (or other equivalent constitutional documents) of AirTouch or, if already delivered under Part I of this Schedule 2, a certificate of a director of AirTouch confirming that there have been no changes to its constitutional documents or attaching copies of any such changes.

3.       A copy of a resolution of the board of directors of AirTouch:

         (a) approving the terms of, and the transactions contemplated by, the Guarantor Accession Agreement and resolving that it execute the Guarantor Accession Agreement as a deed;

         (b) authorising a specified person or persons to execute the Guarantor Accession Agreement as a deed; and

         (c) authorising a specified person or persons, on its behalf, to sign and/or despatch all documents to be signed and/or despatched by it under or in connection with this Agreement.

4. If after the Merger Date, a copy of a resolution, signed by all the holders of the issued or allotted common stock in AirTouch, approving the terms of, and the transactions contemplated by, the Guarantor Accession Agreement.

5. If after the Merger Date, a copy of a resolution of the Board of Directors of each common stock corporate shareholder in AirTouch:

         (a) approving the terms of the resolution referred to in paragraph 4 above; and

         (b) authorising a specified person or persons to sign the resolution on its behalf.

6. If the certificate in paragraph 2(d) of Part I of this Schedule 2 has not then been given, a certificate of a director of AirTouch certifying that the borrowing of the Total Commitments in full would not cause any borrowing limit binding on it to be exceeded.

7. A specimen of the signature of each person authorised by the resolutions referred to in paragraphs 3 and, if applicable, 5 above.

8.       Legal opinions of:

         (a) Allen & Overy, English law counsel to the Agent in relation to English law;

         (b) Allen & Overy, U.S. law counsel to the Agent, in relation to U.S. law; and

         (c)      the general counsel to AirTouch, in relation to U.S. law.

9. A certificate of an authorised signatory of AirTouch certifying that each copy document specified in Part II of this Schedule 2 is correct, complete and in full force and effect as a date no earlier than the date of the Guarantor Accession Agreement.

                                    PART III

        TO BE DELIVERED BY AN ADDITIONAL GUARANTOR (OTHER THAN AIRTOUCH)

1. A Guarantor Accession Agreement, duly executed (if appropriate, under seal) by the Additional Guarantor.

2. A copy of the memorandum and articles of association and certificate of incorporation (or other equivalent constitutional documents) of the Additional Guarantor.

3.       A copy of a resolution of the board of directors of the Additional
         Guarantor:

         (a) approving the terms of, and the transactions contemplated by, the Guarantor Accession Agreement and resolving that it execute the Guarantor Accession Agreement as a deed;

         (b) authorising a specified person or persons to execute the Guarantor Accession Agreement as a deed; and

         (c) authorising a specified person or persons, on its behalf, to sign and/or despatch all documents to be signed and/or despatched by it under or in connection with this Agreement.

4. If the lawyers referred to in paragraph 10 below advise it to be necessary or desirable, a copy of a resolution, signed by all the holders of the issued or allotted shares in the Additional Guarantor, approving the terms of, and the transactions contemplated by, the Guarantor Accession Agreement.

5. A copy of a resolution of the Board of Directors of each corporate shareholder in the Additional Guarantor:

         (a) approving the terms of the resolution referred to in paragraph 4 above; and

         (b) authorising a specified person or persons to sign the resolution on its behalf.

6. A certificate of a director of the Additional Guarantor certifying that the borrowing of the Total Commitments in full would not cause any borrowing limit binding on it to be exceeded.

7. A copy of any other authorisation or other document, opinion or assurance which the Agent considers to be necessary or desirable in connection with the entry into and performance of, and the transactions contemplated by, the Guarantor Accession Agreement or for the validity and enforceability of any Finance Document.

8. A specimen of the signature of each person authorised by the resolutions referred to in paragraphs 3 and, if applicable, 5 above.

9. A copy of the latest annual statutory audited accounts of the Additional Guarantor.

10. A legal opinion of Allen & Overy, legal advisers to the Agent, and, if applicable, other lawyers approved by the Agent in the place of incorporation of the Additional Guarantor addressed to the Finance Parties.

11. A certificate of an authorised signatory of the Additional Guarantor certifying that each copy document specified in Part III of this
         Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of the Guarantor Accession Agreement.

                                   SCHEDULE 3

                        CALCULATION OF THE MANDATORY COST

(a) The Mandatory Cost for an Advance (other than a Swingline Advance) is the rate determined by the Agent to be the rate) calculated in accordance with the following formulae:

         in relation to an Advance denominated in Sterling:

         BY + S(Y-Z) + F X 0.01 % per annum = Mandatory Cost
         ----------------------
         100-(B + S)

         in relation to any other Advance:

         F X 0.01 % per annum = Mandatory Cost
         --------
         300

         where on the day of application of the formula:

         B is the percentage of the Agent's eligible liabilities (in excess of any stated minimum) which the Bank of England requires the Agent to hold on a non-interest-bearing deposit account in accordance with its cash ratio requirements;

         Y        is the LIBOR applicable to that Advance;

         S is the percentage of the Agent's eligible liabilities which the Bank of England requires the Agent to place as a special deposit;

         Z is the interest rate per annum allowed by the Bank of England on special deposits; and

         F is the charge payable by the Agent to the Financial Services Authority under paragraph 2.02 or 2.03 (as appropriate) of the Fees Regulations (but where for this purpose, the figure in paragraph 2.02b and 2.03b will be deemed to be zero) expressed in pounds per (pound)1 million of the fee base of the Agent.

(b)      For the purposes of this Schedule 3:

         (i) "ELIGIBLE LIABILITIES" and "SPECIAL DEPOSITS" have the meanings given to them at the time of application of the formula by the Bank of England;

         (ii)     "FEE BASE" has the meaning given to it in the Fees
                  Regulations; and

         (iii) "FEES REGULATIONS" means any regulations governing the payment of fees for banking supervision.

(c) In the application of the formula, B, Y, S and Z are included in the formula as figures and not as percentages, e.g. if B = 0.5% and Y = 15%, BY is calculated as 0.5 x 15.

(d) Each rate calculated in accordance with the formula is, if necessary, rounded upward to five decimal places.

(e) If the Agent determines that a change in circumstances has rendered, or will render, the formula inappropriate, the Agent (after consultation with the Lenders and the Borrowers' Agent) shall notify the Borrowers' Agent of the manner in which the Mandatory Cost will subsequently be calculated. The manner of calculation so notified by the Agent shall, in the absence of manifest error, be binding on all the Parties.

                                   SCHEDULE 4

                                 FORM OF REQUEST

To:      NATIONAL WESTMINSTER BANK Plc as [Agent/U.S. Swingline Agent*]

From:    [BORROWER]
Date: [             ]

             VODAFONE GROUP PLC - U.S.$10,500,000,000 CREDIT AGREEMENT
                              DATED 16th April, 1999

1. We wish to utilise Tranche A* and/or*/Tranche B* and/or Tranche C* and/or the Swingline Facility* by way of Advances*/Swingline Advances* as follows:

         (a)      Drawdown Date:                                  Tranche A:            [               ]*
                                                                  Tranche B:            [               ]*
                                                                  Tranche C:            [               ]*
                                                                  Swingline Facility:   [               ]*

         (b)      Requested Amount (including currency):          Tranche A:            [               ]*
                                                                  Tranche B:            [               ]*
                                                                  Tranche C:            [               ]*
                                                                  Swingline Facility:   [               ]*

         (c)      Interest Period/Term*:                          Tranche A:            [               ]*
                                                                  Tranche B:            [               ]*
                                                                  Tranche C:            [               ]*
                                                                  Swingline Facility:   [               ]*

         (d)      Payment Instructions:                           Tranche A:            [               ]*
                                                                  Tranche B:            [               ]*
                                                                  Tranche C:            [               ]*
                                                                  Swingline Facility:   [               ]*

         (e)      Maturity Date:                                  Tranche A:            [               ]*
                  (for Term-out Advance
                  only)*

2. We confirm that each condition specified in [Clause 4.2 (Conditions to first drawdown)] [Clause 4.3 (Conditions to further drawdowns and rollovers)]** is satisfied on the date of this Request and this Advance would not cause any borrowing limit binding on us to be exceeded.


------------------------------------
 *  Delete as appropriate.
**  Delete as applicable depending on whether first Advance or subsequent
    Advance.

[By:                                By:


[BORROWER]                          [Vodafone Group Plc
Authorised Signatory]               Authorised Signatory]***




--------------------------------
*** Only required where AirTouch is the Borrower.

                                   SCHEDULE 5

                          FORMS OF ACCESSION DOCUMENTS

                                     PART I

                              NOVATION CERTIFICATE

To:      NATIONAL WESTMINSTER BANK Plc as Agent

From:    [THE EXISTING LENDER] and [THE NEW LENDER]            Date: [         ]


 Vodafone Group Plc - U.S.$10,500,000,000 Term and Revolving Credit Agreement Dated 16th April, 1999

We refer to Clause 26.3 (Procedure for novations).

1.       We [       ] (the "EXISTING LENDER") and [      ] (the "NEW LENDER")
         agree to the Existing Lender and the New Lender novating all the Existing Lender's rights and obligations referred to in the Schedule in accordance with Clause 26.3 (Procedure for novations).

2. The specified date for the purposes of [Clause 26.3(c) (Procedure for novations)] is [date of novation].

3. The Facility Office and address for notices of the New Lender for the purposes of Clause 32.2 (Addresses for notices) are set out in the Schedule.

4.       This Novation Certificate is governed by English law.

                                  THE SCHEDULE

                      RIGHTS AND OBLIGATIONS TO BE NOVATED

[DETAILS OF THE RIGHTS AND OBLIGATIONS OF THE EXISTING LENDER TO BE NOVATED.]


[NEW LENDER]
[Facility Office          Address for notices]
[Existing Lender]         [New Lender]                    [                 ]
By:                       By:                             By:
Date:                     Date:                           Date:

                                     PART II

                          GUARANTOR ACCESSION AGREEMENT

To:      NATIONAL WESTMINSTER BANK Plc as Agent

From:    [PROPOSED GUARANTOR]

                                                             Date: [           ]

 Vodafone Group Plc - U.S.$10,500,000,000 Term and Revolving Credit Agreement Dated 16th April, 1999 (The "Credit Agreement")


We refer to Clause 26.4 (Additional Guarantors).

We, [name of company] of [Registered Office] (Registered no. [ ]) agree to become an Additional Guarantor and to be bound by the terms of the Credit Agreement as an Additional Guarantor in accordance with Clause 26.4 (Additional Guarantors).

Our address for notices for the purposes of Clause 32.2 (Addresses for notices) is:

[


                                    ]

This Deed is governed by English law.



Executed as a deed by                      )                  Director
[PROPOSED GUARANTOR]                       )
acting by                                  )                  Director/Secretary
and                                        )

                                    PART III

                       FORM OF BORROWER NOVATION AGREEMENT

THIS NOVATION AGREEMENT is dated [ ] and made BETWEEN:

(1)      AIRTOUCH COMMUNICATIONS, INC. (the "EXISTING BORROWER");

(2)      VODAFONE GROUP Plc (the "SUBSTITUTE BORROWER");

(3) VODAFONE GROUP Plc on behalf of itself and each Obligor (as defined in the Credit Agreement referred to below) other than AirTouch (the "BORROWERS' AGENT"); and

(4) NATIONAL WESTMINSTER BANK Plc as agent (the "AGENT") on behalf of itself and the Lenders (as defined in the Agreement referred to below),

and is supplemental to the Term and Revolving Credit Agreement dated 16th April, 1999 and made between, among others, the Existing Borrower, the Substitute Borrower, the Agent and the financial institutions listed in Schedule 1 thereto (the "CREDIT AGREEMENT").

IT IS AGREED:

1.       NOVATION

(a) In consideration of a payment made by the Existing Borrower to the Substitute Borrower and the release of the Existing Borrower from all of its obligations and liabilities (actual and contingent) as a Borrower (but not as a Guarantor if applicable) under the Finance Documents, the Substitute Borrower hereby undertakes, on and with effect from [ ], [ ] (the "EFFECTIVE DATE"), to observe and perform all the obligations and liabilities (actual or contingent) of the Existing Borrower under the Finance Documents.

(b) On and with effect from the Effective Date, AirTouch will cease to be entitled to borrow under the Facilities.

2.       INTEGRATION

         This Novation Agreement shall be read as one with the Credit Agreement so that any reference therein to "this Agreement", "hereunder" and similar shall include and be deemed to include this Novation Agreement. The Agent and the Borrowers' Agent agree that this Novation Agreement is a Finance Document.

3.       CONTINUING LIABILITY

         The Borrowers' Agent (on behalf of itself and each other Guarantor (if any)) acknowledges and confirms that the Guarantors' obligations under Clause 14 (Guarantee) of the Credit Agreement apply to the obligations and liabilities assumed by the Substitute Borrower hereunder.

4.       GOVERNING LAW

         This Agreement shall be governed by, and construed in accordance with, the laws of England.


         IN WITNESS whereof the parties hereto have caused this Novation Agreement to be duly executed on the date first written above.



         .......................................
         For and on behalf of AirTouch Communications, Inc.



         .......................................
         For and on behalf of
         Vodafone Group Plc



         .......................................
         Vodafone Group Plc
         for itself as Borrowers' Agent and on behalf of each other (if any) Borrower and Guarantor



         .......................................
         National Westminster Bank Plc
         for itself and on behalf of each
         Finance Party

                                   SCHEDULE 6

                       FORM OF CONFIDENTIALITY UNDERTAKING

                                 FROM NEW LENDER



To:      [Existing Lender];
         Vodafone Group Plc; and
         AirTouch Communications, Inc.



Dear Sirs,

We refer to the U.S.$10,500,000,000 Term and Revolving Credit Agreement dated 16th April, 1999 (the "CREDIT AGREEMENT") between, among others, Vodafone Group plc and National Westminster Bank Plc (as Agent).

This is a confidentiality undertaking referred to in Clause 27 (Disclosure of information) of the Credit Agreement. A term defined in the Credit Agreement has the same meaning in this undertaking.

We are considering entering into contractual relations with [insert name of Lender] (the "EXISTING LENDER") and understand that it is a condition of our receiving information about Vodafone Group Plc and its related companies and any Finance Document and/or any information under or in connection with any Finance Document (the "INFORMATION") that we execute this undertaking.

1.       CONFIDENTIALITY UNDERTAKING

         We undertake (a) to keep the Confidential Information confidential and not to disclose it to anyone except as provided for by paragraph 2 below and to ensure that the Confidential Information is protected with security measures and a degree of care that would apply to our own confidential information, (b) to use the Confidential Information only for the Permitted Purpose, (c) to use all reasonable endeavours to ensure that any person to whom we pass any Confidential Information (unless disclosed under paragraph 2(b) below) acknowledges and complies with the provisions of this letter as if that person were also a party to it and (d) not to make enquiries of any member of the Group or any of their officers, directors, employees or professional advisers relating directly or indirectly to the Facilities, other than directly to the Group Treasurer of Vodafone.

2.       PERMITTED DISCLOSURE

         You agree that we may disclose Confidential Information:

         (a) to members of the Purchaser Group and their officers, directors, employees and professional advisers to the extent necessary for the Permitted Purpose and to any auditors of members of the Purchaser Group;

         (b) where requested or required by any court of competent jurisdiction or any competent judicial, governmental, supervisory or regulatory body, (ii) where required by the rules of any stock exchange on which the shares or other securities of any member of the Purchaser Group are listed or (iii) where required by the laws or regulations of any country with jurisdiction over the affairs of any member of the Purchaser Group.

3.       NOTIFICATION OF REQUIRED OR UNAUTHORISED DISCLOSURE

         We agree (to the extent permitted by law) to inform you of the full circumstances of any disclosure under paragraph 2(b) or upon becoming aware that Confidential Information has been disclosed in breach of this letter.

4.       RETURN OF COPIES

         If you so request in writing, we shall return all Confidential Information supplied by you to us and destroy or permanently erase all copies of Confidential Information made by us and use all reasonable endeavours to ensure that anyone to whom we have supplied any Confidential Information destroys or permanently erases such Confidential Information and any copies made by them, in each case save to the extent that we or the recipients are required to retain any such Confidential Information by any applicable law, rule or regulation or by any competent judicial, governmental, supervisory or regulatory body or in accordance with internal policy, or where the Confidential Information has been disclosed under paragraph 2 (b) above.

5.       CONTINUING OBLIGATIONS

         The obligations in this letter are continuing and, in particular, shall survive the termination of any discussions or negotiations between you and us. Notwithstanding the previous sentence, the obligations in this letter shall cease (a) if we become a party to the Facilities or (b) twelve months after we have returned all Confidential Information supplied to us by you and destroyed or permanently erased all copies of Confidential Information made by us (other than any such Confidential Information or copies which have been disclosed under paragraph 2 above (other than sub-paragraph 2(a)) or which, pursuant to paragraph 4 above, are not required to be returned or destroyed).

6.       CONSEQUENCES OF BREACH, ETC.

         We acknowledge and agree that you or members of the Group (each a "RELEVANT PERSON") may be irreparably harmed by the breach of the terms hereof and damages may not be an adequate remedy; each Relevant Person may be granted an injunction or specific performance for any threatened or actual breach of the provisions of this letter by any member of the Purchaser Group.

7.       NO WAIVER; AMENDMENTS, ETC.

         This letter sets out the full extent of our obligations of confidentiality owed to you in relation to the information the subject of this letter. No failure or delay in exercising any right, power or privilege hereunder will operate as a waiver thereof nor will any single or partial exercise of any right, power or privilege preclude any further exercise thereof or the exercise of any other right, power or privileges hereunder. The terms of this letter and our obligations hereunder may only be amended or modified by written agreement between us.

8.       INSIDE INFORMATION

         We acknowledge that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation relating to insider dealing and we undertake not to use any Confidential Information for any unlawful purpose.

9.       NATURE OF UNDERTAKINGS

         The undertakings given by us under this letter are given to you and (without implying any fiduciary obligations on your part) are also given for the benefit of each other member of the Group.

10.      GOVERNING LAW AND JURISDICTION

         This shall be governed by and construed in accordance with the laws of England and the parties submit to the non-exclusive jurisdiction of the English courts.

11.      DEFINITIONS

         In this letter:

         "CONFIDENTIAL INFORMATION" means any information relating to Vodafone, AirTouch, the AirTouch Group, the Group and/or the Facilities provided to us by you or any of your Affiliates or advisers, in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes information that (a) is or becomes public knowledge other than as a direct or indirect result of any breach of this letter or (b) is known by us before the date the information is disclosed to us by you or any of your affiliates or advisers or is lawfully obtained by us thereafter, other than from a source which is connected with the Group and which, in either case, as far as we are aware, has not been obtained in violation of, and is not otherwise subject to, any obligation of confidentiality;

         "PERMITTED PURPOSE" means considering and evaluating whether to enter into the Facilities; and

         "PURCHASER GROUP" means us, each of our holding companies and subsidiaries and each subsidiary of each of our holding companies (as each such term is defined in the Companies Act 1985).


Yours faithfully



 ....................
For and on behalf of
[New Lender]

                                   SIGNATORIES

BORROWERS

VODAFONE GROUP Plc

By: KEN HYDON



AIRTOUCH COMMUNICATIONS, INC.

By: JAMES WALL



ARRANGERS

BANK OF AMERICA
INTERNATIONAL LIMITED

By: JOHN N. GREGG, Jr.



BANQUE NATIONALE DE PARIS

By: J. VAN KAN



BARCLAYS CAPITAL

By: PETER FLEMING



CITIBANK, N.A.

By: GRAHAM THROWER



DEUTSCHE BANK AG LONDON

By: R.P. MUNN D. BUGGE



GOLDMAN SACHS INTERNATIONAL

By: WILLIAM MARTIN

GREENWICH NATWEST LIMITED

By: DECLAN McGRATH



HSBC INVESTMENT BANK plc

By: A. RHODES



ING BANK N.V., London branch

By: C.J. STEANE  L.S. CORNELISSEN



NATIONAL AUSTRALIA BANK LIMITED

By: N.A. VOISEY  T.W. HUNERSEN



WESTDEUTSCHE LANDESBANK GIROZENTRALE

By: RHODERICK HENDERSON  STUART FROHMAIER



LENDERS

BANK OF AMERICA NT & SA
As Lender and Swingline Lender

By: DAVID J. RIORDAN


BANQUE NATIONALE DE PARIS, London branch
As Lender

By: LIONEL BORDARIER  MICHAEL E. MOLLOY



BANQUE NATIONALE DE PARIS, New York branch
As Swingline Lender

By: LIONEL BORDARIER  MICHAEL E. MOLLOY

BARCLAYS BANK PLC
As Lender and Swingline Lender

By: PETER FLEMING



CITIBANK, N.A.
As Lender and Swingline Lender

By: GRAHAM THROWER



DEUTSCHE BANK AG LONDON
As Lender

By: R.P. MUNN  D. BUGGE



DEUTSCHE BANK AG, New York branch
As Swingline Lender

By: R.P. MUNN  D. BUGGE



GOLDMAN SACHS CREDIT PARTNERS, L.P.
As Lender and Swingline Lender

By: WILLIAM MARTIN



ING BANK N.V., London branch
As Lender

By: C.J. STEANE  L.S. CORNELISSEN



MIDLAND BANK plc
As Lender and Swingline Lender

By: A.O. THOMAS



NATIONAL AUSTRALIA BANK LIMITED
As Lender

By: T.W. HUNERSEN  N.A. VOISEY

NATIONAL WESTMINSTER BANK Plc
As Lender and Swingline Lender

By: THOMAS A. TICHLER



WESTDEUTSCHE LANDESBANK GIROZENTRALE
As Lender

By: RHODERICK HENDERSON  STUART FROHMAIER

WESTDEUSCHE LANDESBANK GIROZENTRALE, New York branch
As Swingline Lender

By: RHODERICK HENDERSON  STUART FROHMAIER

AGENT

NATIONAL WESTMINSTER BANK Plc

By: GARY P. SMITH



U.S. SWINGLINE AGENT

NATIONAL WESTMINSTER BANK Plc

By: GARY P. SMITH